                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

-------------------------------------------- -----------------------------------
[X] Preliminary Proxy Statement              [ ]  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
-------------------------------------------- -----------------------------------

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           RESTORATION HARDWARE, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X] No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

        (1) Title of each class of securities to which transaction applies:

                                       N/A
--------------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

                                       N/A
--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A
--------------------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

                                       N/A
--------------------------------------------------------------------------------

        (5) Total fee paid:

                                       N/A
--------------------------------------------------------------------------------

        [ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

                                       N/A
--------------------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement no.:

                                       N/A
--------------------------------------------------------------------------------

        (3) Filing Party:

                                       N/A
--------------------------------------------------------------------------------

        (4) Date Filed:

                                       N/A
--------------------------------------------------------------------------------

                                 [June 6, 2001]



TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

        You are cordially invited to attend the annual meeting of the stockholders of Restoration Hardware, Inc. on July 11, 2001, at 1:00 p.m. Pacific Daylight Savings Time at Paradise Park located at 3450 Paradise Drive, Tiburon, California 94925.

        At the annual meeting, you will be asked to do the following:

        1. Elect two Class III directors to serve for a three-year term until the 2004 annual meeting of the stockholders or until their successors are duly elected and qualified;

        2. Approve an amendment and restatement of our 1998 stock incentive plan to increase the number of shares of our common stock
                authorized for issuance thereunder by [           ] shares, and,
                in accordance with Section 162(m) of the Internal Revenue Code, to limit the number of shares issuable under the plan to any individual participant to one million shares or, with respect to any new hire, one and a half million shares during such participant's first year of employment;

        3(A). Approve the weighted-average antidilution feature of our Series A preferred stock and any issuance of our common stock as a result of the application of such antidilution feature;

        3(B). Approve the conversion features of our Series B preferred stock into Series A preferred stock and any issuance of our common stock as a result of the application of such conversion features;

        4. Ratify the appointment of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending February 2, 2002; and

        5. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        You do not need to attend the annual meeting. Whether or not you attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, please notify the inspector of election at the meeting if you wish to vote in person and your proxy will not be voted.

                                       Sincerely yours,



                                       Gary G. Friedman
                                       Chief Executive Officer

                                TABLE OF CONTENTS

                                                                                                                PAGE

INFORMATION CONCERNING THE ANNUAL MEETING
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS..........................................................................1


PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS ...........................................................3

   General........................................................................................................3
   Purpose of the Annual Meeting..................................................................................3
   Record Date....................................................................................................4
   Revocability of Proxies........................................................................................4
   Interest of Certain Persons in Matters to Be Acted Upon........................................................4
   Voting Rights of Stockholders..................................................................................6
   Required Vote for Approval.....................................................................................7
   Quorum, Abstentions, Broker "Non-Votes"........................................................................7
   Cost of Solicitation...........................................................................................8
   Deadline for Receipt of Stockholder Proposals..................................................................8

MATTERS TO BE CONSIDERED AT ANNUAL MEETING


PROPOSAL ONE: ELECTION OF DIRECTORS...............................................................................9

   General........................................................................................................9
   Classified Board...............................................................................................9
   Class III Directors............................................................................................9
   Information About Class III Directors..........................................................................9
   Vote Required; Voting Agreements for Proposal 1...............................................................10
   Recommendation of the Board of Directors......................................................................10
   Executive Officers and Directors..............................................................................11
   Meetings and Committees of the Board of Directors.............................................................13
   Director Compensation.........................................................................................14
   Executive Compensation and Other Information..................................................................16
   Stock Options and Stock Appreciation Rights...................................................................17
   Aggregated Option\SAR Exercises and Fiscal Year-End Values....................................................18
   Employment Contracts, Termination of Employment and Change in Control Agreements..............................18
   Compensation Committee Interlocks and Insider Participation...................................................21
   Certain Relationships and Related Transactions................................................................22


                                                                                                                PAGE
PROPOSAL ONE (Cont'd)

   Compliance with Section 16(a) of the Securities Exchange Act..................................................24
   Security Ownership of Certain Beneficial Owners and Management................................................26
   Report of the Compensation Committee on Executive Compensation................................................29
   Report of the Audit Committee.................................................................................32
   Stock Performance Graph.......................................................................................34

PROPOSAL TWO: AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN.........................................35

   General Description...........................................................................................35
   Summary of 1998 Stock Incentive Plan..........................................................................36
   Certain Federal Income Tax Information........................................................................43
   Amended Plan Benefits.........................................................................................45
   Vote Required.................................................................................................45
   Recommendation of the Board of Directors......................................................................46

PROPOSAL THREE: APPROVAL OF THE WEIGHTED-AVERAGE ANTI-DILUTION FEATURE OF THE SERIES A PREFERRED
STOCK AND THE CONVERSION FEATURES OF THE SERIES B PREFERRED STOCK................................................47


INFORMATION APPLICABLE TO BOTH
PROPOSAL 3(A) AND PROPOSAL 3(B)..................................................................................47

   Summary of the Transaction....................................................................................47
   Background of the Transactions................................................................................49
   Reasons for the Transactions..................................................................................51
   Opinion of Financial Advisor..................................................................................53
   Terms of the Preferred Stock Purchase Agreement...............................................................62
   Terms of the Investor Rights Agreement........................................................................65
   Terms of the Short Sales Agreement............................................................................65
   Transaction Fees and Expenses.................................................................................66
   Risks Associated with Approval of the Proposals 3(A) and 3(B).................................................66

PROPOSAL 3(A)....................................................................................................67

   Summary of Proposal 3(A) Approval.............................................................................67
   Summary of Approval Required for Proposal 3(A)................................................................67


                                                                                                               PAGE
PROPOSAL 3(A) (Cont'd)

   Application of NASD Rule 4350 to Proposal 3(A);
   Stockholder Approval of Proposal 3(A).........................................................................68
   Terms of the Series A Preferred Stock.........................................................................69
   Vote Required for Proposal 3(A); Voting Agreements for Proposal 3(A)..........................................73
   Reasons for the Recommendation of the Board of Directors for Proposal 3(A)....................................73
   Recommendation of the Board of Directors......................................................................73

PROPOSAL 3(B)....................................................................................................74

   Summary of Proposal 3(B) Approval.............................................................................74
   Summary of Approval Required for Proposal 3(B)................................................................74
   Application of NASD Rule 4350 to Proposal 3(B);
   Stockholder Approval of Proposal 3(B).........................................................................75
   Terms of the Series B Preferred Stock.........................................................................75
   Vote Required for Proposal 3(B); Voting Agreements for Proposal 3(B)..........................................77
   Reasons for the Recommendation of the Board of Directors for Proposal 3(B)....................................78
   Recommendation of the Board of Directors......................................................................79

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS..............................................................80

   Vote Required.................................................................................................80
   Presence at the Meeting.......................................................................................80
   Recommendation of the Board of Directors......................................................................80

ANNUAL REPORT....................................................................................................81


FORM 10-K........................................................................................................81


OTHER MATTERS....................................................................................................81


PROXY CARD.......................................................................................................82

                           RESTORATION HARDWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 11, 2001

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

         NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Restoration Hardware, Inc., a Delaware corporation, will be held on July 11, 2001, at 1:00 p.m. Pacific Daylight Savings Time at Paradise Park located at 3450 Paradise Drive, Tiburon, California 94925 for the following purposes, as more fully described in the proxy statement accompanying this notice:

         1. Elect two Class III directors to serve for a three-year term until the 2004 annual meeting of the stockholders or until their successors are duly elected and qualified;

         2. Approve an amendment and restatement of our 1998 stock incentive plan to increase the number of shares of our common
                  stock authorized for issuance thereunder by [            ]
                  shares, and, in accordance with Section 162(m) of the Internal Revenue Code, to limit the number of shares issuable under the plan to any individual participant to one million shares or, with respect to any new hire, one and a half million shares during such participant's first year of employment;

         3(A). Approve the weighted-average antidilution feature of our Series A preferred stock and any issuance of our common stock as a result of the application of such antidilution feature;

         3(B). Approve the conversion features of our Series B preferred stock into Series A preferred stock and any issuance of our common stock as a result of the application of such conversion features;

         4. Ratify the appointment of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending February 2, 2002; and

         5. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on May 18, 2001, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The stock transfer books of the company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices.

         All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

                                                     Sincerely,




                                                     [--------------------]
                                                     Gary G. Friedman
                                                     Chief Executive Officer





Corte Madera, California

[June 6, 2001]

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 11, 2001

GENERAL

         This proxy statement is furnished in connection with the solicitation by the board of directors of Restoration Hardware, Inc., a Delaware corporation, of proxies for the annual meeting of the stockholders to be held on July 11, 2001 at 1:00 p.m. Pacific Daylight Savings Time. The annual meeting will be held at Paradise Park located at 3450 Paradise Drive, in Tiburon, California 94925. Our principal executive offices are located at 15 Koch Road, Suite J, Corte Madera, California 94925. Our telephone number at that address is (415) 924-1005. These proxy solicitation materials were mailed on or about [June 6, 2001], to all stockholders entitled to notice of, and vote at, the annual meeting.

         All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the SEC's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

PURPOSE OF THE ANNUAL MEETING

         At our annual meeting, holders of our common stock and Series A preferred stock will be asked to:

         1. Elect two Class III directors to serve for a three-year term until the 2004 annual meeting of the stockholders or until their successors are duly elected and qualified;

         2. Approve an amendment and restatement of our 1998 stock incentive plan to increase the number of shares of our common
                  stock authorized for issuance thereunder by [           ]
                  shares, and, in accordance with Section 162(m) of the Internal Revenue Code, to limit the number of shares issuable under the plan to any individual participant to one million shares or, with respect to any new hire, one and a half million shares during such participant's first year of employment;

         3(A). Approve the weighted-average antidilution feature of our Series A preferred stock and any issuance of our common stock as a result of the application of such antidilution feature;

         3(B). Approve the conversion features of our Series B preferred stock into Series A preferred stock and any issuance of our common stock as a result of the application of such conversion features;

         4. Ratify the appointment of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending February 2, 2002; and

         5. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECORD DATE

         The close of business on May 18, 2001 has been fixed as the record date for determining the holders of shares of our common stock and Series A preferred stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

         If the shares are held in the stockholder's name, the proxy relating to such shares and given pursuant to this solicitation may be revoked by such stockholder at any time before the proxy is voted by: (1) sending written notice of revocation to our Secretary, Walter J. Parks, at the address of our principal executive offices; (2) executing and delivering a proxy bearing a later date to our Secretary; or (3) attending the annual meeting and voting in person. If the shares are held in "street name," such stockholder should follow the directions provided by such stockholder's broker regarding how to revoke the proxy. Attendance at the annual meeting by a stockholder who has executed and delivered a valid proxy will not in and of itself constitute a revocation of the proxy.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         We entered into an amended and restated Series A and B preferred stock purchase agreement, dated as of March 21, 2001, with several investors, including Palladin Capital IX, LLC, Reservoir Capital Partners, L.P. and several of Reservoir's affiliates, Glenhill Capital LP and Gary G. Friedman. On March 22, 2001, we sold to these investors an aggregate of 6,820 shares of Series A Preferred Stock and 8,180 shares of Series B Preferred Stock, each at $1,000 per share. In connection with the issuance of the Series A and B preferred stock, we received aggregate gross proceeds of approximately $15.0 million.

        Each share of Series A preferred stock is convertible into shares of our common stock at an initial conversion price of $2.00 per share or, initially, on a 500-to-1 basis. The conversion price of the Series A preferred stock is subject to adjustments for future dilutive events. If our stockholders approve the weighted-average antidilution feature of the Series A preferred stock as described in greater detail in proposal 3(A) below, the conversion price may be adjusted in accordance with such weighted-average antidilution feature. If our stockholders do not approve the weighted-average antidilution feature of the Series A preferred stock, then the conversion price may not be adjusted in accordance with such antidilution feature and, in such instance, the Series A preferred stock shall not be convertible into more than 3,410,000 shares (as such number may be adjusted for certain other issuances of our common stock without consideration), a number calculated to be less than 20% of the total number of shares of our common stock outstanding on March 21, 2001. See "Terms of the Series A Preferred Stock" below.

         The Series B preferred stock is not convertible unless and until we obtain stockholders' approval at the annual meeting. If our stockholders approve the conversion features of the Series B preferred stock, each share of the Series B preferred stock shall be automatically converted into a share of Series A preferred stock. If our stockholders do not approve the conversion features, the holders of Series B preferred stock will remain unable to convert their shares into Series A preferred stock or common stock but they will be entitled to receive, for each share of Series B preferred stock held, preferred dividends accruing from the date of issuance of the Series B preferred stock and first payable commencing on September 15, 2001, at the rate of $200 per share per year in preference and priority to any dividend payment on any of our other equity securities. The shares of Series B preferred stock do not have any voting rights on any of the proposals in this proxy statement.

         In connection with the Series A and B preferred stock financing in March 2001, we hired Mr. Friedman as our new Chief Executive Officer and our board of directors appointed Mr. Friedman as a Class III director to our board. Mr. Friedman filled a vacancy on our board created by the resignation of Thomas Christopher just prior to the effective date of the board's appointment of Mr. Friedman. Mr. Friedman's term as a Class III director expires at this year's annual meeting. He is standing for election at this annual meeting. Mr. Friedman purchased 455 shares of the Series A preferred stock and 545 shares of the Series B preferred stock for an aggregate purchase price of $1.0 million. In addition, as part of Mr. Friedman's compensation package, we sold Mr. Friedman 571,429 shares of common stock at $1.75 per share and Mr. Friedman exercised his option to purchase 1.2 million shares of common stock at $1.75 per share for an aggregate sales price of approximately $3.1 million. We also granted Mr. Friedman an option to purchase 200,000 shares of our common stock at an exercise price of $6.00 per share. In addition, in connection with the sale of preferred and common stock to Mr. Friedman, we made a loan to Mr. Friedman in the amount of $2.05 million. All of the loan proceeds were used by Mr. Friedman to purchase a portion of this stock. The loan is a full recourse loan and secured by shares of the common stock and preferred stock purchased by Mr. Friedman.

        As a holder of common stock and preferred stock, Mr. Friedman benefits from the approvals being sought by this proxy statement. As a holder of common stock and Series A preferred stock, Mr. Friedman will be entitled to vote on all of the proposals included in this proxy statement.

        In January 2001, we provided additional compensation to Damon H. Ball for his additional duties associated with his position as Chairman of our board's finance committee (which committee has since been dissolved by our board) and such committee's active involvement in our company's recent Series A and B preferred stock financing. The additional compensation was in the form of a ten-year option grant to purchase 30,000 additional shares of our common stock at $1.72 per share on February 5, 2001 and a ten-year option grant to purchase 20,000 additional shares of our common stock at $2.19 per share on March 21, 2001, both under the director fee option grant program of our 1998 stock incentive plan, as well as a cash award of $20,000 per month from January 29, 2001 until the end of March 2001.

         The rights and preferences of the Series A and B preferred stock are described in greater detail in the description of proposals 3(A) and 3(B) below. The transactions with Messrs.

Friedman and Ball are described in greater detail below in the "Certain Relationships and Related Transactions" section.

VOTING RIGHTS OF STOCKHOLDERS

         As of the close of business on the record date, we had ________ shares of our common stock outstanding and entitled to vote on all proposals presented at the annual meeting, held by ___ stockholders of record. We had ______ shares of our Series A preferred stock outstanding and entitled to vote on all proposals presented at the annual meeting, held by ___ stockholders of record. The holders of our Series B preferred stock do not have any right to vote on any of the proposals at the annual meeting. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting.

         Each outstanding share of our common stock on the record date is entitled to one vote on all matters to come before the annual meeting. Each outstanding share of our Series A preferred stock on the record date is entitled to 500 votes, on an as converted to common stock basis, on all matters to come before the annual meeting. A representative of Corporate Investor Communications will act as the inspector of election for the annual meeting, and will tabulate the stockholder votes, abstentions and broker "non-votes" at the meeting.

         In connection with the issuance of the Series A and B preferred stock, we agreed to seek stockholders' approval for the weighted-average antidilution feature of the Series A preferred stock and the conversion features of the Series B preferred stock at our next stockholders meeting, which is this annual meeting. To assist us in obtaining such approval, we obtained voting agreements from holders of [___%] or more of our outstanding common stock as of ___________, 2001, including our directors and executive officers, that such shares would be voted at the annual meeting to approve the re-election of Mr. Gordon and the election of Mr. Friedman as directors to our board. We also obtained voting agreements from holders of [___%] or more of our outstanding common stock as of _________, 2001, including from our directors and executive officers, that such shares would be voted at the annual meeting to approve the weighted-average antidilution feature of the Series A preferred stock. Finally, we obtained voting agreements from holders of [___%] or more of our outstanding common stock as of __________, 2001, including from our directors and executive officers, that such shares would be voted at the annual meeting to approve the conversion features of the Series B preferred stock. See "Voting Agreements for Proposal 1," "Voting Agreements for Proposal 3(A)," and "Voting Agreements for Proposal 3(B)" below.

         If any stockholder is unable to attend the annual meeting, the stockholder may vote by proxy. When the proxy is returned properly completed, it will be voted as directed by the stockholder on the proxy. Stockholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock and Series A preferred stock represented by the proxy will be voted "FOR" the director nominees and the other proposals to be presented at the annual meeting, and will be voted in the proxyholders' discretion as to such other matters that may properly come before the annual meeting.

REQUIRED VOTE FOR APPROVAL

         For proposal 1, relating to the re-election and election, as the case may be, of the director nominees, the two candidates receiving the greatest number of affirmative votes of the votes attached to the shares of our common stock and Series A preferred stock will be elected, provided a quorum is present and voting. Our stockholders may not cumulate votes in the re-election and election, as the case may be, of the director nominees. Proposals 2, 3(A), 3(B) and 4 will require the affirmative vote of a majority of the votes attached to shares of our common stock and Series A preferred stock, voting together as a single class, present or represented by proxy and entitled to vote at the annual meeting. While all of the holders of our common stock and Series A preferred stock are entitled to vote on proposals 3(A) and 3(B) under the General Corporation Law of the State of Delaware, The Nasdaq Stock Market, the exchange on which our common stock is listed ("Nasdaq"), has informed us that only the votes cast on proposals 3(A) and 3(B) by the holders of our common stock may count for approval of such proposals under Nasdaq rules. Holders of our Series B preferred stock shall not be entitled to vote on any of the proposals in this proxy statement.

QUORUM, ABSTENTIONS, BROKER "NON-VOTES"

         Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholders' approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the re-election and election, as the case may be, of the director nominees or issues requiring approval of a majority of the shares of voting stock entitled to vote and, therefor, do not have the effect of votes in opposition in such tabulations. With respect to proposal 1 which requires a plurality vote, and proposals 2, 3(A), 3(B) and 4 which require the affirmative vote of a majority of our common stock and Series A preferred stock present and entitled to vote, broker "non-votes" have no effect. Because abstentions will be included in the tabulations of the shares of our common stock and Series A preferred stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on proposals 2, 3(A), 3(B) and 4.

COST OF SOLICITATION

         We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the proxy solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the proxy solicitation materials to such beneficial owners. We may supplement the original solicitation of proxies by mail by solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have also retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay a fee not to exceed $7,500 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

         For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to our Secretary, Walter J. Parks. To be timely for the 2002 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices no later than February 26, 2002. A stockholder's notice must accompany any stockholder proposal and shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of our voting securities which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

         Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, and intended to be presented at our 2002 annual meeting of the stockholders must be received by our Secretary, Walter J. Parks, at the address of our principal executive offices no later than [February 7, 2002] in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

         In addition, the proxy solicited by our board of directors for the 2002 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposals no later than [April 23, 2002].

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

         Our second amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our bylaws provide that the authorized number of directors shall be set by resolution of the board of directors and such authorized number of directors may be changed only by resolution of our board. Our board of directors has authorized a board of nine directors. The current board consists of eight persons. At each annual meeting of the stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

CLASSIFIED BOARD

         Our board is currently composed of the following classes of directors:


        CLASS            EXPIRATION          MEMBER
        --------------------------------------------------------------------------------------------------
        Class III        2001                Stephen J. Gordon and Gary G. Friedman
        Class II         2002                Damon H. Ball, Raymond C. Hemmig and Glenn J. Krevlin
        Class I          2003                Robert B. Camp, Marshall B. Payne and Mark J. Schwartz
        --------------------------------------------------------------------------------------------------


CLASS III DIRECTORS

         At the annual meeting, our stockholders will elect two Class III directors, each to serve a three year term until the 2004 annual meeting of the stockholders or until a successor is duly elected or appointed and qualified or until the director's earlier resignation or removal. The director nominees have agreed to serve if elected, and we have no reason to believe that such nominees will be unwilling or unable to serve. In the event any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our board of directors to fill the vacancy. Proxies received will be voted "FOR" the nominees named below, unless marked to the contrary.

INFORMATION ABOUT CLASS III DIRECTOR NOMINEES

         Stephen J. Gordon, 50, founded the company in 1980 and is currently the Chairman of our board of directors. Until the recruitment of a professional management team in 1994 and 1995, Mr. Gordon actively managed all aspects of the business, including acting as both our President and Chief Executive Officer from June 1987 to August 1998 and continued as our Chief Executive Officer from August 1998 until March 2001.

         Gary G. Friedman, 43, joined as our Chief Executive Officer in March 2001. He was appointed by our board as a director at the same time. Prior to joining us, Mr. Friedman was with Williams-Sonoma for 12 years, where he served in various capacities, including most recently as President and Chief Operating Officer from May 2000 to March 2001, and as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000.

VOTE REQUIRED; VOTING AGREEMENTS FOR PROPOSAL 1

         Assuming the presence of a quorum, our two Class III directors will be elected from among those persons nominated by the affirmative vote of holders of a plurality of our outstanding voting stock present in person or represented by proxy at the annual meeting. Nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker "non-votes."

        In connection with the issuance of the Series A and B preferred stock, we obtained voting agreements from holders of [___%] or more of the outstanding shares of our common stock as of [________,] 2001, including from our directors and executive officers, that such shares would be voted at the annual meeting to approve the re-election of Mr. Gordon and the election of Mr. Friedman. These voting agreements give irrevocable proxies to vote the shares of common stock held by such holders to approve the re-election of Mr. Gordon and the election of Mr. Friedman. Mr. Friedman intends to vote the common stock and Series A preferred stock beneficially held by him in favor of this proposal. Therefore, the holders of an aggregate of [________] shares of common stock represented by the voting agreements along with the 1,771,429 shares of common stock and the 227,500 shares of Series A preferred stock (on an as converted to common stock basis) held by Mr. Friedman will vote in favor of the re-election and election, as the case may be, of the director nominees, which equals an aggregate of approximately [___%] of the shares of common stock outstanding as of [___________], 2001 and an aggregate of approximately [____%] of the shares of common stock outstanding as of the record date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RE-ELECTION AND THE ELECTION, AS THE CASE MAY BE, OF THE DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth information regarding our executive officers and directors as of April 20, 2001.


NAME                                          AGE       POSITION
-------------------------------------------------------------------------------------------------------------
Stephen J. Gordon                              50       Chairman of the Board of Directors
Gary G. Friedman                               43       Chief Executive Officer and Director
Walter J. Parks                                42       Chief Financial Officer, Executive Vice President,
                                                        Secretary and Chief Administrative Officer
Damon H. Ball                                  43       Director
Robert B. Camp                                 57       Director
Raymond C. Hemmig                              51       Director
Glenn J. Krevlin                               41       Director
Marshall B. Payne                              44       Director
Mark J. Schwartz                               43       Director
--------------------------------------------------------------------------------------------------------------

         Stephen J. Gordon founded the company in 1980 and is currently the Chairman of our board of directors. Until the recruitment of a professional management team in 1994 and 1995, Mr. Gordon actively managed all aspects of the business, including acting as both our President and Chief Executive Officer from June 1987 to August 1998 and continued as our Chief Executive Officer from August 1998 until March 2001.

         Gary G. Friedman joined as our Chief Executive Officer in March 2001. He was appointed by our board as a director at the same time. Prior to joining us, Mr. Friedman was with Williams-Sonoma for 12 years, where he served in various capacities, including most recently as President and Chief Operating Officer from May 2000 to March 2001, and Chief Merchandising Officer and President of Retail Stores from 1995 to 2000.

         Walter J. Parks joined us in September 1999 as our Executive Vice President and Chief Administrative Officer. In addition to his duties as Chief Administrative Officer, Mr. Parks assumed the position of our Chief Financial Officer in March 2000. Mr. Parks also has served as our Secretary since March 2001. Prior to joining us, Mr. Parks was with Ann Taylor for 11 years where he served in various capacities, including as Chief Financial Officer and Treasurer from March 1997 to April 1999 and as Senior Vice President of Finance from 1995 to March 1997.

         Damon H. Ball has served as one of our directors since May 1997. Since May 1999, Mr. Ball has served as the President of Sextant Capital Advisors, LLC, a financial advisory company formed by Mr. Ball. Previously, Mr. Ball was with Desai Capital Management

Incorporated for nine years where he served as a Senior Vice President from 1993 to 1999, and as a Vice President prior to such time.

         Robert B. Camp has served as one of our directors since June 1994. He has served as the Chairman and Chief Executive Officer of Kitchen Etc., Inc. since July 1999. Mr. Camp also owns and operates Hero's Welcome, Inc., a general store and mail order operation, which he and his wife founded in 1993. He is the former Chief Executive Officer of Pier 1, Inc. and was associated with that company from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian-based import business, which was subsequently sold to Pier 1. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company.

         Raymond C. Hemmig has served as one of our directors since June 1994. He has served as the Chairman of Ace Cash Express, Inc., a chain of retail financial services stores, since October 1988 and the Chairman, Chief Executive Officer and General Partner of Retail & Restaurant Growth Capital, L.P., a private investment partnership, since 1995. Mr. Hemmig served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. Previously, Mr. Hemmig was a foodservice, retail and franchise industries consultant from 1985 to 1988. He served as an Executive Vice President of Grandy's Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy's Country Cookin', the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

         Glenn J. Krevlin was appointed by our board of directors to serve as a member of the board in March 2001. His term expires at the annual meeting of the stockholders in 2002. Mr. Krevlin has served as a General Partner at Glenhill Capital LP, an investment partnership, since January 2000. Previously, he was a General Partner at Cumberland Associates LLC, an investment limited liability company, from 1994 to December 2000.

         Marshall B. Payne has served as one of our directors since June 1994. He has been with Cardinal Investment Company, Inc., an investment company, since 1983 and currently serves as a Vice President and Managing Partner of the Private Equity Group. Mr. Payne also serves as the Chairman of the Board of Express Foods Group, a restaurant company. Further, Mr. Payne serves on the boards of several public companies, including, Ace Cash Express, Inc., a chain of retail financial services stores, Texas Capital Bancshares, a holding company for Texas Capital Bank, and Leslie Building Products, Inc., a building products manufacturer, as well as on the boards of several private companies.

         Mark J. Schwartz was appointed by our board of directors to serve as a member of the board effective immediately following the resignation of Ann Rhoades as a member of the board. Ms. Rhoades' resignation was effective as of March 22, 2001. Mr. Schwartz's term expires at the annual meeting of the stockholders in 2003. Mr. Schwartz has served as the President and Chief Executive Officer of Palladin Capital Group, Inc., a New York-based merchant banking firm, since August 1997. He also served as the Chairman and Chief Executive Officer of Nine West Group, Inc. from June 1999 to February 2000. From April 1994 to July 1997, Mr. Schwartz was a member of Rosecliff, Inc., a New York-based merchant banking firm, most recently as the President. Mr. Schwartz also serves on the boards of several private companies, including MarketMax, Inc., a leading provider of collaborative planning and optimization software for retailers and suppliers, and Balance Pharmaceuticals, Inc., a bio-pharmaceutical company developing therapeutics relating to oncology and women's health.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Our board of directors held 11 meetings during the fiscal year ended February 3, 2001. Our board of directors has an audit committee, a compensation committee, a nominating committee and a stock option plan secondary committee. Our board had a real estate committee and a finance committee, both of which were dissolved in April 2001.

         Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors, except Ms. Rhoades attended 8 of the 11 meetings, and (ii) the total number of meetings held by all committees of our board on which such director served during the fiscal year ended February 3, 2001.

         Our audit committee currently consists of Messrs. Ball, Camp, Hemmig and Krevlin. It recommends engagement of our independent auditors and is primarily responsible for reviewing the scope of the audit performed by our independent auditors and their compensation, reviewing their reports regarding our accounting practices and systems of internal accounting controls, and any change in accounting principles, significant audit adjustments prepared by the auditors and any recommendation our independent auditors may have with respect to accounting policies and procedures. Our audit committee held eight meetings during the fiscal year ended February 3, 2001. Our board adopted and approved a charter for the audit committee on April 13, 2000, a copy of which is attached as Annex A. Our board has determined that the members of our audit committee are "independent" as that term is defined in Rule 4200(a)(14) of the Listing Standards of the National Association of Securities Dealers.

         Our compensation committee currently consists of Messrs. Hemmig, Payne and Schwartz. It is primarily responsible for reviewing and approving our general compensation policies and recommending compensation levels for our executive officers. Our compensation committee also has the authority to administer our 1998 stock incentive plan and to make option grants under the plan. Until her resignation in March 2001, Ms. Rhoades also served on the compensation committee. Our compensation committee held three meetings and acted by unanimous written consent twice during the fiscal year ended February 3, 2001.

         Our nominating committee currently consists of Messrs. Ball, Friedman, Gordon, Krevlin and Schwartz, and is primarily responsible for nominating new members to our board of directors. Until her resignation in March 2001, Ms. Rhoades also served on the nominating committee. Our nominating committee is willing to consider nominees recommended by our stockholders, subject to timely receipt at our principal executive offices, attention, Secretary, Walter J. Parks, of any stockholder proposal relating to the nomination not less than 120 days prior to any meeting of the stockholders called for the election of directors. A stockholder's notice must accompany any stockholder proposal and must contain a written consent from each proposed nominee to serve as a director if so elected and the following information with respect to the director nominee and each person who participates or is expected to participate in making the director nomination or who organizes, directs or finances such nomination or the solicitation of proxies for such nomination: (a) name, age, address of the proposed nominee and each such person; (b) principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on by each proposed nominee and of such other person; (c) amount of stock of our company owned beneficially by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or future transaction to which our company will or may be a party. The nominating committee held no meeting during the fiscal year ended February 3, 2001.

         Our stock option plan secondary committee currently consists of Messrs. Gordon and Friedman and has concurrent authorization with the compensation committee to make option grants under our 1998 stock incentive plan to eligible individuals other than our executive officers. Until his resignation in March 2001, Mr. Christopher also served on the stock option plan secondary committee. The committee held one meeting during the fiscal year ended February 3, 2001.

         Our real estate committee consisted of Messrs. Ball, Camp and Hemmig, and was primarily responsible for evaluating and approving potential store locations. Until his resignation in March 2001, Mr. Christopher also served on the real estate committee. Our real estate committee held three meetings during the fiscal year ended February 3, 2001.

         Our finance committee consisted of Messrs. Ball, Hemmig and Payne, and was primarily responsible for reviewing our financial strategies. The finance committee held seven meetings during the fiscal year ended February 3, 2001.

DIRECTOR COMPENSATION

         Under the automatic option grant program in effect under our 1998 stock incentive plan, each individual who first joins our board of directors as a non-employee director will receive, at the time of his or her initial election or appointment, an option to purchase 7,000 shares of our common stock, provided such person has not previously been in our employment. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee director, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase additional 3,500 shares of our common stock, provided such individual has not received an option grant under the automatic option grant program within the preceding six months. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as one of our directors.

         Each of Messrs. Ball, Camp, Hemmig and Payne and Ms. Rhoades received an automatic option grant on June 16, 2000 for 3,500 shares of our common stock. The exercise price per share in effect under each such option was $5.50, which was the fair market value per share of our common stock on the grant date. Each option granted under the automatic option grant program is immediately exercisable for all the shares subject to the option, but any shares purchased under the option grant will be subject to repurchase by us, at the exercise price paid per share, upon the optionee's cessation of service as a director prior to the full vesting of those shares. The 3,500 shares subject to each annual automatic option grant shall vest, and our repurchase right shall lapse, upon the completion of three years of continued service as a board member measured from the option grant date.

         Directors who are not employees of our company or one of our subsidiaries receive an annual retainer fee of $5,000, payable in $1,250 increments at the end of each calendar quarter. In addition, for each board meeting attended in such year in excess of four board meetings, each non-employee board member receives an additional fee of $1,000, and for each committee meeting of our board of directors attended in a calendar year in excess of two committee meetings, each non-employee board member receives an additional fee of $500.

         Under the director fee option grant program in effect under our 1998 stock incentive plan, each non-employee board member has the opportunity to apply all or a portion of any annual $5,000 retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the meeting fees would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the meeting fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. The shares subject to the option will become exercisable in twelve equal monthly installments over the calendar year in which the below-market option grant was made. However, the shares subject to the option will become immediately exercisable upon (i) specified changes in the ownership or control of our company, or (ii) the death or disability of the optionee while serving as a board member.

         Each of Messrs. Ball, Camp, Hemmig and Payne and Ms. Rhoades received an option grant under the director fee option grant program on January 2, 2001 for 5000 shares of our common stock. The exercise price per share in effect under each such option was $0.32 or one-third of the fair market value per share of our common stock on the grant date.

         In the discretion of our board of directors, we may provide our directors with additional compensation for their services as a director or a member of a board committee. In January 2001, we provided additional compensation to Mr. Ball for his additional duties associated with his position as Chairman of our board's finance committee and such committee's active involvement in our company's Series A and B preferred stock financing. The additional compensation was in the form of a ten-year option grant to purchase 30,000 additional shares of our common stock at $1.72 per share on February 5, 2001 and a ten-year option grant to purchase 20,000 additional shares of our common stock at $2.19 per share on March 21, 2001, both under the director fee option grant program of our 1998 stock incentive plan, as well as a cash award of $20,000 per month from January 29, 2001 until the end of March 2001.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table provides summary information concerning the compensation earned, by our Chief Executive Officer and each of our three other most highly compensated executive officers whose salary and bonus for the fiscal year ended February 3, 2001 were in excess of $100,000, for their services to the company and our subsidiaries, for the fiscal years ended February 3, 2001, January 29, 2000, and January 30, 1999. No executive officer who would have otherwise been included in the following table on the basis of salary and bonus earned for the fiscal year ended February 3, 2001 has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year end. The executive officers listed below are referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                      COMPENSATION
                                                                                         OTHER        AWARDS NUMBER
                                                                                         ANNUAL       OF SECURITIES
                                                                                         COMPEN        UNDER-LYING       ALL OTHER
                                                           SALARY          BONUS         -SATION         OPTIONS         COMPEN-
NAME AND PRINCIPAL POSITION                  YEAR            ($)            ($)          ($)(1)           (#)(2)         SATION(3)
-------------------------------------      ---------      ---------      ---------      ---------      ------------      ---------
Stephen J. Gordon                               2000      $ 275,000             --      $  11,400                --      $   2,010
   Chairman of the Board and                    1999        272,115             --         11,400                --            808
   former Chief Executive Officer               1998        250,000        125,000         11,400            67,900            810
----------------------------------------------------------------------------------------------------------------------------------

Thomas Christopher                              2000      $ 220,000             --      $  11,400                --      $   2,242
   Former President, Former Chief
   Operating Officer, Former Assistant
   Secretary and                                1999        221,414             --         11,400                --            804
   Former Director                              1998        200,000         80,000         11,400            58,100            558
----------------------------------------------------------------------------------------------------------------------------------

Walter J. Parks                                 2000      $ 250,000             --      $ 121,176            15,000      $   1,875
   Executive Vice President, Chief
   Financial Officer, Secretary and             1999         71,154         50,000          5,963           120,000             --
   Chief Administrative Officer                 1998             --             --             --                --             --
----------------------------------------------------------------------------------------------------------------------------------

Cornelia S. Hunter                              2000      $ 225,000             --             --             5,000      $   1,688
   Former Executive Vice President,             1999         17,308        125,000         29,000            80,000             --
   Merchandise                                  1998             --             --             --                --             --

----------------------------------------------------------------------------------------------------------------------------------


(1) "Other Annual Compensation" includes: (i) for each of fiscal years 2000, 1999 and 1998, car allowances provided to Messrs. Gordon and Christopher, (ii) for fiscal 1999, compensation paid to Ms. Hunter prior to her employment with us as an outside consultant, and (iii) for each of fiscal years 2000 and 1999, relocation expenses paid on behalf of Mr. Parks.

(2) The options listed in the table were granted under our 1995 and 1998 stock option plans. See "Item 11 Aggregate Option/SAR Exercises and Fiscal Year-End Values" for a description of the terms of these options.

(3) "All Other Compensation" represents contributions made by us to our 40l(k) plan, which was implemented in November l997, on behalf of the executive officers.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table contains information concerning the stock options granted to the Named Executive Officers during the fiscal year ended February 3, 2001. All grants were made under our 1998 stock incentive plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.



                                                  INDIVIDUAL GRANTS
                        ---------------------------------------------------------------------      POTENTIAL REALIZABLE
                           NUMBER OF        PERCENTAGE OF                                            VALUE AT ASSUMED
                          SECURITIES        TOTAL OPTIONS                                          ANNUAL RATES OF STOCK
                          UNDERLYING           GRANTED                                 EXPIR      PRICE APPRECIATION FOR
                            OPTIONS        TO EMPLOYEES IN         EXERCISE           -ATION           OPTION TERM (3)
NAME                      GRANTED (1)        FISCAL YEAR           PRICE (2)           DATE           5%            10%
--------------------------------------------------------------------------------------------------------------------------
Stephen J. Gordon                   --                  -- %     $           --            --      $     --       $     --
Thomas Christopher                  --                  -- %     $           --            --      $     --       $     --
Walter J. Parks                 15,000                 1.2%      $       2.9375      10/30/10      $    981       $ 27,661
Cornelia S. Hunter               5,000                 0.4%      $       2.9375      10/30/10      $    327       $  9,220


(1) The options become exercisable in three equal annual installments upon the optionee's completion of each of the three years of service with us after the grant date. The options have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of service with us. The shares subject to each option will vest in full in the event we are acquired by merger or asset sale, unless the options are assumed by the successor corporation.

(2) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. Our compensation committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise, or (ii) permitting the optionee to pay the option price in installments over a period of time upon terms established by our compensation committee.

(3) We provide no assurance to any executive officer or other holder of our securities that the actual stock appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the options granted to the Named Executive Officers.

AGGREGATED OPTION\SAR EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended February 3, 2001 and the unexercised options held by them at such fiscal year end. No stock appreciation rights were exercised by any Named Executive Officer during the fiscal year ended February 3, 2001, and no stock appreciation rights were outstanding at such fiscal year end.



                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING                   VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                     FISCAL YEAR-END (#)            FISCAL YEAR-END ($) (3)
                                SHARES                       --------------------------------            OPTION TERM (3)
                              ACQUIRED ON      VALUE           EXERCISABLE                      ---------------------------------
                              EXERCISE (#)    REALIZED (1)         (2)        UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
                             -------------   -------------   -------------    ---------------   ---------------   ---------------
Stephen J. Gordon                       --              --         283,262             22,638   $       194,698                --
Thomas Christopher                                                 119,233             19,367            21,725
Walter J. Parks                         --              --          39,995             95,005                --                --
Cornelia S. Hunter                      --              --          26,663             58,337                --                --
---------------------------------------------------------------------------------------------------------------------------------


(1) Based upon the market price of the purchased shares on the exercise date less the option price paid for those shares.

(2) A number of the shares subject to options held by the Named Executive Officers are immediately exercisable, but the shares purchasable under such options are subject to repurchase by us, at the exercise price paid per share, upon the optionee's cessation of service with us prior to full vesting of the shares. The table includes under the column titled "Exercisable" the vested portion of the option shares and under the column titled "Unexercisable" the unvested portion of the option shares.

(3) Based upon the fair market value of our common stock as of February 2, 2001 ($1.84 per share), less the option exercise price payable for those shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         We do not presently have employment contracts in effect with any of our executive officers, and their employment may be terminated at any time at the discretion of our board of directors.

Mr. Gordon's Severance Agreement

         We entered into a severance agreement with Mr. Gordon effective as of March 21, 2001, whereby we agreed to provide Mr. Gordon with a number of benefits should his employment with us terminate.

         - If Mr. Gordon's employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Gordon, he is entitled to accrued salary and vacation pay through the termination date.

          - If Mr. Gordon's employment is terminated by us other than for cause, death or disability before the second anniversary of the date of the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) continuation of his base salary at the time of termination for 24 months, and
               (c) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months, at his expense at the same rate that would have applied had he remained an officer of our company.

          - If Mr. Gordon's employment is terminated by us other than for cause, death or disability on or after the second anniversary of the date of the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) continuation of his base salary at the time of termination until the later of the fourth anniversary of the date of the agreement or one year after the termination date, and (c) continuation of his medical benefits until the later of the date he becomes entitled to medical benefits from another employer or the end of the period of his base salary continuation, at his expense at the same rate that would have applied had he remained an officer of our company.

         Further, Mr. Gordon agrees not to solicit, directly or indirectly, any of our employees or assist a competitor or other employer in taking such action during his period of employment with us and for twelve months following termination of his employment.

         Mr. Gordon's severance agreement is attached as an exhibit to our annual report on Form 10-K filed with the Securities and Exchange Commission on May 4, 2001. Please review such filed Form 10-K for additional details of the severance agreement.

Mr. Friedman's Employment Arrangement

         In connection with the hiring of Mr. Friedman as our new Chief Executive Officer, we agreed upon the terms and conditions of his employment in an offer letter dated March 15, 2001. Mr. Friedman's offer letter provides for an initial annual salary of $400,000 and eligibility for annual bonus compensation, targeted at 100% of his annual salary, with the amount actually payable based on the level of achievement of performance goals mutually agreed to by Mr. Friedman and our board of directors or our compensation committee. Mr. Friedman is eligible for other benefits, including group health benefits, participation in our 401(k) plan, a car allowance of $950 per month and extra contribution to disability insurance coverage. In addition, as part of Mr. Friedman's compensation package, we sold Mr. Friedman shares of our common stock and preferred stock, and also granted him an option to purchase shares of our common stock. In connection with this sale of preferred and common stock to Mr. Friedman, we also made a full recourse loan to him, which loan is secured by shares of the common stock and preferred stock purchased by Mr. Friedman. All of the loan proceeds were used by him to purchase a portion of this stock. Mr. Friedman's employment is at will and may be terminated by either party at any time, with or without cause, but is subject to the terms of the compensation and severance agreement discussed below.

Mr. Friedman's Compensation and Severance Agreement

         In order to retain the services of Mr. Friedman, we also entered into a compensation and severance agreement with Mr. Friedman effective as of March 21, 2001. We agreed to provide Mr. Friedman with a number of benefits should his employment terminate.

          - If Mr. Friedman's employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason, as specified in the agreement, he is entitled to accrued salary and vacation pay through the termination date.

          - If Mr. Friedman's employment terminates within 18 months of a change of control of our company (other than if terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason), he is entitled to (a) all accrued salary and vacation pay through the termination date,
               (b) a bonus pro-rated for the year of termination, and (b) an amount in cash equal to three times the sum of (i) his base salary at the time of termination and (ii) a bonus amount equal to the greater of 100% of the last annual incentive payment paid to Mr. Friedman prior to the termination date and Mr. Friedman's incentive target bonus for the fiscal year in which the change of control of our company occurs.

          - If Mr. Friedman's employment terminates before the second anniversary of the date of the agreement and is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or terminated by Mr. Friedman for good reason, as specified in the agreement, but not within 18-months after a change of control of our company, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, (c) continuation of his base salary at the time of termination for 24 months, (d) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months, at his expense at the same rate that would have applied had he remained an officer of our company; and (e) acceleration of all of his unvested options.

          - If Mr. Friedman's employment terminates on or after the second anniversary of the date of the agreement and is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or terminated by Mr. Friedman for good reason, as specified in the agreement, but not within 18-months after a change of control of our company, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, (c) continuation of his base salary at the time of termination until the later of the fourth anniversary of the date of the agreement or one year after the termination date, (d) continuation of his medical benefits until the later of the date he becomes entitled to medical benefits from another employer or the end of the period of his base salary continuation, at his expense at the same rate that would have applied had he remained an officer of our company; and (e) acceleration of all of his unvested options and the lapsing of vesting repurchase rights, in some cases to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with our company throughout such period.

         Further, Mr. Friedman agrees not to (a) solicit, directly or indirectly, any of our employees, or assist a competitor or other employer in taking such action, or (b) work, directly or indirectly, for or make a significant investment in a competitor during his period of employment with us and for twelve months following his termination of employment or the second anniversary of the date of change of control of our company, whichever comes first.

         Mr. Friedman's offer letter, and compensation and severance agreement were attached as exhibits to a report on our current report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2001. Please review such filed Form 8-K for additional details of the offer letter and agreement.

Mr. Christopher's Separation Agreement and Release

         In connection with Mr. Christopher's departure from the company, we entered into a separation agreement and release with him, dated as of March 20, 2001. Mr. Christopher agreed to resign as our President, Chief Operating Officer, Assistant Secretary and a member of our board of directors. Mr. Christopher agreed to maintain his obligation to keep confidential our trade secrets. We agreed to provide Mr. Christopher with (a) a cash payment of $440,000 payable in installments, which is equal to two times his base salary; such payment is subject to reduction if Mr. Christopher obtains other permanent employment before the end of the payment period, (b) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or one year from the date of the agreement, (c) reimbursement of outplacement services expense, not to exceed $25,000, (d) acceleration of all his options such that the shares subject to the options are immediately exercisable, and (e) modification of the terms of his promissory note payable to us as detailed below in "Item 11 - Loans to Officers." The benefits provided to Mr. Christopher pursuant to the agreement constituted full and complete satisfaction of any and all amounts due and owing to him as a result of his employment with us and/or the termination of that employment. Each party further released each other from any and all future claims, suits and damages.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         At February 3, 2001, the members of the compensation committee of our board of directors were Messrs. Hemmig, Payne and Ms. Rhoades. After our fiscal year end, Mr. Schwartz was appointed by the board as a member of our board and was also appointed to the compensation committee, filling the vacancy created by Ms. Rhoades' resignation from the board and all board committees. None of the individuals on our compensation committee were officers or employees of our company at any time during the fiscal year ended February 3, 2001 or at any other time. None of our current executive officers served as members of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Equity Investment Transactions

        On March 22, 2001, we sold to several investors an aggregate of 6,820 shares of Series A preferred stock and 8,180 shares of Series B preferred stock, each at $1,000 per share, pursuant to an amended and restated preferred stock purchase agreement. In connection with the Series A and B preferred stock financing, we received aggregate gross proceeds of approximately $15.0 million. Listed below are our directors, executive officers, and stockholders who beneficially own 5% or more of a class of our voting securities (and each of their immediate family members, if any) who participated in this financing. Of these stockholders listed, only Mr. Friedman was a stockholder prior to this financing.


     DIRECTORS, EXECUTIVE OFFICERS                       SERIES A                               SERIES B
           AND 5% STOCKHOLDERS                        PREFERRED STOCK                        PREFERRED STOCK
----------------------------------------------------------------------------------------------------------------
   Palladin Capital IX, LLC                                2,796                                 3,354
   Glenhill Capital LP                                     1,364                                 1,636
   Reservoir Capital Partners, L.P. and affiliates         1,364                                 1,636
   Gary G. Friedman                                          455                                   545
   Kendal A. Friedman                                        114                                   136


         Mr. Schwartz, who is a member of our board of directors, is the President and Chief Executive Officer of Palladin Capital Group, Inc. which is an affiliate of Palladin Capital IX, LLC. He disclaims beneficial ownership of the securities held by Palladin, except to the extent of his pecuniary interest in Palladin.

         Mr. Krevlin, who is a member of our board of directors, is a General Partner at Glenhill Capital LP. He disclaims beneficial ownership of the securities held by Glenhill, except to the extent of his pecuniary interest in Glenhill.

        Reservoir Capital Partners, L.P. has 1,165 shares of Series A preferred stock and 1,398 shares of Series B preferred stock. Reservoir Capital Associates, L.P. has 3 shares of Series A preferred stock and 3 shares of Series B preferred stock. Reservoir Capital Master Fund, L.P. has 196 shares of Series A preferred stock and 235 shares of Series B preferred stock. Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has the same general partner.

         Kendal A. Friedman is the spouse of Mr. Friedman.

        In connection with the Series A and B preferred stock financing, we also hired Mr. Friedman as our new Chief Executive Officer and our board of directors appointed Mr. Friedman as a director to our board. Mr. Friedman purchased 455 shares of the Series A preferred stock and 545 shares of the Series B preferred stock for an aggregate purchase price of $1.0 million. In addition, as part of Mr. Friedman's compensation package, we sold Mr. Friedman shares of our common stock and granted him an option to purchase shares of our common stock.

         In connection with the Series A and B preferred stock financing, we also granted each of the investors who purchased preferred stock in that financing, as well as Mr. Friedman, certain registration rights pursuant to an amended and restated investors rights agreement, dated as of March 21, 2001. Pursuant to that agreement, the investors have the right to require us to register their common stock issuable upon conversion of the Series A preferred stock as well as, in the case of Mr. Friedman, common stock he purchased separately in connection with the Series A and B preferred stock financing. At any time beginning September 17, 2001, we may be required to file a registration statement upon demand, provided particular threshold requirements are met. We will not be required to file more than four such demand registrations, one of which may be initiated exclusively by Palladin Capital IX, LLC and one of which may be initiated exclusively by the group consisting of Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. The demand registrations are subject to underwriters' cutbacks. In addition, we have granted the investors and Mr. Friedman unlimited "piggyback" registration rights, subject to underwriters' cutbacks. Furthermore, the amended and restated investor rights agreement requires us to effect registrations on Form S-3 or its equivalent with respect to all registrable securities owned by the investors and Mr. Friedman as would permit or facilitate the sale and distribution of all their registrable securities on a delayed and continuous basis, upon the later of (a) the time that the Form S-3 becomes available for use by us and (b) 30 days following the filing with the Securities and Exchange Commission of our annual report on Form 10-K for the fiscal year 2001, which ends in February 2002. All registration expenses associated with the demand registrations, Form S-3 registrations and "piggyback" registrations, other than underwriters' and brokers' discounts and commissions, shall be borne by us.

         The amended and restated investor rights agreement further provides that, to the extent and solely to the extent that parties to our restated investors rights agreement, dated as of May 16, 1997, continue to possess registration rights granted by us pursuant to the terms of Section 6 of that agreement, then the investors under the amended and restated investor rights agreement will have their registration rights subordinated to the registration rights of parties to the earlier agreement.

         In January 2001, we provided additional compensation to Mr. Ball for his additional duties associated with his position as Chairman of our board's finance committee and such committee's active involvement in our company's Series A and B preferred stock financing. The additional compensation was in the form of a ten-year option grant to purchase 30,000 additional shares of our common stock at $1.72 per share on February 5, 2001 and a ten-year option grant to purchase 20,000 additional shares of our common stock at $2.19 per share on March 21, 2001, both under the director fee option grant program of our 1998 stock incentive plan, as well as a cash award of $20,000 per month from January 29, 2001 until the end of March 2001.

Other Related Party Transactions

         We lease our store at 417 Second Street, Eureka, California, from Mr. and Mrs. Gordon and a partnership of which Mr. Gordon is a partner. Pursuant to the written lease, we pay rent annually to Mr. and Mrs. Gordon and the partnership for use of the store. The aggregate lease payments paid to Mr. and Mrs. Gordon and the partnership were $65,657 for the fiscal year ended February 3, 2001.

Loans to Officers

         In October 2000, we extended a loan to Mr. Christopher, who was at the time, the President, Chief Operating Officer, Assistant Secretary and a director of our company, in the amount of $150,000 at an interest rate of 8% per annum. The principal plus interest on the loan were originally to become due on June 29, 2001. In connection with his departure from the company, we entered into a separation agreement and release with Mr. Christopher. We agreed to extend the maturity date of the loan and modify the repayment terms. In lieu of payment by Mr. Christopher of the full loan amount and accrued interest on June 29, 2001, Mr. Christopher shall pay us monthly installments of $25,000 beginning on June 29, 2001 until the loan amount and accrued interest are repaid in full. We have the right to withhold any payment due to Mr. Christopher under his separation agreement and release should he default on any monthly installment. In connection with the loan to Mr. Christopher, we secured the loan with 150,000 shares of common stock owned by Mr. Christopher and the loan, as modified, remains secured by these shares of common stock.

         In connection with the Series A and B preferred stock financing, Mr. Friedman purchased 455 shares of the Series A preferred stock and 545 shares of the Series B preferred stock for an aggregate purchase price of $1.0 million. We also hired him as our new Chief Executive Officer. As part of Mr. Friedman's compensation package, we sold Mr. Friedman shares of our common stock and granted him an option to purchase shares of our common stock. In addition, in connection with the sale of preferred and common stock to Mr. Friedman, we made a loan to Mr. Friedman in the amount of $2.05 million. All of the loan proceeds were used by Mr. Friedman to purchase a portion of this stock. The loan is a full recourse loan and is secured by shares of the common stock and preferred stock purchased by Mr. Friedman. This loan is evidenced by a note, dated March 22, 2001. The interest on the outstanding principal amount of the loan at 8.5% per annum is payable on the first, second and third anniversaries of the date of this note. The principal is due on March 22, 2004 but the due date may be accelerated due to a number of factors, including, failure to make payments due under the note, expiration of the six-months period following the date Mr. Friedman ceases to be in the company's employment as a result of termination for cause, or 90 days after the closing of an acquisition of the company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         The members of our board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership and changes in ownership of our common stock and other equity securities. To our knowledge, based upon (i) copies of Section 16(a) reports which we received from such persons for their transactions relating to our common stock and other equity securities during the fiscal year ended February 3, 2001 and their common stock holdings, and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended February 3,

2001, we believe that all reporting requirements under Section 16(a) for fiscal year ended February 3, 2001 were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners except as set forth below:


                                                                                        NUMBER OF TRANSACTIONS
                                                              NUMBER OF LATE                NOT REPORTED ON A
                                                                  FILINGS                     TIMELY BASIS
                                                                  -------                     ------------
         Robert B. Camp                                              2                              1
         Raymond C. Hemmig                                           2                              1
---------------------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to us with respect to the beneficial ownership of each class of our voting securities as of April 20, 2001, by (i) all persons who are beneficial owners of 5% or more of that class
(ii) each director and nominee for director, (iii) each Named Executive Officer and our new Chief Executive Officer, and (iv) all current directors and executive officers as a group, including our new Chief Executive Officer. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Restoration Hardware, Inc., 15 Koch Road, Suite J., Corte Madera, California 94925.


                                                                                             PERCENTAGE OF
                                                                       SHARES               CLASS OF SHARES
                                                                    BENEFICIALLY              BENEFICIALLY
    BENEFICIAL OWNER                                                    OWNED                  OWNED (1)
    ----------------                                                ------------            ---------------
SERIES A PREFERRED STOCK

  Palladin Capital IX, LLC                                                2,796                   41.0%
     1 Rockefeller Plaza, 10th Floor
     New York, NY 10020

  Glenhill Capital LP                                                     1,364                   20.0%
     650 Madison Avenue
     New York, NY 10022

  Reservoir Capital Partners, L.P. and affiliates(2)                      1,364                   20.0%
     650 Madison Avenue
     New York, NY 10022
  Mark J. Schwartz(3)                                                     2,796                   41.0%
  Glenn J. Krevlin(4)                                                     1,364                   20.0%
  Gary G. Friedman(5)                                                       569                    8.3%
  All directors and executive officers as a group (3 persons)             4,729                   69.3%

COMMON STOCK
  Stephen J. Gordon(6)                                                3,473,208                   18.0%
  Brown Capital Management, Inc.                                      2,542,700                   13.4%
     1201 N. Calvert Street
     Baltimore, MD 21201
  Gary G. Friedman(7)                                                 2,055,929                   10.6%
  Weston Presidio Capital II LP                                       1,577,681                    8.3%
     One Federal Street, 21st Floor
     Boston, MA 02181-2204
  J. P. Morgan Partners SAIC LLC                                      1,430,030                    7.5%

  Palladin Capital IX, LLC(8)                                         1,398,000                    6.8%
     1 Rockefeller Plaza, 10th Floor
     New York, NY 10020
  Mark J. Schwartz(9)                                                 1,398,000                    6.8%
  E.W. Rose                                                           1,263,858                    6.6%
  Desai Funds(10)                                                       911,452                    4.8%
  Thomas Christopher(11)                                                735,784                    3.9%


  Glenn J. Krevlin(12)                                                     682,000                 3.5%
  Marshall B. Payne(13)                                                    572,036                 3.0%
  Raymond C. Hemmig(14)                                                    233,897                 1.2%
  Robert B. Camp(15)                                                        84,046                   *
  Walter J. Parks(16)                                                       40,495                   *
  Cornelia S. Hunter(17)                                                    33,163                   *
  Damon H. Ball(18)                                                         31,361                   *
  All directors and executive officers as a group (11 persons)           9,339,919                42.4%
------------------------------------------------------------------------------------------------------

         * Less than one percent of our outstanding securities.

(1) Percentage of ownership is based on 19,033,723 shares of our common stock and 6,820 shares of our Series A preferred stock outstanding as of April 20, 2001. Shares of our common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of April 20, 2001 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Shares of our Series A preferred stock which are convertible into shares of our common stock on a 500-to-1 basis at any time at the option of the holder are deemed outstanding for computing the percentage of the person or group holding such securities, but are not deemed outstanding for computing the percentage of any other person or group.

(2) Represents 1,165 shares of Series A preferred stock held by Reservoir Capital Partners, L.P., 3 shares of Series A preferred stock held by Reservoir Capital Associates, L.P. and 196 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P. Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has the same general partner.

(3) Mr. Schwartz is the President and Chief Executive Officer of Palladin Capital Group, Inc. which is an affiliate of Palladin Capital IX, LLC. He disclaims beneficial ownership of the securities held by Palladin, except to the extent of his pecuniary interest in Palladin.

(4) Mr. Krevlin is a General Partner of Glenhill Capital LP. He disclaims beneficial ownership of the securities held by Glenhill, except to the extent of his pecuniary interest in Glenhill.

(5) Includes 114 shares of Series A preferred stock held by Kendal A. Friedman, the spouse of Mr. Friedman.

(6) Includes 305,900 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Mr. Gordon, 103,541 shares of common stock held by the Christine B. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Christine B. Gordon, the spouse of Stephen J. Gordon, is the sole trustee, 30,505 shares held by the Christine B. Gordon Trust, of which Christine B. Gordon is the sole trustee, 103,541 shares held by the Stephen J. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Stephen J. Gordon is the sole trustee.

(7) Includes 569 shares of Series A preferred stock which are convertible at any time at the option of the holder into shares of common stock on a 500-to-1 basis.

(8) Represents 2,796 shares of Series A preferred stock which are convertible at any time at the option of the holder into shares of common stock on a 500-to-1 basis.

(9) Represents 2,796 shares of Series A preferred stock which are convertible at any time at the option of the holder into shares of common stock on a 500-to-1 basis. Mr. Schwartz disclaims beneficial ownership of the securities held by Palladin, except to the extent of his pecuniary interest in Palladin.

(10) Includes shares of common stock held by Equity Linked Investors II and Private Equity Investors III, L.P.

(11) Includes 66,733 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Mr. Christopher, 98,189 shares of common stock held by the Barbara Christopher 1997 Qualified Grantor Retained Annuity Trust, of which Barbara Christopher, the spouse of Thomas A. Christopher, is the sole trustee, 2,625 shares held directly by Barbara Christopher and 98,189 shares of common stock held by the Thomas A. Christopher 1997 Qualified Grantor Annuity Trust, of which Thomas A. Christopher is the sole trustee.

(12) Represents 1,364 shares of Series A preferred stock which are convertible at any time at the option of the holder into shares of common stock on a 500-to-1 basis. Mr. Krevlin disclaims beneficial ownership of the securities held by Glenhill, except to the extent of his pecuniary interest in Glenhill.

(13) Includes 54,861 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Mr. Payne.

(14) Includes 55,187 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Mr. Hemmig.

(15) Includes 55,187 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Mr. Camp.

(16) Includes 39,995 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Mr. Parks.

(17) Includes 26,663 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Ms. Hunter.

(18) Includes 28,361 shares of common stock subject to options exercisable within 60 days of April 20, 2001 held by Mr. Ball.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The compensation committee report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

         It is the duty of the compensation committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. Our committee also has the sole and exclusive authority to make discretionary option grants to executive officers under our company's 1998 stock incentive plan.

         Our committee believes that the compensation programs for our executive officers should reflect the company's performance and the value created for our stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals of our company and goals and should reward individual contribution to its success. Our company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy

         Our committee's policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, the financial performance of our company and their contribution to that performance. Our committee also strives to provide compensation opportunities that are competitive with our industry to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements:
(i) base salary that is competitive within our industry and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to our company's achievement of annual financial performance goals, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will depend upon our company's financial performance and stock price appreciation rather than base salary.

Factors

         The principal factors that were taken into account in establishing each executive officer's compensation package for the fiscal year ended February 3, 2001 are described below. However, our committee may in our discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

         In setting base salaries, our committee periodically reviews published compensation survey data for the industry. The base salary for each of our executive officers is guided by the salary levels for comparable positions in the industry, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in our sole discretion. Each executive officer's base salary is adjusted each year on the basis of (i) our evaluation of the executive officer's personal performance for the year, and (ii) the competitive marketplace for persons in comparable positions. The performance and profitability of our company may also be a factor in determining the base salaries for our executive officers.

Annual Incentives

         The annual incentive bonus for our executive officers is discretionary in nature and is determined by our committee. No annual incentive bonuses were paid for the fiscal year ended February 3, 2001.

Long Term Incentives

         Generally, stock option grants are made annually by our committee to each executive officer. Each grant is designed to align the interests of our executive officers with those of our stockholders and provide each officer with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the common stock at the fair market value per share on the grant date over a specified period of time not to exceed ten years. Shares subject to the option grant become exercisable in a series of installments over a three-year period, contingent upon the executive officer's continued employment with the company. Accordingly, the option grant will provide a positive return to our executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

         The size of the option grant to each executive officer, including the Chief Executive Officer, is set by our committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with our company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. We also take into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. We have established certain guidelines with respect to the option grants made to our executive officers, but have the flexibility to make adjustments to those guidelines in our discretion.

CEO Compensation

         Our committee adjusted Mr. Gordon's base salary after the fiscal year ended January 29, 2000 in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level as compared to the base salary levels in effect for similarly-situated chief executive officers. With respect to Mr. Gordon's base salary, it was our intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by the performance factors of our company.

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the fiscal year ended February 3, 2001 did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance based compensation to be paid to our executive officers for the fiscal year ending February 2, 2002 will exceed that limit. Our company's 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we have decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. We will reconsider this decision should the individual cash compensation of any executive officer approach the $1.0 million limit.

         It is the opinion of our committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

         Submitted by the compensation committee of the board of directors for the fiscal year ended February 3, 2001:

                                                           Raymond C. Hemmig
                                                           Marshall B. Payne

REPORT OF THE AUDIT COMMITTEE

         The audit committee report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

         The audit committee of the board of directors is responsible for monitoring the integrity of the company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. We also recommend to the board of directors, subject to stockholder ratification, the selection of the company's independent auditors. The committee is composed of four non-employee directors and operates under a written charter adopted and approved by the board of directors. Each committee member is independent as defined by NASD listing standards. A copy of the audit committee charter is attached to this proxy statement as Annex A.

         Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

         In this context, we held eight meetings during fiscal 2000. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, and the company's independent auditors, Deloitte & Touche LLP. We discussed with the company's independent auditors the overall scope and plans for its audits. We met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the company's internal controls.

         We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 3, 2001 with management and Deloitte & Touche.

         We also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

         The company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the company. When considering Deloitte & Touche's independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit and review of the company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services.

         Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that the company's audited consolidated financial statements for the fiscal year ended February 3, 2001 be included in the company's annual report on Form 10-K. We also have recommended the selection of the company's independent auditors, and, based on our recommendation, the board has selected Deloitte & Touche as the company's independent auditors for the fiscal year ended February 2, 2002, subject to stockholder ratification.


     -   Audit Fees

              The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the company's annual financial statements for the year ended February 3, 2001 and for the reviews of the financial statements included in the company's quarterly reports on Form 10-Q for that fiscal year were $323,049.


     -   Financial Information Systems Design and Implementation Fees

              There were no fees paid to Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended February 3, 2001.


     -   All Other Fees

              The aggregate fees billed by Deloitte for services rendered to the company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended February 3, 2001 were $333,159.

         Submitted by the audit committee of the board of directors for the fiscal year ended February 3, 2001:


                                                  Damon H. Ball
                                                  Robert B. Camp
                                                  Raymond C. Hemmig
                                                  Marshall B. Payne

STOCK PERFORMANCE GRAPH

         The stock performance graph below is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.


                                [PERFORMANCE GRAPH]


(1) The graph covers the period from June 19, 1998, the commencement date of the initial public offering of our common stock, to January 1, 2001.

(2) The graph assumes that $100 was invested in our company on June 19, 1998, in our common stock and in each index, and that all dividends, if any, were reinvested. No cash dividends have been declared on our common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                   PROPOSAL TWO: AMENDMENT AND RESTATEMENT OF
                          THE 1998 STOCK INCENTIVE PLAN

         At the annual meeting, our stockholders are asked to vote on a proposed amendment and restatement of the 1998 stock incentive plan. Subject to stockholders' approval, our board of directors approved an amendment and restatement of the 1998 stock incentive plan in May 2001 to (i) increase the number of shares of our common stock reserved for issuance thereunder by [_________] shares, thereby bringing the total number of shares issuable under the plan to [_________], subject to additional future increases as provided by the terms of the plan, and (ii) in order to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, limit the maximum number of shares that may be awarded to a participant in the plan in any one calendar year to 1,000,000 shares, except if such participant is a new hire in which case such participant may receive an additional 500,000 shares in his or her first year of employment.

         The 1998 stock incentive plan, which was approved by our stockholders at the [1998] annual stockholders meeting, currently provides for the issuance of stock options and stock awards covering up to 4,307,303 shares of our common stock. Stock awards issued under the plan may be made in the form of stock options, stock grants or purchases. Our board of directors has concluded that the proposed amendments to the plan are in our best interests and in the best interests of our stockholders. The increase in the number of shares reserved for issuance under the 1998 stock incentive plan and the increased maximum number of shares that any participant in the plan may receive in any calendar year will enable us to retain talented employees and to attract talented new employees by offering them participation in the plan. Management believes that without such incentive, it will be unable to attract and retain the services of those individuals essential to our growth and financial success.

GENERAL DESCRIPTION

         A total of 3,287,662 shares of our common stock were initially reserved for issuance over the ten-year term of the plan. Beginning with the 1999 calendar year, the number of shares of common stock available for issuance automatically increases on the first trading day of each calendar year after the adoption of the plan by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year or 6% of the total number of shares outstanding immediately following our initial public offering on June 19, 1998. Options granted under the 1998 stock incentive plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options. See "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. A total of 4,307,303 shares are currently reserved for issuance under the 1998 stock incentive plan. As of April 20, 2001, options to purchase approximately 2,724,285 shares were outstanding, 1,001,444 options to purchase shares had been exercised, and approximately 581,574 shares remain reserved for future grants.

SUMMARY OF 1998 STOCK INCENTIVE PLAN

         The essential terms of the 1998 stock incentive plan, as proposed to be amended and restated, are summarized below. This summary does not purport to be complete, and is subject to, and qualified by, reference to all provisions of the 1998 stock incentive plan, as proposed to be amended and restated, a copy of which is attached to this proxy statement as Annex B.

Plan Administration

        The 1998 stock incentive plan shall be administered concurrently by the compensation committee and the stock option plan secondary committee of our board of directors. The compensation committee, as one of two plan administrators, shall have the complete discretion (subject to the provisions of the 1998 stock incentive plan) to authorize stock option grants, direct stock issuances under the plan and other equity related compensation awards to participating individuals who are within the coverage of Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the compensation committee, which is currently comprised of three "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code, and the regulations under the Code), shall have sole and exclusive authority to administer the participation of "covered employees" (within the meaning of Section 162(m)(3) of the Code) in the plan in order to qualify grants to covered employees under the plan as performance-based compensation under Section 162(m) of the Code. The stock option plan secondary committee, as the second of the two plan administrators, shall have the complete discretion (subject to the provisions of the 1998 stock incentive plan) to authorize stock option grants, direct stock issuances under the plan and other equity related compensation awards to participating individuals who do not fall within the coverage of Section 16 of the Securities Exchange Act of 1934, as amended.

Eligibility

         Our officers and other employees and officers and other employees of our subsidiaries (whether now existing or subsequently established), non-employee members of our board of directors, and independent consultants and advisors to us and our subsidiaries shall be eligible to participate in the discretionary grant and stock issuance programs. Officers and other highly compensated individuals shall also be eligible to participate in the salary investment option grant program. Only non-employee members of our board of directors shall be eligible to participate in the automatic option grant and the director fee option grant programs.

Valuation

         The fair market value per share of our common stock on any relevant date under the 1998 stock incentive plan shall be the closing selling price per share on that date on the Nasdaq National Market. If there is no reported sale for such date, then the closing selling price for the last previous date for which such quotation exists shall be determinative of fair market value per share of our common stock.

Approval of Code Section 162(m) Limitations

         Subject to stockholders' approval, our board of directors approved an amendment to the 1998 stock incentive plan to limit the maximum number of shares that may be granted to a participant in the plan under stock options, separately exercisable stock appreciation rights or direct stock issuances to 1,000,000 shares in any calendar year except if such participant is a new hire, such participant may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances for up to an additional 500,000 shares. The purpose of the amendment is to ensure that any options granted under the 1998 stock incentive plan qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code.

         Under Section 162(m) of the Internal Revenue Code, no deduction is allowed in any taxable year for compensation in excess of $1.0 million paid to our Chief Executive Officer and any of our other four most highly paid executive officers who were serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by our stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates.

         If our stockholders do not approve the amendment to the 1998 stock incentive plan relating to Section 162(m) of the Internal Revenue Code, any of our compensation expenses associated with the options granted under the 1998 stock incentive plan in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1.0 million for any of our five highest paid officers will not be deductible under the Code.

Equity Incentive Programs

         The 1998 stock incentive plan contains five separate equity incentive programs: (i) a discretionary option grant program under which employees, non-employee members of our board of directors and consultants may be granted stock options to purchase shares of our common stock; (ii) an automatic option grant program under which option grants shall be made at specified intervals to non-employee directors of our board of directors; (iii) a salary investment option grant program under which officers and other key employees may elect to have a portion of their base salary reduced each year in return for options to purchase shares of our common stock at a discount from the fair market value on the grant date equal to the amount of their salary reduction; (iv) a director fee option grant program under which non-employee directors of our board may elect to apply all or a portion of their annual retainer fee to the acquisition of options to purchase shares of our common stock at a discount from the fair market value on the grant date equal to the amount of their annual retainer fee; and (v) a stock issuance program under which eligible individuals may be issued shares of our common stock directly, through the immediate purchase of the shares. The implementation and use of any of these equity incentive programs is within the sole discretion of the applicable plan administrator.

Discretionary Option Grant Program

         Under the discretionary option grant program, the exercise price per share for options shall not be less than 100% of the fair market value per share of our common stock on the grant date. For incentive stock options granted to employees possessing 10% or more of the total combined voting power of all classes of our securities or securities of any of our subsidiaries, such employee referred to as a 10% holder, the exercise price per share may not be less than 110% of the fair market value of our common stock on the grant date. The applicable plan administrator shall have complete discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to our right of repurchase, or (iii) which become exercisable in installments for vested shares over the optionee's period of service. No granted option shall, however, have a maximum term in excess of ten years. No incentive stock option granted to a 10% holder shall have a maximum term in excess of five years.

         Any option held by the optionee at the time of such optionee's cessation of service with us normally are not exercisable beyond the limited period designated by the applicable plan administrator (not to exceed the expiration of the option term) at the time of the option grant. During that period, the option generally shall be exercisable only for the number of shares of common stock in which the optionee is vested at the time of cessation of service. However, the applicable plan administrator shall have discretion to extend the period following the optionee's cessation of service during which his or her outstanding option may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         Any unvested shares of common stock are subject to repurchase by us, at the original exercise price paid per share, upon the optionee's cessation of service with us prior to vesting in those shares. The applicable plan administrator shall have the discretion in establishing the vesting schedule for any such unvested shares and shall have full authority to cancel our outstanding repurchase rights with respect to those shares in whole or in part at any time.

         The applicable plan administrator shall be authorized to issue two types of stock appreciation rights in connection with option grants made under the discretionary option grant program: tandem stock appreciation rights and limited stock appreciation rights. Tandem stock appreciation rights shall provide holders with the right to surrender their options for an appreciation distribution from us equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the election of the participant, be made in cash or in shares of our common stock. Limited stock appreciation rights may be granted to our officers as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to us upon the successful completion of a hostile tender offer for securities possessing more than 50% of the total combined voting power of our outstanding securities. In return for the surrendered option, the officer shall be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (i) the highest price per share of our common stock paid in such hostile tender offer over (ii) the exercise price payable for such share.

Automatic Option Grant Program

         Under the automatic option grant program, each individual who first becomes a non-employee director of our board of directors, whether through election by the stockholders or appointment by our board of directors, shall automatically be granted at the time of such initial election or appointment, an option grant to purchase 7,000 shares of our common stock, provided such individual has not been in our prior employment. In addition, option grants to purchase 3,500 shares of our common stock shall automatically be made to non-employee directors of our board who have served for at least six months annually thereafter. Accordingly, on the date of each annual stockholders meeting, each individual who is re-elected to serve as a non-employee director of our board of directors and who has served for at least six months shall automatically be granted a stock option to purchase 3,500 shares of our common stock. There shall be no limit on the number of option grants to purchase 3,500 shares of our common stock any one non-employee director of our board of directors may receive over his or her period of service, and non-employee directors of our board shall be eligible to receive such option grants to purchase 3,500 shares of our common stock regardless of whether they were previously in our employment.

         Under the automatic option grant program, the exercise price per share shall be equal to 100% of the fair market value per share of our common stock on the automatic grant date. Each option shall have a maximum term of ten years from the grant date and each option is immediately exercisable for all shares subject to the option, but any purchased shares are subject to repurchase by us until vested, at the exercise price paid per share, upon the optionee's cessation of service with us. The option shares vest and our repurchase rights lapses with respect to the shares subject to the option in three equal annual installments over the optionee's period of service, with the first such installment to vest upon the completion of one year of service on our board of directors measured from the automatic grant date.

         Should the optionee die or become permanently disabled while serving as a board member, then all shares at the time subject to each automatic option grant shall immediately vest and our repurchase rights subject to each automatic option grant held by that individual optionee shall immediately lapse in full and those vested shares may be purchased at any time within the twelve-month period following the date of the optionee's cessation of board service on our board of directors.

         The remaining terms and conditions of the option grants under the automatic option grant program shall conform in general to the terms described above for option grants made under the discretionary option grant program and shall be incorporated into the option agreement evidencing the automatic grant.

Salary Investment Option Grant Program

         In the event that we choose to implement a salary investment option grant program, the applicable plan administrator shall have complete discretion in selecting the individuals, if any, who may participate. Under the salary investment option grant program, participants may elect to have their base salary reduced (by not less than $10,000 nor more than $50,000) each year in return for options to purchase shares of our common stock at a discount from the fair market value of our common stock on the grant date. The formula for determining how many shares subject to the option shall be granted at the discounted exercise price insures that the total value of the spread on the option shall not exceed the dollar amount of the optionee's salary reduction.

         Each option shall be subject to substantially the same terms and conditions applicable to option grants made under the discretionary option grant program, except that the exercise price per share shall be equal to one-third of the fair market value per share of our common stock on the grant date and the number of shares subject to the option shall be determined by dividing the total dollar amount of the approved reduction in the participant's base salary by two-thirds of the fair market value per share of our common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) shall equal the dollar amount of the reduction to the optionee's base salary in effect for the calendar year for which the grant is made.

         Upon completion of each month of service during the year for which the election to participate in the salary option grant program is in effect, the optionee shall vest in one-twelfth of the shares subject to the option. Any option held by the optionee at the time of cessation of service with us normally shall not remain exercisable beyond the limited period designated by the applicable plan administrator (not to exceed the expiration of the option term) at the time of the option grant. During that period the option generally shall be exercisable only for the number of shares of common stock in which the optionee is vested at the time of cessation of service. Should the optionee's service with us cease for any reason (including death or disability) prior to vesting in one or more monthly installments of the shares subject to the option, then those installments shall be forfeited.

Director Fee Option Grant Program

         Under the director fee option grant program, each individual serving as a non-employee director of our board of directors shall be eligible to elect to apply all or any portion of the annual retainer fee otherwise payable in cash to him or her to the acquisition of options to purchase shares of our common stock at a discount from the fair market value of our common stock on the grant date. The non-employee director of our board must make the stock election prior to the start of the calendar year for which the election to participate in the director fee option grant program is to be in effect. On the first trading day in January of the calendar year for which the election is in effect, the portion of the annual retainer fee subject to such election shall be applied to the acquisition of options to purchase shares of our common stock. The formula for determining how many shares subject to the option shall be granted at the discounted exercise price insures that the total value of the spread on the option shall not exceed the dollar amount of the non-employee director's annual retainer fee and/or meeting fees.

         Each option shall be subject to substantially the same terms and conditions applicable to option grants made under the discretionary option grant program, except that the exercise price per share shall be equal to one-third of the fair market value per share of our common stock on the grant date and the number of shares subject to the option shall be determined by dividing the total dollar amount of the non-employee director's annual retainer fee by two-thirds of the fair market value per share of our common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) shall equal the dollar amount of the non-employee director's annual retainer fee and/or meeting fees.

         Upon completion of each month of service on our board of directors during the year for which the election is in effect, the non-employee director of our board shall vest in one-twelfth of the shares subject to the option. Immediate vesting in all the shares subject to the option shall occur in the event the individual dies or becomes disabled during his or her period of service or certain changes in control or ownership of our company are effected during such period. Should the board member's service with us cease (for any reason other than death or disability) prior to vesting in one or more monthly installments of the shares subject to the option, then those installments shall be forfeited.

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

Stock Issuance Program

         Shares may be sold under the stock issuance program at a price per share not less than 100% of fair market value at the time of issuance, payable in cash. Shares may also be issued solely as a bonus for past services rendered to us.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of financial milestones. Unvested shares shall be subject to certain transfer restrictions and to repurchase or cancellation by us if the vesting requirements are not satisfied. The applicable plan administrator shall, however, have the discretionary authority to accelerate the vesting of any issued shares in whole or in part at any time. Individuals holding shares under the stock issuance program shall have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

Option Vesting Acceleration

         Outstanding options under the 1998 stock incentive plan shall become immediately exercisable, and unvested shares issued or issuable under the plan shall be subject to accelerated vesting, in the event of certain changes in the ownership or control of the company. Such option vesting acceleration is triggered by (i) the acquisition of the company by any person or entity through merger, consolidation or asset sale, or (ii) a hostile takeover of the company through a successful tender offer for securities of more than 50% of the total combined voting power of our outstanding securities.

         Each option outstanding under the discretionary option grant program at the time of a corporate acquisition through merger, consolidation or asset sale shall automatically become fully and immediately exercisable. However, an outstanding option under the discretionary option grant program shall not accelerate to the extent such option is to be assumed by the successor corporation or replaced by a comparable option to purchase shares of the capital stock of the successor corporation. The applicable plan administrator shall have the discretion to provide for the subsequent acceleration of any option which did not accelerate at the time of a corporate acquisition, in the event the optionee's service terminates within a designated period following a corporation acquisition.

         Upon a corporate acquisition, our outstanding repurchase rights under the discretionary grant and stock issuance programs shall also terminate, and the shares subject to those terminated rights shall become fully vested, except to the extent one or more of those repurchase rights are expressly assigned to the successor corporation after the corporate acquisition. The applicable plan administrator shall have the discretion to provide for the subsequent termination of any repurchase rights which remain in existence after a corporate acquisition, in the event the optionee's service terminates within a designated period following a corporate acquisition.

         The shares of common stock subject to each option outstanding under the salary investment option grant program, the director fee option grant program and the automatic option grant program at the time of any corporate acquisition through merger, consolidation or asset sale shall immediately vest and the options shall accordingly become exercisable. In addition, upon a change in control of the company through a hostile takeover through a successful tender offer for securities of more than 50% of the total combined voting power of our outstanding securities, each option grant under the salary investment option grant program, the director fee option grant program and the automatic option grant program may be surrendered to us for a cash distribution per surrendered share subject to the option in an amount equal to the excess of (i) the highest price per share of our common stock paid in such hostile tender offer over (ii) the exercise price payable for such share.

Changes in Capitalization

         In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the 1998 stock incentive plan; (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances during a calendar year under the plan; (iii) the number and/or class of securities and price per share in effect under each outstanding option under the plan; and (iv) the number and/or class of securities for which option grants shall subsequently be made under the automatic option grant program to each newly-elected or continuing non-employee director.

Transferability of Options

         Incentive options shall not be assignable or transferable other than by will or the laws of descent and distribution. Nonstatutory options shall be assignable or transferable only in connection with a participant's estate plan to one or more members of the participant's immediate family or to a trust established for one or more such family members. However, any assignee or transferee shall be entitled to exercise any such nonstatutory option in the same manner and only to the same extent as the optionee would have been entitled to exercise such option had it not been transferred and shall be subject to the same restrictions, repurchase rights, and other limitations that bound the optionee, unless otherwise determined by the applicable plan administrator.

Financial Assistance

         The applicable plan administrator may institute a loan program in order to assist one or more optionees in financing their exercise of outstanding options under the discretionary option grant program. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided shall be determined by the applicable plan administrator. However, the maximum amount of financing provided to any participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable federal, state and local taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the applicable plan administrator, over the participant's period of service.

Special Tax Election

         The applicable plan administrator may provide one or more holders of nonstatutory options or unvested shares under the discretionary option grant, salary investment option grant and stock issuance programs with the right to have us withhold a portion of the shares of common stock otherwise issuable to such individuals in satisfaction of the minimum federal and state income and employment tax liability incurred by such individuals in connection with the exercise of those options or the vesting of the shares. Alternatively, the applicable plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such tax liability.

Amendment and Termination

         Our board of directors may amend or modify the 1998 stock incentive plan in any or all respects, subject to obtaining any required stockholder approval. The plan shall in all events terminate on April 19, 2008, unless sooner terminated by our board.

CERTAIN FEDERAL INCOME TAX INFORMATION

         The following summary of the U.S. federal income tax consequences of the 1998 stock incentive plan transactions is based upon U.S. federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

Incentive Options

         No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. In addition, the optionee shall recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee makes a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition shall result.

         Upon a qualifying disposition of the shares, the optionee shall recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares then the lesser of (i) the difference between the amount realized on disposition of the shares and the exercise price paid for those shares or (ii) the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares shall be taxable as ordinary income. Any additional gain recognized upon the disposition shall be a capital gain.

         If the optionee makes a disqualifying disposition of the purchased shares, then we shall be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee. In no other instance shall we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

Nonstatutory Options

         No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee shall in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee shall be required to satisfy the tax withholding requirements applicable to such income.

         Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of our common stock under a nonstatutory option. These special provisions are summarized below.

         If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by us at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee shall not recognize any taxable income at the time of exercise but shall have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

         The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If election under Section 83(b) is made, the optionee shall not recognize any additional ordinary income as and when the repurchase right lapses.

         We shall be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. In general, we shall be allowed a deduction for the taxable year in which such ordinary income is recognized by the optionee.

Appreciation Rights

         An optionee who is granted a stock appreciation right shall recognize ordinary income in the year exercised equal to the amount of the appreciation distribution. We shall be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuance

         The tax principles applicable to direct stock issuances under the 1998 stock incentive plan shall be substantially the same as those summarized above for the exercise of unvested shares of our common stock under nonstatutory option grants.

AMENDED PLAN BENEFITS

         We cannot now determine the number of options to be granted in the future under the proposed, amended and restated 1998 stock incentive plan to all executive officers , as a group, all directors, excluding executive officers, as a group, or all employees, excluding executive officers, as a group. The following table sets forth information with respect to options granted under the 1998 stock incentive plan during the fiscal year ended February 3, 2001. The executive group consists of Messrs. Gordon, Christopher and Parks, and Ms. Hunter. The non-executive director group consists of Messrs. Ball, Camp, Hemmig, Krevlin, Payne and Schwartz, and Ms. Rhoades.


                                                                                                WEIGHTED
                                                                                                 AVERAGE
                                                          OPTIONS              % OF TOTAL    EXERCISE PRICE
              IDENTITY OF GROUP                           GRANTED           OPTIONS GRANTED     PER SHARE
              -----------------                           -------           ---------------     ---------
Stephen J. Gordon, Chairman and  Former Chief                   --                 --                  --
     Executive Officer
Thomas Christopher, Former President, Former                    --                 --                  --
     Assistant Secretary, Former Chief
     Operating Officer and Former Director
Walter J. Parks, Executive Vice President,                  15,000                1.2%          $  2.9375
     Chief Financial Officer, Secretary and
     Chief Administrative Officer
Cornelia S. Hunter, Former Executive Vice                    5,000                0.4%          $  2.9375
     President, Merchandise
Executive Group                                             20,000                1.6%          $  2.9375
Non-Executive Director Group                                37,500                3.0%          $  2.7388
Non-Executive Employee Group                             1,182,816               95.8%          $  4.1809
-------------------------------------------------------------------------------------------------------------

VOTE REQUIRED

         The affirmative vote of the holders of a majority of our outstanding voting stock, represented by proxy or voting in person at the annual meeting, is required to approve the proposed amendment and restatement of the 1998 stock incentive plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR APPROVAL OF SUCH PROPOSAL.

 PROPOSAL THREE: APPROVAL OF THE WEIGHTED-AVERAGE ANTI-DILUTION FEATURE OF THE
      SERIES A PREFERRED STOCK AND THE CONVERSION FEATURES OF THE SERIES B
                                PREFERRED STOCK

PROPOSAL 3(A):             PROPOSAL TO APPROVE THE WEIGHTED-AVERAGE ANTIDILUTION
                           FEATURE OF THE SERIES A PREFERRED STOCK AND ANY
                           ISSUANCES OF COMMON STOCK RESULTING FROM THE
                           APPLICATION OF SUCH ANTIDILUTION FEATURE

PROPOSAL 3(B):             PROPOSAL TO APPROVE THE CONVERSION FEATURES OF THE
                           SERIES B PREFERRED STOCK INTO SERIES A PREFERRED
                           STOCK AND ANY ISSUANCES OF COMMON STOCK RESULTING
                           FROM THE APPLICATION OF SUCH CONVERSION FEATURES


STOCKHOLDERS ELIGIBLE TO VOTE SHALL VOTE ON EACH OF PROPOSAL 3(A) AND PROPOSAL 3(B) SEPARATELY. SEE BELOW FOR INFORMATION ON THE ELIGIBILITY TO VOTE.


         Set forth below is a summary of certain information contained in more detail in other sections of this proxy statement. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this proxy statement and by the full text of the documents attached to this proxy statement as well as the full text of the underlying documents described herein. We urge you to review carefully this proxy statement as well as the documents attached to and described in this proxy statement.

                         INFORMATION APPLICABLE TO BOTH
                         PROPOSAL 3(A) AND PROPOSAL 3(B)

SUMMARY OF THE TRANSACTION

         Our company, Restoration Hardware, Inc., entered into an Amended and Restated Series A and B preferred stock purchase agreement dated as of March 21, 2001, with a group of purchasers, including Palladin Capital IX, LLC, Reservoir Capital Partners, L.P. and several of Reservoir's affiliates, Glenhill Capital LP and Mr. Gary G. Friedman. On March 22, 2001, we sold to these purchasers an aggregate of 6,820 shares of Series A preferred stock and 8,180 shares of Series B preferred stock, in each case at $1,000 per share pursuant to the preferred stock purchase agreement. In connection with the issuance of this preferred stock, we received aggregate gross proceeds of approximately $15.0 million. We intend to use the net proceeds from this private financing to repay existing indebtedness and for general corporate purposes. See "Terms of the Preferred Stock Purchase Agreement" for a more detailed description.

         We also entered into an amended and restated investor rights agreement with all of the purchasers. See "Terms of the Investor Rights Agreement" for a more detailed description. Several of the purchasers entered into a short sales agreement. See "Terms of the Short Sales Agreement" for a more detailed description.

         The rights, preferences and privileges of the Series A preferred stock and the Series B preferred stock are described in the certificate of designation of Series A and Series B preferred stock, filed with the Delaware Secretary of State. The certificate of designation is attached as Annex C to this proxy statement and the contents of the certificate of designation are incorporated into this proxy statement.

         In connection with the Series A and B preferred stock financing, we also hired Gary G. Friedman as our new Chief Executive Officer and our board of directors appointed Mr. Friedman as a Class III director to our board with a term expiring at the annual meeting. Mr. Friedman is standing for election at our annual meeting. Mr. Friedman purchased 455 shares of the Series A preferred stock and 545 shares of the Series B preferred stock for an aggregate purchase price of $1.0 million. As part of Mr. Friedman's compensation package, we sold Mr. Friedman shares of our common stock and granted him an option to purchase shares of our common stock. In addition, in connection with the sale of preferred and common stock to Mr. Friedman, we made a full recourse loan to him, which loan is secured by shares of the common stock and preferred stock purchased by Mr. Friedman. All of the loan proceeds were used by him to purchase a portion of this stock.

         Each share of Series A preferred stock is convertible into shares of our common stock at an initial conversion price of $2.00 per share (or on a 500-to-1 basis), subject to certain adjustments for future dilutive events, all as further described in proposal 3(A) in the section entitled "Terms of the Series A Preferred Stock." The holders of Series A preferred stock generally vote (on an as-if converted basis) on all matters voted on by the holders of common stock.

         In addition, the holders of Series A preferred stock may elect up to two members to our board of directors (each, a "Series A director"). In connection with the issuance of the Series A preferred stock, the holders of the Series A preferred stock nominated, and our board then appointed, Glenn J. Krevlin and Mark J. Schwartz to the board of directors. The terms of Mr. Krevlin and Mr. Schwartz as directors on our board will expire at our annual meetings in 2002 and 2003, respectively. Provided that the holders of the Series A preferred stock remain entitled to elect such Series A director(s), each Series A director will be up for election upon the expiration of their respective terms. See "Terms of the Preferred Stock Purchase Agreement" and the certificate of designation for a more detailed description of these designation and election rights.

         The Series B preferred stock is not convertible unless and until we obtain stockholder approval, all as further described in proposal 3(B) in the section entitled "Terms of the Series B Preferred Stock." Except in certain specified instances described in the certificate of designation, the shares of Series B preferred stock do not have any voting rights.

         The terms of the preferred stock and the agreements related to the issuance of the preferred stock and Mr. Friedman's compensation package are complex and are summarized only briefly in this proxy statement. The summaries of such terms are qualified in their entirety by reference to the full description of the preferred stock in the certificate of designation and the full text of the underlying documents (including the preferred stock purchase agreement, the investor rights agreement, the short sales agreement, and the documents related to Mr. Friedman's compensation package), all of which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 2, 2001. Our Current Report on Form 8-K, including all exhibits, is available through the SEC's website at www.sec.gov. These documents can also be obtained without charge by contacting Walter J. Parks, Restoration Hardware, Inc., 4040 Civic Center Drive, Suite 410, San Rafael, California 94903.

BACKGROUND OF THE TRANSACTIONS

         Over the course of the first six months of 2000, our board of directors became increasingly concerned about our weaker than anticipated operating results resulting from a decrease in comparable store sales and weaker than anticipated results from new stores. This decrease was due in part to a softening economy, a weak demand in the retail industry in general and our customers' lower than anticipated acceptance of our product offerings. The board also was concerned that we could be facing a potential liquidity problem as a result of restrictive financial covenants under our existing credit facility. The board concluded that action was needed to address these issues and decided to explore the possibility of obtaining private financing and other possible strategic alternatives.

         At its June 22, 2000 meeting, our board of directors approved the engagement of Banc of America Securities LLC as our exclusive placement agent in connection with a proposed private offering, issue and sale by us of up to $25.0 million aggregate principal amount of preferred equity or subordinated debt securities with warrants. On June 30, 2000, we engaged Banc of America Securities as our exclusive placement agent in connection with this proposed private offering, issue and sale. Subsequently, on August 7, 2000, we also engaged Banc of America Securities as our sole financial advisor to provide the board of directors with financial advice and assistance in connection with various strategic alternatives.

         Following its engagement as our exclusive placement agent and financial advisor, Banc of America Securities met with our senior management to discuss and identify various possible alternatives addressing our liquidity and operating issues. With our help, Banc of America Securities prepared an information memorandum describing our business for use in discussions with parties interested in pursuing a transaction with us.


         Between June and November of 2000, Banc of America Securities approached over 100 potentially interested investors concerning a possible private placement or other strategic transaction. Over 50 of these parties received company materials and four parties attended management presentations. From this process, we received a term sheet from one interested investor which ultimately did not result in an investment. We also received an indication of interest from one strategic investor in January and February 2001. The discussions with this party did not result in a firm proposal or material negotiations.

         Banc of America Securities kept our board apprised of such discussions regarding both the potential private placement and the other potential strategic transactions. The board eventually concluded that pursuing any private financing or other strategic alternatives would probably require certain changes in our senior management structure.

         In September, 2000, we amended our existing credit facility, increasing the commitment to $111.0 million. This amendment increased our liquidity and improved our operating flexibility.

         In February, 2001, several members of our board of directors entered into discussions regarding a possible equity investment by several investors led by Palladin Capital and Reservoir Capital Partners. As a condition to any investment in Restoration Hardware by these investors, however, they required that we explore the possibility of hiring a new Chief Executive Officer and that we work with our lenders to amend our existing credit facility to amend certain financial ratios and covenants, which would enable us to further increase our liquidity.

         After several weeks of negotiations with these prospective investors, we reached agreement in principle regarding an equity investment transaction. As a condition to the investment, the purchasers required that we hire Mr. Friedman as our Chief Executive Officer and that we finalize an amendment to our existing credit facility to amend certain financial ratios and covenants.

         On March 16, 2001, our board met to consider issues related to this potential equity investment transaction with the purchasers. Stephen J. Gordon, our Chief Executive Officer at that time and the Chairman of our board, and Damon H. Ball, a member of our board, updated the board on the status of the discussions between the company and this group of purchasers with respect to this potential minority equity investment, the proposed revisions to our credit facility, the proposed hiring of Mr. Friedman as our Chief Executive Officer and the proposed terms of Mr. Friedman's employment agreement and his compensation package. Banc of America Securities then delivered to the board a detailed financial review of the terms of the proposed equity investment with this group of purchasers and various strategic alternatives explored and considered by Banc of America Securities on our behalf. Banc of America Securities then made a presentation to our board and delivered its oral opinion, later confirmed in writing, concerning the fairness, from a financial point of view, of the consideration to be received by us in connection with the proposed equity investment. Banc of America Securities delivered its written opinion to our board, dated as of March 16, 2001, opining that, as of that date and subject to the assumptions and qualifications in its written opinion, the consideration to be received by us in connection with the sale of the preferred stock to the purchasers was fair to us from a financial point of view.

         During this meeting, our board of directors also reviewed and discussed with its legal advisors the terms of the proposed equity investment. Following such review and discussions, our board unanimously approved the proposed equity investment by the purchasers and the submission of certain aspects of the deal to our stockholders for approval.

         On March 21, 2001, the preferred stock purchase agreement, the investor rights agreement, the short sales agreement and other related documents were executed. On this same day, we announced the resignation of Thomas Christopher as our President, Chief Operating

Officer and director of our board. We also announced the appointment of Mr. Friedman as our new Chief Executive Officer. Mr. Gordon remains as the Chairman of our board of directors.

REASONS FOR THE TRANSACTIONS

         At the meeting of our board of directors on March 16, 2001, the board unanimously approved the proposed equity investment by the purchasers and the submission of certain aspects of the deal to our stockholders for approval. The board also approved each of the preferred stock purchase agreement, the investor rights agreement, the short sales agreement and the other related documents and the transactions contemplated by these documents. Our board further approved certain amendments to these documents reflected in the amended and restated versions of these documents. The board determined that the transactions provided for in these agreements, as amended, are in our company's best interests and the best interests of our stockholders. In reaching this determination, the board considered a number of factors, including without limitation the following:

         - The board considered its knowledge of our management, business operations, properties, assets, financial condition, operating results and prospects, including our liquidity issues.

         - The board considered the fact that our stock price had been declining, reaching a low of $0.50 during the quarter ended February 3, 2001.

         - The board considered the financial and strategic benefits which we would derive from the issuance of the preferred stock and the common stock issuable upon conversion of the preferred stock to the purchasers, including the substantial increase in our available cash to immediately address concerns about our developing liquidity problems.

         - The board considered the various reports from our management and financial and legal advisors.

         - The board considered the oral and written presentations of Banc of America Securities and the opinion of Banc of America Securities as of March 16, 2001 that, subject to certain assumptions, limitations and qualifications, the aggregate consideration to be received by us in connection with the sale of the preferred stock to the purchasers was fair to us, from a financial point of view.

         - The board considered the fact that the proposal of the purchasers was a fully developed, definitive proposal which was not subject to any unusual conditions, particularly the absence of any financing or due diligence contingencies, that definitive agreements with respect to the proposal of the purchasers were near completion and that the issuance of the preferred stock to the purchasers could be consummated in the near future.

            - The board considered the terms and conditions of the preferred stock purchase agreement and the other agreements to be entered into in connection with the proposed equity investment by the purchasers.

            - The board considered the fact that the proposed equity investment did not result in a change of control of our company, that a substantial majority of our outstanding common stock would continue to be held by parties other than the purchasers, and that the purchasers and their affiliates would be subject to significant restrictions set forth in the standstill agreement. See "Terms of the Preferred Stock Purchase Agreement." Additionally, the board considered the fact that all of our existing stockholders would retain their entire equity interest in Restoration Hardware and that although their percentage interest would be diluted, all of our existing stockholders would be able to fully participate in any future improvement in our operating performance that might occur following the consummation of the proposed equity investment and the hiring of Mr. Friedman as our Chief Executive Officer.

            - The board considered the benefits to Restoration Hardware that would be derived from having Mr. Friedman and representatives from Palladin Capital and Glenhill Capital join the board and assist the board in planning our strategic course and making other important decisions facing the board.

            - The board considered the fact that the proposed equity investment was a condition to our ability to retain Mr. Friedman as our Chief Executive Officer.

            - The board considered the extent of independence that we would retain following the consummation of the proposed equity investment given the fact that the purchasers would be entitled to designate only up to 2 of the 8 directors on our board of directors and that a majority of the directors, including the purchasers' initial designees, would be independent.

            - The board considered the implications of having three new groups of stockholders, each holding a significant equity interest in our company and collectively holding more than 20% of our outstanding common stock or common stock equivalents. The implications of such significant equity interests considered by the board include the extent of control and the conflicts of interest that might arise from such holdings and the potential discouraging effect on other transactions that might result from such holdings.

            - The board considered the fact that the holders of the Series A preferred stock would have a specific class vote on certain matters. These class votes give such holders of Series A preferred stock significant influence and control over some of our major corporate activities and decisions.

            - The board considered the conversion price of $2.00 per share for each share of preferred stock to be issued to the purchasers and the relationship of such conversion price to the current and historical market prices of the common stock.

         - The board also considered that the antidilution features of the Series A preferred stock and the conversion features of the Series B preferred stock are conditioned upon approval by our stockholders and, if approved, could result in further dilution of the equity interests of our existing stockholders.

         The foregoing discussion of the information and factors considered and given weight by our board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the proposed equity investment by the purchasers, our board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, individual members of our board may have given different weights to different factors. In light of all the factors described above, our board unanimously approved the proposed transactions.

OPINION OF FINANCIAL ADVISOR

         Banc of America Securities has acted as financial advisor to the board in connection with the issuance of the Series A preferred stock and Series B preferred stock by us to the purchasers pursuant to the preferred stock purchase agreement, the investor rights agreement and the Certificate of Designation. Our board requested that Banc of America Securities, as part of its engagement, render its opinion as to the fairness to us from a financial point of view of the consideration to be received by us in connection with the issuance of the preferred stock pursuant to the preferred stock purchase agreement. On March 16, 2001, Banc of America Securities delivered its opinion to the board that, as of that date and based upon and subject to the assumptions, limitations and qualifications described in the opinion, the consideration to be received by us in connection with the sale of the Series A preferred stock and Series B preferred stock pursuant to the preferred stock purchase agreement, the investor rights agreement and the Certificate of Designation was fair from a financial point of view to our company. The board did not limit Banc of America Securities in any way in the investigations it made or the procedures it followed in rendering its opinion.

         THE FULL TEXT OF BANC OF AMERICA SECURITIES' WRITTEN OPINION, DATED MARCH 16, 2001, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX D. WE URGE YOU TO READ THE OPINION IN ITS ENTIRETY. BANC OF AMERICA SECURITIES' OPINION WAS PREPARED FOR THE BENEFIT AND USE OF THE BOARD AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO OUR COMPANY OF THE CONSIDERATION TO BE RECEIVED BY OUR COMPANY IN CONNECTION WITH THE SALE OF THE PREFERRED STOCK PURSUANT TO THE PREFERRED STOCK PURCHASE AGREEMENT, THE INVESTOR RIGHTS AGREEMENT AND THE CERTIFICATE OF DESIGNATION AND DOES NOT CONSTITUTE AN OPINION AS TO THE MERITS OF THE PREFERRED STOCK PURCHASE AGREEMENT, THE INVESTOR RIGHTS AGREEMENT OR THE CERTIFICATE OF DESIGNATION OR THE ISSUANCE OF THE PREFERRED STOCK PURSUANT TO OR IN CONNECTION WITH THESE DOCUMENTS OR A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF OUR COMMON STOCK SHOULD VOTE WITH RESPECT TO PROPOSALS 3(A) AND 3(B).

         In arriving at its opinion, Banc of America Securities:

         (i) reviewed certain publicly available financial statements and other historical business and financial information of our company;

         (ii) reviewed certain internal historical financial statements and other historical financial and operating data concerning our company prepared by our management;

         (iii) discussed the past and current operations, financial condition and prospects of our company with our senior executives;

         (iv) compared the financial performance of our company and the prices and trading activity of our common stock with that of certain publicly traded companies Banc of America Securities deemed relevant;

         (v) compared certain terms of the issuance of the preferred stock to the purchasers to terms, to the extent publicly available, of certain private investments in public equity securities transactions Banc of America Securities deemed relevant and the securities issued in those transactions;

         (vi) participated in discussions and negotiations among our representatives and the purchasers and their financial and legal advisors;

         (vii) reviewed the drafts dated March 13, 2001 of the preferred stock purchase agreement, the investor rights agreement and Certificate of Designation and certain related documents;

         (viii) reviewed the financial forecasts, including information relating to the anticipated cash flows and credit availability, prepared by our management assuming no placement of preferred stock or other equity securities;

         (ix) reviewed our forecasted capital structure and the financial forecasts prepared by our management assuming the placement of the preferred stock;

         (x) reviewed the term sheets of the 6th Amended and Restated Loan and Security Agreement, dated as of September 27, 2000 and the proposed term sheet dated March 14, 2001 provided by the bank lenders amending the terms of Restoration's existing debt under such agreement in conjunction with the sale of the preferred stock to the purchasers; and

         (xi) performed such other analyses and considered such other factors as Banc of America Securities has deemed appropriate.

         In conducting its review and arriving at its opinion, Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with or reviewed by Banc of America Securities for the purposes of its opinion. With respect to the prospective financial information described in clauses (viii) and (ix) of the preceding paragraph, Banc of America Securities assumed, and relied without independent verification upon, the reasonableness and accuracy of that prospective financial information and assumed that this prospective financial information had been reasonably prepared in good faith on bases reflecting the best currently available judgments and estimates of our management. Banc of America Securities expressed no opinion with respect to that prospective financial information or the assumptions upon which this financial information was based. Banc of America Securities did not review any of our books and records, assume any responsibility for conducting a physical inspection of our properties or facilities or make any independent valuation or appraisal of our assets or liabilities. Banc of America Securities also assumed that obtaining all regulatory and other approvals and third party consents required for the consummation of the transactions contemplated by the preferred stock purchase agreement, the investor rights agreement and the Certificate of Designation would not have a material effect on our company, and Banc of America Securities assumed that the transactions described in these documents would be consummated without waiver or modification of any of the material terms or conditions contained in these documents by any party by them, including, without limitation, the condition regarding the employment by us of one of the purchasers as our Chief Executive Officer.

         Banc of America Securities assumed that the final forms of the preferred stock purchase agreement, the investor rights agreement and the Certificate of Designation are substantially identical to the March 13, 2001 drafts of these documents reviewed by Banc of America Securities and that no changes contained in the final forms of such documents were materially adverse to our company. On March 22, 2001, Banc of America Securities confirmed in writing to the board that nothing in the final versions of the preferred stock purchase agreement, the investor rights agreement and the Certificate of Designation (which were delivered to Banc of America Securities by our counsel and were represented by such counsel to be the final versions of such documents), as compared to the March 13, 2001 drafts of those documents, would cause it to withdraw its opinion.

         Banc of America Securities necessarily based its opinion on economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, the date of its opinion. Although subsequent developments may affect Banc of America Securities' opinion, Banc of America Securities does not have any obligation to update, revise or reaffirm its opinion.

         The following is a summary of the financial analyses that Banc of America Securities used in preparing its opinion and presented to the board at its meeting on March 16, 2001. Some of the summaries of financial analyses are presented in tabular format. In order to fully understand the financial analyses used by Banc of America Securities, the tables must be read together with the related text. The tables alone do not constitute a complete description of Banc of America Securities' financial analyses. The following information, to the extent based on market data, is as of March 14, 2001, and does not necessarily indicate current or future market conditions.

Latest Twelve-Month Trading Range

         Banc of America Securities reviewed the share trading range of our common stock to provide a perspective on current public market value based on our trading performance for the latest twelve-month trading period. Banc of America Securities reviewed the number of shares of our common stock traded at specified prices during the twelve-month period prior to March 14, 2001, as set forth below:


                                               NUMBER OF SHARES                          PERCENT OF
            PRICE                                   TRADED                              SHARES TRADED
            -----                                   ------                              -------------
        $0.53 - $2.00                              6,891,500                                 33%

        $2.01 - $3.49                              2,470,400                                 12%

        $3.50 - $4.99                              5,098,400                                 25%

        $5.00 - $6.44                              6,145,700                                 30%
------------------------------------------------------------------------------------------------------


Analysis of Selected Private Investment in Public Equity ("PIPE") Transactions

         Banc of America Securities analyzed publicly available information related to selected PIPE transactions announced since June, 1999. While Banc of America Securities believes that there are no transactions that are exactly comparable to this transaction, it analyzed the following selected public transactions:


ANNOUNCEMENT DATE           ISSUER                            PURCHASER(s)
-----------------           ------                            ------------
12/27/00                    MarchFIRST                        Francisco Partners
9/14/00                     Williams Communications           Merrill Lynch, Salomon Smith Barney (underwriters)
8/2/00                      NationsRent, Inc.                 Investcorp, DB Capital Partners, J.P. Morgan Capital
5/23/00                     XO Communications                 Forstmann Little & Co.
3/29/00                     CTC Communications                Bain Capital, T.H. Lee, CSFB Private Equity
2/28/00                     ICG Communications                Hicks Muse, Gleacher Capital Partners, Liberty Media
11/5/99                     Globix Corp.                      Hicks Muse
10/19/99                    Rite Aid                          Leonard Green
8/19/00                     Quorum Heath                      Welsh, Carson, Anderson & Stowe
6/6/99                      Phycor                            Warburg, Pincus
-------------------------------------------------------------------------------------------------------------------

         Banc of America Securities analyzed the PIPE transactions based upon numerous parameters, including the conversion premium (discount) based upon the public companies' share price one day and one month prior to the relevant transaction to determine the conversion premiums as set forth below:


                                    CONVERSION PREMIUM           CONVERSION PREMIUM
                                     ONE DAY PRIOR TO            ONE MONTH PRIOR TO
                                       ANNOUNCEMENT                 ANNOUNCEMENT             DIVIDEND(a)
                                       ------------                 ------------             -----------
High                                      68.4%                        88.2%                   12.00%

Average                                   22.8%                        18.3%                    7.63%

Median                                    16.6%                        3.3%                     8.00%

Low                                       (9.5)%                     (16.6)%                    3.75%
--------------------------------------------------------------------------------------------------------

(a)  Excluding NationsRent


         Based upon the conversion premiums set forth above, Banc of America Securities determined a range of (9.5)% to 25.0% to be an appropriate premium based upon our common stock price one day prior to the date of the sale of preferred stock to the purchasers and a range of (16.6)% to 20.0% to be an appropriate premium based upon our common stock price one month prior to such date of sale. Banc of America Securities evaluated conversion premiums and discounts to the share price of the selected PIPE transactions, in conjunction with various other parameters including coupons, sizes of transactions, and market capitalization, and derived an implied reference range for an applicable conversion price for us of $1.20 to $2.15 per share. Banc of America Securities applied the conversion premiums described above to our common stock price to compute an implied price per share in the scenarios set forth below:


                                               RESTORATION              CONVERSION                IMPLIED PRICE
SCENARIO                                       SHARE PRICE             PREMIUM RANGE                PER SHARE
--------                                       -----------             -------------                ---------
One Day Prior to Announcement                     $1.72               (9.5)% - 25.0%              $1.56 - $2.15

One Month Prior to Announcement                   $1.75               (16.6)% - 20.0%             $1.46 - $2.10
---------------------------------------------------------------------------------------------------------------


Analysis of Selected Acquisitions Assuming No Placement of Preferred Stock

         Banc of America Securities analyzed publicly available financial information relating to selected acquisitions of companies in the specialty retail business. For this analysis, Banc of America Securities assumed that the issuance of the preferred stock to the purchasers was not consummated and that we would therefore be in a financially impaired position. Banc of America Securities believes that there are no acquired companies that are exactly comparable to us and our financial condition. However, Banc of America Securities chose the following transactions as most relevant to an acquisition of our company assuming no placement of the preferred stock:


ANNOUNCEMENT DATE                        ACQUIROR                               TARGET
-----------------                        --------                               ------
12/7/00                                  Best Buy Company, Inc.                 Musicland Stores Corp.

9/28/99                                  La-Z-Boy Incorporated                  LADD

5/11/99                                  ShopKo Stores, Inc.                    Pamida Holdings

3/2/99                                   Jones Apparel Group, Inc.              Nine West Group

8/25/98                                  The Rowe Companies                     Storehouse, Inc.

8/11/98                                  Wherehouse Entertainment, Inc.         Blockbuster Music

6/21/98                                  CompUSA Inc.                           Computer City (Tandy Corp.)
-----------------------------------------------------------------------------------------------------------


         Using publicly available information, Banc of America Securities reviewed the consideration paid in the foregoing selected acquisitions and calculated the enterprise values of the selected acquired companies as a multiple of their latest available twelve months ("LTM") net sales, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") and their equity value as a multiple of book value and LTM net income. Banc of America Securities then selected a reference range from these multiples of 0.10x - 0.30x net sales and 0.5x - 1.0x book value. Banc of America Securities applied those multiple reference ranges to our LTM net sales and book value estimated as of March 31, 2001, in each case without giving effect to any issuance of Series A preferred stock or Series B preferred stock, to establish a range of enterprise values and equity values for our company and obtain an implied price per share of our common stock as set forth below:


                          STATISTIC                RELEVANT MULTIPLE        VALUE RANGE              IMPLIED PRICE
                          (IN MILLIONS)            RANGE                    (IN MILLIONS)            PER SHARE
                          -------------            -----                    -------------            ---------
LTM Net Sales             $363.7                   0.10x - 0.30x            $36.4 - $109.1(a)        $(0.21) - $4.00

Book Value
(March 31, 2001)          $76.5                    0.5x - 1.0x              $38.3 - $76.5(b)         $2.21 - $4.42
--------------------------------------------------------------------------------------------------------------------

(a)  Represents enterprise value.
(b)  Represents equity value.

         These multiples implied a per share equity value range for our common stock of $0.65 to $2.80.

         Although the foregoing selected acquisitions were used for comparison purposes, Banc of America Securities believes that none of these acquisitions is directly comparable to the sale of the preferred stock, and none of the companies in such transactions are directly comparable to us. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or the company to which they are being compared.

Analysis of Selected Publicly Traded Companies Assuming Placement of Preferred Stock

         Using publicly available information, Banc of America Securities compared certain of our financial data adjusted to give effect to the issuance of the preferred stock to the purchasers with the corresponding data for selected publicly traded companies in the specialty retail business.

         While Banc of America Securities believes that there are no publicly traded companies that are exactly comparable to us, Banc of America Securities analyzed the following selected publicly traded companies it judged to be generally similar to our company:

                  Bed Bath and Beyond, Inc.
                  Brookstone, Inc.
                  Cost Plus, Inc.
                  Linens `n Things, Inc.
                  Pier 1 Imports, Inc.
                  Sharper Image Corporation
                  The Bombay Company, Inc.
                  Williams-Sonoma, Inc.

         For each selected company, Banc of America Securities calculated publicly available financial benchmarks for the LTM, as well as financial projections by equity analysts covering each selected company. Banc of America Securities calculated the enterprise value as a multiple sales, EBITDA and EBIT and equity value as a multiple to net income. Banc of America Securities then selected reference ranges of enterprise value multiples of 0.20x - 0.35x LTM net sales, and 3.0x -- 5.0x LTM EBITDA and 2.0x -- 4.0x EBITDA for the year ended February 2, 2002. Banc of America Securities then applied these multiples to our LTM net sales, LTM EBITDA and projected EBITDA for the fiscal year ending February 2, 2002, to calculate the enterprise value ranges and implied price per share ranges as set forth below:


                                                RELEVANT MULTIPLE    ENTERPRISE VALUE    IMPLIED PRICE PER
                                  STATISTIC           RANGE          REFERENCE RANGE          SHARE
                                  ---------           -----          ---------------          -----
                                (in millions)                         (in millions)
LTM Net Sales                       $363.7       0.20x - 0.35x       $ 72.7 - $ 127.3    $ 1.83   - $ 3.98
LTM EBITDA                           $16.0        3.0x - 5.0x        $ 48.1 - $  80.2    $ 0.85   - $ 2.12
FY 2002E EBITDA                       13.1        2.0x - 4.0x        $ 26.3 - $  52.6    $ (0.01) - $ 1.03
-----------------------------------------------------------------------------------------------------------

         These multiples implied a per share equity value range for our common stock of $1.00 to $2.50.

         For purposes of its analyses, Banc of America Securities defined our enterprise value as equity value plus total debt and preferred stock, less cash and cash equivalents.

         Although the selected companies were used for comparison purposes, Banc of America Securities believes that there are no companies that are directly comparable to our company. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of these selected companies and other factors that could affect the public trading value of such selected companies or the company to which they are being compared

Discounted Cash Flow Analysis Assuming Placement of Preferred Stock

         Banc of America Securities conducted discounted cash flow analyses to determine an implied enterprise value reference range and an implied equity value range per share of our common stock based on the present value of our projected free cash flows that we were expected to generate during the fiscal years 2002 through 2005 based on a forecast of those free cash flows prepared by our management. In connection with this analysis, Banc of America Securities assumed that the $15.0 million of preferred stock was issued and the Series B preferred stock was converted into Series A preferred stock. Based on the these forecasts, Banc of America Securities performed a discounted cash flow analysis using discount rates ranging from 17% - 21% and 2005 terminal EBITDA multiples ranging from 4.0x - 6.0x. The results of the discounted cash flow analysis implied a per share equity value range for our common stock of $2.50 to $4.60.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Banc of America Securities believes, and has advised the board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our control. These analyses performed by Banc of America Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, and neither our company, Banc of America Securities or any other person assumes any responsibility if future results are materially different from those projected by us. As mentioned above, the analyses supplied by Banc of America Securities and its opinion were among the factors taken into consideration by the board in making its decision to recommend that our stockholders vote in favor of these proposals 3(A) and 3(B) and should not be considered as determinative of such decision.

         Banc of America Securities was selected by the board as its financial advisor, and to render an opinion to the board, because Banc of America Securities is a nationally recognized investment banking firm and because, as part of its investment banking business, Banc of America Securities is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Banc of America Securities is providing financial advisory services to the board for which it has received a fee. In the past, Banc of America Securities or its affiliates have provided financial advisory and financing services for us and have received fees for rendering these services. In addition, in the ordinary course of its business, Banc of America Securities and its affiliates are engaged in a broad range of securities activities and financial services, including trading or otherwise effecting transactions in our equity securities for their own account and for the accounts of their customers, and accordingly, may at any time hold a long or short position in our securities. Further , in the ordinary course of business, Banc of America Securities acts as a market maker and broker in our common stock and receives customary compensation in connection with such activities. It also provides research coverage for us, but does not receive any compensation from us for providing this research coverage. Banc of America Securities may in the future provide additional investment banking or other financial advisory services to us.

         Based upon our existing relationship with Banc of America Securities and its reputation as an investment bank and financial advisor, we entered into an engagement letter dated June 30, 2000 to engage Banc of America Securities as our exclusive placement agent in connection with a proposed private offering, issue and sale by us of up to $25.0 million aggregate principal amount of preferred equity or subordinated debt securities with warrants. We also entered into an engagement letter dated August 7, 2000 to engage Banc of America Securities as our sole financial advisor to provide our board with financial advice and assistance in connection with various strategic alternatives. Both engagement letters were subsequently amended on March 7, 2001.

         Pursuant to these amended letter agreements, we have agreed to pay certain fees to Banc of America Securities for its financial advisory services provided in connection with the issuance of the preferred stock to the purchasers. Banc of America Securities became entitled to and was paid a fee of $550,000 upon the closing of the sale of the preferred stock to the purchasers. We have agreed to reimburse Banc of America Securities for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of Banc of America Securities' counsel, and to indemnify Banc of America Securities against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Banc of America Securities, which are customary in transactions of this nature, were negotiated at arm's length between our board and Banc of America Securities.

TERMS OF THE PREFERRED STOCK PURCHASE AGREEMENT

Board Representation

         Pursuant to the preferred stock purchase agreement:

         - For so long as the purchasers (and their affiliates) hold in the aggregate more than 50% of their total Series A preferred stock (or common stock received upon conversion of the Series A preferred stock), the purchasers will be entitled to have two Series A director designees nominated to our board of directors and be represented by these two Series A directors on all board committees;

         - For so long as the purchasers (and their affiliates) hold in the aggregate more than 25% of their total Series A preferred stock (or common stock received upon conversion of the Series A preferred stock), the purchasers will be entitled to have one Series A director designee nominated to our board and be represented by such Series A director on all board committees;

         - For so long as Palladin Capital (and its affiliates) (the "Palladin Group") holds at least 50% of the shares of Series A preferred stock that the Palladin Group acquired pursuant to the preferred stock purchase agreement (or common stock received upon conversion of such Series A preferred stock), then we shall use our best efforts to cause the Palladin Group's designee to be nominated as one of the two Series A directors to the board; and

         - For so long as Reservoir Capital Partners (and its affiliates) and Glenhill Capital (the "Reservoir Group") hold at least 50% of the shares of Series A preferred stock that these purchasers acquired pursuant to the preferred stock purchase agreement (or common stock received upon conversion of such Series A preferred stock), then we shall use our best efforts to cause the Reservoir Group's designee to be nominated as one of the two Series A directors to the board.

         The total number of directors which the holders of the Series A preferred stock and the purchasers (including the Palladin Group and the Reservoir Group) are entitled to (a) elect by a class vote of the Series A preferred stock in accordance with the certificate of designation and By-laws or
(b) to have nominated for election in accordance with the preferred stock purchase agreement, cannot exceed two members of the board.

         At least one of the Series A directors shall be represented on all committees of the board and the Chief Executive Officer shall be represented on all committees other than the audit committee and the compensation committee.

Major Decisions

         The preferred stock purchase agreement requires the approval of a majority of the entire board of directors for:

         -    The issuance of equity or debt securities; and

         - Acquisitions or dispositions of material assets, joint venture arrangements and material or extraordinary licensing arrangements.

         Further, the following additional actions require the approval of the majority of the board of directors and at least one of the Series A directors, for so long as the purchasers (and their affiliates) hold in the aggregate more than 30% of the shares of Series A preferred stock originally acquired by such purchasers and their affiliates, or more than 50% of the common stock received upon conversion of their Series A preferred stock:

         - The incurrence of debt over $10.0 million, other than debt incurred for the purpose of redeeming the preferred stock or refinancing our existing debt;

         - The approval of, and any amendment or changes to, our corporate budget; and

         - The hiring, dismissal, election or removal of our Chairman, Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer as well as any equivalent members of senior management and any material changes to the terms and conditions of these officers' employment.

Standstill Agreement

         From March 21, 2001 until March 20, 2004, each purchaser agreed not to take any of the following actions without the prior written consent of our board of directors:

          - Acquire, offer to acquire or agree to acquire any voting securities or direct or indirect rights to acquire any of our voting securities or assets, or the voting securities or assets of our subsidiaries, other than the purchase in open market transactions of common stock representing in the aggregate for Palladin Capital, Reservoir Capital Partners and the other purchasers affiliated with Reservoir Capital Partners not more than 5% of the total number of outstanding shares of common stock;

         - Make or in any way participate in any solicitation of proxies to vote or seek to advise or influence any person or entity with respect to voting the securities they hold in our company, other than with respect to the election of the Series A directors or pursuant to proposal 3(B);

         - Make any public announcement with respect to, or submit a proposal for, or offer of, any extraordinary transaction involving our company or any of our securities or assets;

         - Form, join or in any way participate in a group as defined in the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or

         - Take any action that could reasonably be expected to require us to make a public announcement regarding the possibility of any of the events described above.

         Despite these restrictions, Mr. Friedman is not prohibited from taking any of the foregoing actions if and to the extent that he is taking them in his sole capacity as our Chief Executive Officer.

         This standstill agreement will terminate if:

         - We enter into a definitive agreement to sell more than 35% of any class of our equity securities or of the equity securities of any of our subsidiaries;

         - A tender offer is commenced by persons other than the purchasers and their affiliates to acquire more than 35% of any class of our equity securities or of the equity securities of any of our subsidiaries;

         - The equity interest of a purchaser and its affiliates is less than 8% of the outstanding common stock; or

         - The holders of the Series A preferred stock are entitled to designate one or more Series A director (as provided for in the preferred stock purchase agreement and the certificate of designation), but any such Series A director designee is not elected to our board of directors or kept as a member of our board.

Gary G. Friedman Lock-Up

         Mr. Friedman agreed that (except for the pledge of stock to secure loans made by us to Mr. Friedman), for a period up until March 20, 2003, he will not transfer any securities of the company held by him if as a result of any such transfer, he will have transferred, in the aggregate securities representing more than 20% of our common stock, including any securities convertible into common stock, on an as-if converted basis, held by him upon the closing of the transactions contemplated by the preferred stock purchase agreement. This restriction will not apply to certain transfers, including transfers to certain immediate family members, transfers to certain trusts for the purpose of estate planning, or transfers of common stock acquired on the open market. In addition, Mr. Friedman shall also be entitled to make transfers of certain amounts of his securities, if transfers are made from time to time by Palladin Capital and the Reservoir Group of their original investment in the preferred stock.

Additional Issuances of Stock

         If we issue certain securities in transactions that would constitute the issuance of additional stock (as defined in the certificate of designation) at any time between March 22, 2001 and March 21, 2002 at an issue price lower than the conversion price of the Series A preferred stock in effect immediately prior to such issuance and the resulting antidilution adjustment for the Series A preferred stock results in a new conversion price greater than the issue price of such additional stock, then we must negotiate with the holders of the Series A preferred stock in good faith with respect to the issuance of a new class of our securities to the then current holders of Series A preferred stock. This new class of securities would have terms acceptable to Nasdaq and would have terms substantially identical to those of the Series A preferred stock. Such terms would be intended to reflect the additional economic benefits which would have accrued to the holders of the Series A preferred stock if the conversion price were adjusted to equal the consideration of such additional stock issued.

TERMS OF THE INVESTOR RIGHTS AGREEMENT

Demand Registration Rights and Rights to Participate in Registrations

         The investor rights agreement provides the purchasers with certain rights to require us to file, at our expense, a registration statement with the SEC for their registrable securities (which include the common stock issuable upon conversion of the Series A preferred stock and the common stock purchased by Mr. Friedman). Several limitations apply to the number of such registration statements that may be requested and the timing of their filing, all as more fully described in the investor rights agreement. The purchasers may also participate in other registrations of our securities, subject to the limitations set forth in the investor rights agreement.

"Shelf" Registration Rights

         We also are required to file "shelf" registration statements with the SEC at our expense with respect to all such registrable securities and keep each such registration statement effective for up to 120 days. This filing must occur upon the later of (a) such time as Form S-3 becomes available for use by us and
(b) 30 days following the filing with the SEC of our annual report on Form 10-K for fiscal year 2001 which ends in February 2002.

Subordination of Registration Rights

         The amended and restated investor rights agreement further provides that, to the extent and solely to the extent that parties to our restated investors rights agreement, dated as of May 16, 1997, continue to possess registration rights granted by us pursuant to the terms of Section 6 of that agreement, then the investors under the amended and restated investor rights agreement will have their registration rights subordinated to the registration rights of parties to the earlier agreement.

Information Rights

         We are obligated to provide the purchasers holding at least the lesser of (a) 10% of the Series A preferred stock and Series B preferred stock (or underlying common stock) purchased pursuant to the preferred stock purchase agreement and (b) Series A preferred stock and Series B preferred stock having an original purchase price of $500,000 certain information, including our annual, quarterly and monthly financial statements, information we provide to our lenders and equity holders, and such other information that such purchaser may request.

TERMS OF THE SHORT SALES AGREEMENT

         In a letter agreement dated as of March 21, 2001, certain of the purchasers agreed to limit any short sales transactions of our common stock to an aggregate amount totaling:

         - On or before June 24, 2002, no more than 50% of the number of shares of common stock into which the then current number of Series A preferred stock held by all the

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              purchasers are convertible, either directly or through
              affiliates, at any time while holding any of the Series A preferred stock, or

         - After June 24, 2002, no more than the greater of (A) the aggregate outstanding amount of short sales of such purchasers as of June 24, 2002 and (B) 25% of the number of shares of common stock into which the then current number of shares of Series A preferred stock held by all the purchasers are convertible, either directly or through affiliates, at any time while holding any of the Series A preferred stock.

         Any short sales transactions exceeding such aggregate amounts shall be treated as a sale of such purchasers' equity interests in our company for determining such purchasers' rights in our company, including voting rights and standstill obligations.

         The parties to the short sales agreement also have agreed that they shall be entitled to engage in short sales transactions with respect to no more than their pro rata number of shares based on the total number of shares of common stock into which the aggregate Series A preferred stock held by each of them on the date of the agreement is convertible.

Agreements to Vote for Series A Director Designees

         In the short sales agreement, certain purchasers agreed to vote their shares of Series A preferred stock in favor of certain Series A director designees. See the terms of the short sales agreement for such voting details.

TRANSACTION FEES AND EXPENSES

         We agreed in the preferred stock purchase agreement to reimburse the purchasers for certain reasonable fees and expenses, including reasonable legal fees and expenses of counsel to the purchasers, incurred by the purchasers in connection with the preparation, negotiation, execution and delivery of the documents and transactions related to the issuance of the preferred stock.

RISKS ASSOCIATED WITH APPROVAL OF THE PROPOSALS 3(A) AND 3(B)

        In connection with the Series A and B preferred stock financing, we sold to the purchasers an aggregate of 6,820 shares of Series A preferred stock and 8,180 shares of Series B preferred stock. Approval of proposals 3(A) and 3(B) may result in the purchasers owning an even greater portion of our voting securities. Assuming full conversion of the Series B preferred stock into Series A preferred stock and the Series A preferred stock into common stock at a conversion price of $2.00, these entities would own 7,500,000 shares of common stock. Assuming no additional issuances of common stock or common stock equivalents, these shares of common stock would represent approximately 28% of our outstanding voting securities as of March 21, 2001. If the conversion price of the Series A preferred stock was adjusted, these entities could own even more shares of common stock and an even greater equity interest (based upon the number of shares of our common stock and preferred stock on an as-converted basis outstanding immediately following the Series A and B preferred stock financing). Pursuant to the Standstill Agreement described above, several of the purchasers did agree, subject to exceptions, not to acquire additional shares of our securities, except that such purchasers may acquire up to an aggregate of 5% of our common stock in open market transactions.


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

        If the stockholders do not approve the conversion features of the Series B preferred stock requested in proposal 3(B), the Series B preferred stock would not convert into Series A preferred stock and these entities would represent only approximately 15% of our outstanding voting securities, as adjusted for certain dilutive events. If the stockholders do not approve the weighted-average antidilution feature of the Series A preferred stock requested in proposal 3(A), the conversion price of the Series A preferred stock would not adjust in accordance with such antidilution feature.

         In addition to the substantial ownership and potential dilutive effect outlined above, we may find it more difficult to raise additional equity capital when the Series B preferred stock is outstanding. On the other hand, if the Series B preferred stock is converted into Series A preferred stock, then to the extent that the holders convert their Series A preferred stock into common stock and then sell the underlying common stock, the market price of our common stock may decrease. If we were planning to issue additional shares of our common stock, such a lower market price could result in a conversion price adjustment, which would allow the purchasers to convert their remaining Series A preferred stock into a greater amount of common stock, the sales of which would further decrease the price of the common stock. Although certain of the purchasers are restricted in their ability to engage in short sales, this downward pressure on the market price caused by the conversion of Series A preferred stock could encourage short sales by other investors.

                                  PROPOSAL 3(A)


PROPOSAL 3(A):      PROPOSAL TO APPROVE THE WEIGHTED-AVERAGE ANTIDILUTION
                    FEATURE OF THE SERIES A PREFERRED STOCK AND ANY ISSUANCES
                    OF COMMON STOCK RESULTING FROM THE APPLICATION OF SUCH
                    ANTIDILUTION FEATURE

SUMMARY OF PROPOSAL 3(A) APPROVAL

         Under the certificate of designation, a holder of Series A preferred stock has the option to convert each share of Series A preferred stock at any time or times from the date of issuance, into shares of common stock at an initial conversion price of $2.00 per share (or on a 500-to-1 basis).

        The conversion price of our Series A preferred stock may be adjusted upon our issuance of certain additional shares of our common stock (which include our issuance of securities convertible into our common stock and options or warrants to purchase our common stock) at an issue price below the greater of the conversion price in effect at the time of the issuance or the market price of our common stock at the time of the issuance. If this were to occur, the initial conversion price of our Series A preferred stock would be adjusted to a price calculated according to the weighted-average antidilution formula. Any such adjustment would have the effect of increasing the number of shares issuable upon the conversion of the Series A preferred stock into common stock. According to the weighted-average antidilution formula, the new conversion price is determined by multiplying the conversion price in effect at the time of the issuance of additional shares by a fraction, the numerator of which is the number of shares of our common stock outstanding immediately prior to such issuance plus the number of shares of our common stock that the aggregate consideration received by us for such issuance would purchase at the higher of such existing conversion price or market price, and the denominator of which is the number of shares of our common stock outstanding immediately after such issuance. This weighted-average antidilution feature is a traditional feature (and the weighted-average antidilution formula is a traditional formula) in preferred stock financings designed to protect investors from dilution in value of their holdings resulting from issuances of common stock below market or below their expected value of the common stock. In the event the weighted-average antidilution protection is not approved by the stockholders, the certificate of designation provides that the number of shares of Series A preferred stock shall not be convertible into more than 3,410,000 shares of our common stock which would mean that this weighted-average antidilution feature could not operate. As a result, we are seeking stockholder approval of the weighted-average antidilution feature pursuant to this proposal 3(A). We agreed with the purchasers of our preferred stock in our Series A and B preferred stock financing that we would use our best efforts to obtain such approval.

         There are other adjustments for dilutive events in the certificate of designation, none of which require our stockholders' approval or the approval of Nasdaq or the National Association of Securities Dealers, Inc. ("NASD"). See "Terms of the Series A Preferred Stock" below.

         If the stockholders approve the weighted-average antidilution feature of the Series A preferred stock as requested in this proposal 3(A), the conversion price may be adjusted in accordance with such weighted-average antidilution formula to a conversion price of less than $2.00 per share.

         If the stockholders do not approve the weighted-average antidilution feature, the conversion price may not be adjusted in accordance with such weighted-average antidilution formula and, in such instances, the Series A preferred stock shall not be convertible into more than 3,410,000 shares of common stock, a number calculated to be less than 20% of the total number of shares of common stock outstanding on March 21, 2001.

SUMMARY OF APPROVAL REQUIRED FOR PROPOSAL 3(A)

         Our common stock is listed on Nasdaq. As a condition of the continued listing of our common stock on Nasdaq, we are required by Nasdaq and the NASD to obtain stockholder approval of any transaction where our sale or issuance of common stock (or securities convertible into common stock) equals or exceeds 20%

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
of our common stock outstanding before any such sale or issuance at a price less than the greater of the then book or market value.

         Under the terms of the preferred stock purchase agreement, the board of directors is soliciting stockholder approval of the weighted-average antidilution feature of the Series A preferred stock since the aggregate number of shares of common stock issuable upon conversion of the Series A preferred stock at a conversion price of less than $2.00 per share without stockholder approval is limited by this NASD rule.

APPLICATION OF NASD RULE 4350 TO PROPOSAL 3(A); STOCKHOLDER APPROVAL OF PROPOSAL 3(A)

         NASD Rule 4350 applies to our company because our common stock is presently listed on Nasdaq. Section (i) of Rule 4350 provides:

(i)      "Shareholder Approval

         (1) Each issuer shall require shareholder approval of a plan or arrangement under subparagraph (A) below or, prior to the issuance of designated securities under subparagraph (B), (C) or (D) below:

                                         * * *

                  (B) When the issuance or potential issuance will result in a change of control of issuer;

                                         * * *

                  (D) In connection with a transaction other than a public offering involving:

                           (i) The sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

                           (ii) The sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable [for][sic] common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the

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
                                    issuance for less than the greater of book or market value of the stock.

                                         * * *

         (6) Where shareholder approval is required, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast on the proposal in person or by proxy."

         As of March 21, 2001, 18,906,915 shares of our common stock were issued and outstanding. In applying the 20% NASD limitation, we were able to issue up to 3,410,000 shares of common stock or securities convertible into common stock without obtaining stockholder approval. If, however, we issued certain additional shares of our common stock so as to trigger the weighted-average antidilution feature, the conversion price would adjust to less than $2.00 per share. This adjustment would result in a number of shares of common stock issuable upon conversion of the Series A preferred stock into common stock greater than 3,410,000, which would violate NASD's 20% limitation. Accordingly, we are seeking stockholder approval of the weighted-average antidilution feature of the Series A preferred stock and any issuances of common stock resulting from application of such antidilution feature.

TERMS OF THE SERIES A PREFERRED STOCK

Dividends

         If our board declares a dividend, each share of Series A preferred stock is entitled to dividends at the rate of $100 per share per annum. Such dividends are cumulative and deemed to have accrued from the original date of issuance of the Series A preferred stock for purposes of the exercise of our mandatory redemption rights and the redemption rights of the holders of Series A preferred stock in connection with our mandatory conversion rights described below and the determining of the liquidation preferences of the holders of the Series A preferred stock. Such dividends are not cumulative and not deemed to have so accrued for upon any conversion of the Series A preferred into common stock. Furthermore, except for dividends payable to the holders of the Series B preferred stock, we shall not pay or declare any dividend on any common stock or any of our other securities that are junior to the Series A preferred stock unless and until full dividends on the Series A preferred stock are declared and paid.

Liquidation Preferences

         If we were to voluntarily or involuntarily dissolve or liquidate, the holders of the Series A preferred stock will be entitled to receive, price and in preference to any distribution of our assets to the holders of any of our other equity securities but after the Series B preferred stock, an amount per share equal to the greater of:

         - $1,000 (as adjusted for any stock splits, stock dividends and recapitalizations) plus accrued and unpaid cumulative dividends; or


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

         - The amount which such holder of the Series A preferred stock would have received assuming all shares of Series A preferred stock had been converted into common stock at the then applicable conversion price immediately prior to any such dissolution or liquidation.

         If we have insufficient funds to distribute to the holders of Series A preferred stock, then all of our funds legally available for distribution shall be distributed pro rata among the holders of the Series A preferred stock in proportion to the preferential amount each such holder is entitled to receive.

Deemed Liquidations

         Certain events (including (i) a sale of all or substantially all of our assets, (ii) a sale or merger in which we are not the surviving entity, (iii) directors, including the Series A directors and the Chief Executive Officer, cease for any reason to constitute a majority of the board, or (iv) any person, other than the holders of the Series A preferred stock, becoming the beneficial owner of 40% or more of our common stock or common stock equivalents) may be designated by any holder of Series A preferred stock as a liquidation or dissolution entitling it to receive the liquidation payment described above.

Conversion

         As stated above, a holder of Series A preferred stock has the option to convert each share of Series A preferred stock at any time or times from the date of issuance, into shares of common stock at an initial conversion price of $2.00 per share (or on a 500-to-1 basis). As also stated above, the conversion price may be adjusted according to the weighted-average antidilution formula upon our issuance of certain additional shares of our common stock below the greater of the conversion price in effect at the time of the issuance or the market price of our common stock at the time of the issuance.

         The conversion price may also be adjusted upon the occurrence of certain other dilutive events, including in the event we issue shares of common stock or common stock equivalents in connection with (i) a stock split or reverse stock split of our common stock, (ii) a dividend or other distribution payable in our common stock or common stock equivalents, or (iii) a recapitalization of our common stock or a merger or sale of assets transaction, without the payment of any consideration by such holder for the additional shares of common stock or common stock equivalents. If there is a dividend or distribution other than in our common stock, our holders of Series A preferred stock receive such dividend or distribution on conversion.

         We also may require conversion of the Series A preferred stock, in whole or in part, by sending written notice to the holders of such Series A preferred stock at any time after March 22, 2004 if the average closing price per share of our common stock for the 20 trading days ending three business days preceding the date that we send our notice requesting conversion exceeds three times the then current conversion price of the Series A preferred stock. Upon our request, such holders of the Series A preferred stock may demand registration of their shares or may request redemption of their shares, in which case we must register or redeem the shares, as the case may be, all as more fully described in the certificate of designation. Any such redemption would be for a redemption price of $1,000 plus all accrued and unpaid cumulative dividends.

Voting

         The holders of Series A preferred stock generally vote (on an as-if converted basis) on all matters voted on by the holders of common stock. In addition, the holders of Series A preferred stock vote separately as a class in certain circumstances as set forth in further detail below and in the certificate of designation.

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

Right to Elect Directors

         By resolution of the board, we have fixed the number of members of our board of directors at nine. If the holders of Series A preferred stock (and their affiliates) hold, in the aggregate:

         - 50% or more of the shares of Series A preferred stock originally issued to such holders, they will be entitled, voting together as a separate class, to elect two Series A directors to our board of directors;

         - 25% or more but less than 50% of the shares of Series A preferred stock originally issued to such holders, they will be entitled, voting together as a separate class, to elect only one (1) Series A director;

         - Less than 25% of the shares of Series A preferred stock originally issued to such holders or its common stock equivalent, or if more than 50% of the shares of Series A preferred stock originally issued to such holders or its common stock equivalent are transferred to our competitors, they will not be entitled to elect any Series A director.

         Notwithstanding the above, for so long as:

         - Palladin Capital (and its affiliates) (the "Palladin Group") continues to hold at least 50% of the shares of Series A preferred stock originally issued to it or its common stock equivalent, then we shall cause the Palladin Group's designee to be nominated as a Series A director and use our best efforts to cause the election of a Palladin Group designee to our board; and

         - Reservoir Capital Partners (and its affiliates) and Glenhill Capital (the "Reservoir Group") continue to hold at least 50% of the shares of Series A preferred stock originally issued to it or its common stock equivalent, then we shall cause the Reservoir Group's designee to be nominated as a Series A director and use our best efforts to cause the election of a Reservoir Group designee to our board.

         At least one of the Series A directors shall be entitled to serve on all committees of the our board of directors.

Protective Provisions

         The approval of the holders of at least two-thirds of the then outstanding shares of Series A preferred stock, voting together as a single class, is required for any action which:

         - Alters or changes our certificate of incorporation, as currently amended, so as to affect the rights, preferences or privileges of the Series A preferred stock,

         - Creates or issues any new class of shares having a preference senior to or on a parity with the Series A preferred stock,


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

         - Reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A preferred stock,

         -    Alters or changes our Bylaws,

         - Effects any redemption or repurchase of our capital stock or options,

         - Declares or pays any dividends or other distributions on any shares of common stock, all other existing or future classes or series of preferred stock (other than Series B preferred stock), or parity stock,

         - Enters into a transaction valued in excess of $250,000 with an officer or director of our company, a holder of 5% or greater of our outstanding common stock and common stock equivalents, a holder of preferred stock, or their respective affiliates,

         - Enters into a transaction resulting in a merger, consolidation, acquisition or similar transaction of our company with one or more other corporations in which our stockholders would hold stock constituting less than a majority of the voting power of the outstanding stock of the surviving corporation (other than transactions where the holders of Series A preferred stock and the holders of common stock receive cash or cash equivalents exceeding a certain minimum amount set forth in the certificate of designation),

         - Enters into a transaction that results in the sale of all or substantially all of our assets (other than transactions where the holders of Series A preferred stock and the holders of common stock receive cash or cash equivalents exceeding a certain minimum amount set forth in the certificate of designation),

         - Increases the authorized number of shares of preferred stock or issues any additional shares of preferred stock, or

         - Increases or decreases the authorized number of directors on our board of directors.

         For all but the first three actions described above, the approval of the holders of Series A preferred stock shall not be required if less than 20% of the shares of the Series A preferred stock originally issued remain outstanding.

Redemption

         We may redeem the Series A preferred stock, in whole or part, at any time after March 22, 2006, at a redemption price per share equal to the greater of (a) the average of the closing prices per share of the common stock for the twenty trading days ending three business days prior to the date that we send notice of such redemption or (b) $1,000 plus all accrued and unpaid cumulative dividends.


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

VOTE REQUIRED FOR PROPOSAL 3(A); VOTING AGREEMENTS FOR PROPOSAL 3(A)

         This proposal 3(A) requires the affirmative vote of a majority of the votes attached to shares of our common stock and Series A preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote, at the annual meeting. While the holders of the Series A preferred stock are entitled to vote their shares of Series A preferred stock with respect to this proposal 3(A) under the General Corporation Law of the State of Delaware, Nasdaq has informed us that such votes by the holders of Series A preferred stock will not count for purposes of obtaining the majority required by the NASD Rule 4350.

         In connection with the issuance of the Series A and B preferred stock, we obtained voting agreements from holders of [___%] or more of the outstanding shares of our common stock as of [________,] 2001, including from our directors and executive officers, that such shares would be voted at the annual meeting to approve the weighted-average antidilution feature of the Series A preferred stock. These voting agreements give irrevocable proxies to vote the shares of common stock held by such holders to approve the weighted-average antidilution feature of the Series A preferred stock. The shares represented by these voting agreements constituted [____%] or more of the outstanding shares of our common stock as of the record date.

REASONS FOR THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL 3(A)

         As stated above, if the stockholders approve the weighted-average antidilution feature of the Series A preferred stock, the initial conversion price may be adjusted in accordance with the weighted-average antidilution provisions set forth in the certificate of designation to a conversion price of less than $2.00 per share. With such approval, the conversion price of the Series A preferred stock could ultimately be less than $2.00 per share and the holders of the Series A preferred stock could ultimately represent 20% or more of our voting securities outstanding before the issuances of the Series A preferred stock.

         As also stated above, if the stockholders do not approve the weighted-average antidilution feature, the conversion price may not be adjusted pursuant to the weighted-average antidilution feature and, in such instances, the Series A preferred stock shall not be convertible as a result of such feature into more than 3,410,000 shares of common stock, a number calculated to be less than 20% of the total number of shares of common stock outstanding on March 21, 2001 although the number of shares issuable upon conversion of our Series A preferred stock will never exceed 20% of the number of shares of our common stock outstanding after the issuance of the shares of our common stock that triggered the adjustment.

         If the stockholders do not approve the weighted-average antidilution feature, the holders of the Series A preferred stock may seek to renegotiate with us or take other action so as to obtain the economic benefit of this antidilution feature through alternative strategies. Any additional negotiations would result in more of our time and money being spent on this transaction and would divert management resources from our day-to-day operations. Furthermore, we cannot predict the outcome of any such renegotiations. For these reasons, the board believes that the potential adverse consequences of a failure of the stockholders to approve this proposal 3(A) far outweigh the possible dilutive effect of approval of this proposal 3(A).

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL 3(A)

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE WEIGHTED-AVERAGE ANTIDILUTION FEATURE OF THE SERIES A PREFERRED STOCK AND ANY ISSUANCE OF COMMON STOCK RESULTING FROM THE APPLICATION OF SUCH ANTIDILUTION FEATURE AND UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3(A).

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
                                  PROPOSAL 3(B)


PROPOSAL 3(B):             PROPOSAL TO APPROVE THE CONVERSION FEATURES OF THE
                           SERIES B PREFERRED STOCK INTO SERIES A PREFERRED
                           STOCK AND ANY ISSUANCES OF COMMON STOCK RESULTING
                           FROM THE APPLICATION OF SUCH CONVERSION FEATURES

SUMMARY OF PROPOSAL 3(B) APPROVAL

         If the stockholders approve the conversion features of the Series B preferred stock, each share of the Series B preferred stock will be automatically converted into a share of Series A preferred stock.

         If the stockholders do not approve the conversion features, the holders of the Series B preferred stock will remain unable to convert their shares into Series A preferred stock or common stock. The holders shall be entitled to receive, for each share of Series B preferred stock held, preferred dividends accruing from the date of issuance of the Series B preferred stock and first payable commencing September 15, 2001, at the rate of $200 per share per year in preference and priority to any dividend payment on any other equity securities of our company. These dividends are payable in cash or, if our lenders do not approve a cash dividend, in additional shares of newly issued Series B preferred stock.

         In addition, on or after March 22, 2004, we could be required by the holders of shares of Series B preferred stock to redeem their shares. Further, on June 30, 2006, we must redeem their shares. In each case the redemption price will be $1,000 per share plus accrued and unpaid cumulative dividends.

SUMMARY OF APPROVAL REQUIRED FOR PROPOSAL 3(B)

         Our common stock is listed on Nasdaq. As a condition of the continued listing of our common stock on Nasdaq, we are required by Nasdaq and the NASD to obtain stockholder approval of any transaction where our sale or issuance of common stock (or securities convertible into common stock) equals or exceeds 20% of our common stock outstanding before any such sale or issuance at a price less than the greater of the then book or market value. Under the terms of the preferred stock purchase agreement, the board of directors is soliciting stockholder approval for the conversion features of the Series B preferred stock since the aggregate number of shares of common stock issuable upon conversion of the Series B preferred stock without stockholder approval is limited by this NASD rule. We agreed with the purchasers of our preferred stock in our Series A and B preferred stock financing that we would use our best efforts to obtain such approval.

         If the stockholders approve this proposal 3(B), conversion of the Series B preferred stock into Series A preferred stock and the ultimate issuance of common stock upon conversion of the Series A preferred will no longer be subject to stockholder approval under any NASD rule.

         If stockholder approval is not obtained, the Series B preferred stock will not be convertible into Series A preferred stock or common stock, but the holders of the Series B preferred stock shall be entitled to receive preferred dividends and rights to redeem their shares


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

of the Series B preferred stock. See "Terms of the Series B Preferred Stock" for a more detailed description.

APPLICATION OF NASD RULE 4350 TO PROPOSAL 3(B); STOCKHOLDER APPROVAL OF PROPOSAL 3(B)

         NASD Rule 4350 applies to us because our common stock is presently listed on Nasdaq. The applicable portions of Rule 4350 are set forth in proposal 3(A) above in the section entitled "Application of NASD Rule 4350 to Proposal 3(A); Stockholder Approval of Proposal 3(A)."

         As stated above, as of March 21, 2001, 18,906,915 shares of our common stock were issued and outstanding. We were able to issue up to 3,410,000 shares of common stock or securities convertible into common stock without obtaining stockholder approval and without violating the 20% NASD limitation. As indicated in proposal 3(A) above, as converted at the initial conversion price of $2.00 per share, the Series A preferred stock issued to the purchasers constitutes 3,410,000 shares of common stock and therefore could be issued without stockholder approval and without violating the 20% NASD limitation. The conversion of any of the shares of Series B preferred stock into Series A preferred stock, however, as well as the issuance of any of the common stock upon the conversion of such shares of Series A preferred stock into common stock, would exceed the 20% NASD limitation and therefore requires stockholder approval.

         The actual number of shares of common stock that would be issuable upon conversion of the Series B preferred stock into Series A preferred stock and the conversion of the Series A preferred stock into common stock is not determinable until the actual conversions take place. However, by way of illustration, the 8,180 shares of Series B preferred stock would convert into 8,180 shares of Series A preferred stock and, based upon the current conversion price of the Series A preferred stock of $2.00 per share, these 8,180 shares of Series A preferred stock would then be convertible into 4,090,000 shares of common stock (in addition to the 3,410,000 shares of common stock which can be issued without stockholder approval upon the conversion of the currently outstanding 6,820 shares of Series A preferred stock). Such conversions into common stock resulting from the conversion of Series B preferred stock into Series A preferred stock would exceed the 20% NASD limitation.

         Accordingly, we are seeking stockholder approval for the conversion of the Series B preferred stock into Series A preferred stock and the issuances of common stock resulting from the application of such conversions.

TERMS OF THE SERIES B PREFERRED STOCK

Dividends

         The holders of Series B preferred stock are entitled to receive a dividend of $200 per share per annum. This dividend is payable in cash or, if our lenders do not approve a cash dividend, in additional shares of newly issued Series B preferred stock. This dividend accrues from the date of issuance of the Series B preferred stock and is first payable commencing September 15, 2001. Dividends on the Series B preferred stock are payable in preference and priority to any payment of any dividend on the common stock, the Series A preferred stock and any of our other equity securities. The holders of the Series B preferred stock shall have cumulative rights to dividends, and the right to receive these dividends will accrue to holders of Series B preferred stock even if we do not declare or pay dividends for the Series B preferred stock for any prior year. We shall not pay or declare a dividend or any other distribution in any year on any of our equity securities or purchase, redeem or otherwise acquire any of our equity securities, unless and until full dividends on the Series B preferred stock shall have been declared and paid for such fiscal year.

Liquidation Preferences

         If we were to voluntarily or involuntarily dissolve or liquidate, the holders of the Series B preferred stock will be entitled to receive, prior and in preference to any distribution of our assets to the holders of common stock or Series A preferred stock, an amount per share equal to $1,000 (as adjusted for any stock splits, stock dividends and recapitalizations) plus accrued and unpaid cumulative dividends. If we have insufficient funds to distribute to the holders of Series B preferred stock, then all of our funds legally available for distribution shall be distributed pro rata among the holders of the Series B preferred stock in proportion to the preferential amount each such holder is entitled to receive.

Deemed Liquidations

         Certain events (including (i) a sale of all or substantially all of our assets, (ii) a sale or merger in which we are not the surviving entity,
(iii) directors, including the Series A directors and the Chief Executive Officer, cease for any reason to constitute a majority of the board, or (iv) any person, other than the holders of the Series A preferred stock, becoming the beneficial owner of 40% or more of our common stock or common stock equivalents) may be designated by any holder of Series A preferred stock as a liquidation or dissolution entitling such holder to receive the liquidation payment described above.

Conversion

         The Series B preferred stock is not convertible into common stock. Approval of a majority of the stockholders is required for the Series B preferred stock to be converted into Series A preferred stock. Upon stockholder approval, each share of Series B preferred stock will be automatically converted into a share of Series A preferred stock. For purposes of dividend accrual on the Series A preferred stock, such conversion shall be deemed to have taken place on the original date of issuance of the Series A preferred stock.

Voting

         Except for as specifically provided below, the holders of Series B preferred stock have no right to vote.

Protective Provisions

         The approval of the holders of at least two-thirds of the then outstanding shares of Series B preferred stock, voting together as a single class, is required for any action which:

         - Alters or changes our certificate of incorporation, as currently amended, so as to affect the rights, preferences or privileges of the Series B preferred stock,

         - Creates or issues any new class of shares having a preference senior to or on a parity with the Series B preferred stock,

         - Reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series B preferred stock,

         - Declares or pays any dividends or other distributions on any shares of common stock, all other existing or future classes or series of preferred stock (other than Series A preferred stock), or parity stock,

         - Enters into a transaction resulting in a merger, consolidation, acquisition or similar transaction of our company with one or more other corporations in which our stockholders would hold stock constituting less than a majority of the voting power of the outstanding stock of the surviving corporation,

         - Enters into a transaction that results in the sale of all or substantially all of our assets, or

         -    Relates to the liquidation or dissolution of Restoration Hardware.

Redemption

         We shall redeem all outstanding Series B preferred stock on June 30, 2006. At any time after March 22, 2004, a holder of the Series B preferred stock may require us to redeem, at such holder's option, some or all of its shares of Series B preferred stock. At any time after March 22, 2004, we may redeem, at our option, some or all of the outstanding shares of Series B preferred stock. The redemption price per share for the Series B preferred stock is $1,000 plus all accrued and unpaid cumulative dividends.

VOTE REQUIRED FOR PROPOSAL 3(B); VOTING AGREEMENTS FOR PROPOSAL 3(B)

         This proposal 3(B) requires the affirmative vote of a majority of the votes attached to shares of our common stock and Series A preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote, at the annual meeting. While the holders of the Series A preferred stock are entitled to vote their shares of Series A preferred stock with respect to this proposal 3(B), Nasdaq has informed us that such votes by the holders of Series A preferred stock will not count for purposes of obtaining the majority required by the NASD Rule 4350.

In connection with the issuance of the Series A and B preferred stock, we obtained voting agreements from holders of [___%] or more of the outstanding shares of our common stock as of [________,] 2001, including from our directors and executive officers, that such shares would be voted at the annual meeting to approve the conversion features of the Series B preferred stock. These voting agreements give irrevocable proxies to vote the shares of common stock held by such holders to approve the conversion features of the Series B preferred stock. The shares represented by these voting agreements constituted [____%] or more of the outstanding shares of our common stock as of the record date.

REASONS FOR THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL 3(B)

         As stated above, if the stockholders approve the conversion features of the Series B preferred stock, each share of the Series B preferred stock will be automatically converted into a share of Series A preferred stock. With such approval, the holders of the Series A preferred stock could ultimately represent 20% or more of our voting securities outstanding before the issuances of the Series A preferred stock.

        As also stated above, if the stockholders do not approve the conversion features, the holders of the Series B preferred stock will remain unable to convert their shares into Series A preferred stock or common stock and we will have to pay each holder of Series B preferred stock preferred dividends accruing from March 22, 2001 and first payable commencing September 15, 2001, at the rate of $200, or 20%, per share per year. The annual dividend requirement would total $1,636,000 in the first year. These dividends are payable in cash or, if our lenders do not approve a cash dividend, in additional shares of newly issued Series B preferred stock. At the present time, the terms of our credit facility do not permit the payment of all of these dividends in cash and we anticipate that a portion of these dividends would need to be paid in additional shares of newly issued Series B preferred stock. This would result in increased dividend accruals thereafter. In addition, on or after March 22, 2004, the holders of shares of Series B preferred stock could require that we redeem their shares and, on June 30, 2006, we must redeem their shares, in each case at a cash redemption price equal to $1,000 plus accrued and unpaid cumulative dividends. By June 30, 2006, these dividends could accrue to over $12.0 million and the redemption price of the Series B preferred stock could reach over $20.0 million.

        The board believes it would be in our best interest to provide that common stock will be issuable to the purchasers whose shares of Series B preferred stock have been converted into shares of Series A preferred stock rather than requiring us to pay preferred dividends on, and redeem each share of, the Series B preferred stock. The board believes that the payment of such dividends or the redemption of such shares could occur at a time when we might not have, and could not raise, the cash necessary to pay the cumulative preferred dividends or the mandatory redemption price. While the dividends can be paid in shares of newly issued Series B preferred stock, this would result in increased dividend accruals thereafter, and ultimately the redemption price of the Series B preferred stock (including unpaid cumulative dividends) must be paid in cash. Further, the board believes that the payment of these cumulative preferred dividends and the mandatory redemption price could severely diminish our working capital and harm our ability to raise additional capital. For these reasons, the board believes that the potential adverse consequences of a failure of the stockholders to approve this proposal 3(B) far outweigh the possible dilutive effect of approval of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL 3(B)

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONVERSION FEATURES OF THE SERIES B PREFERRED STOCK INTO SERIES A PREFERRED STOCK AND ANY ISSUANCES OF COMMON STOCK RESULTING FROM THE APPLICATION OF SUCH CONVERSION FEATURES AND UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3(B).

                  PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS

         Our board of directors has appointed the firm of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 2, 2002, and is asking our stockholders to ratify this appointment.

         In the event our stockholders fail to ratify the appointment of Deloitte & Touche, our board of directors will reconsider its selection. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our board believes that such a change would be in our best interests and the best interests of our stockholders.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of our voting stock, represented by proxy or voting in person at the annual meeting, is required to ratify the selection of Deloitte & Touche LLP.

PRESENCE AT THE MEETING

         A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from the stockholders.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 2, 2002 AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS RATIFY THE SELECTION.

                                  ANNUAL REPORT

         A copy of our annual report for the fiscal year ended February 3, 2001 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference into this proxy statement.


                                    FORM 10-K

         We filed an annual report on Form 10-K for the fiscal year ended February 3, 2001 with the Securities and Exchange Commission on May 4, 2001. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Secretary, Walter J. Parks, at our principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925.


                                  OTHER MATTERS

         We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the proxyholders to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to mark, date, sign and return the enclosed proxy in the accompanying reply envelope.




                                                     THE BOARD OF DIRECTORS OF
                                                     RESTORATION HARDWARE, INC.


Dated: [June 6, 2001]

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
                                                                         Annex A

                           RESTORATION HARDWARE, INC.
                            AUDIT COMMITTEE CHARTER


I.    PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

      The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Audit Committee shall be comprised of three or more independent directors.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.  MEETINGS

      The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

            1. Review this Charter at least annually and recommend any changes to the Board.

            2. Review the organization's annual financial statements and any other relevant reports or other financial information.

            3. Review the regular internal financial reports prepared by management and any internal auditing department.

            4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

            5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

            6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

            7. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                         Annex B

                           RESTORATION HARDWARE, INC.
                            1998 STOCK INCENTIVE PLAN

                      AMENDED AND RESTATED ON MAY __, 2001

                                   ARTICLE ONE

                               GENERAL PROVISIONS

        I. PURPOSE OF THE PLAN

                This 1998 Stock Incentive Plan is intended to promote the interests of Restoration Hardware, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II. STRUCTURE OF THE PLAN

                A. The Plan shall be divided into five separate equity programs:

                        - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                        - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

                        - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                        - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

                        - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

                B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

        III. ADMINISTRATION OF THE PLAN

                A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board. Beginning with the Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

                B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

                C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

                D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

                E. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

                F. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

                G. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

        IV. ELIGIBILITY

                A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                        (i) Employees,

                        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

                B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

                C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

                D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

                E. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

        V. STOCK SUBJECT TO THE PLAN

                A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed [4,287,662] shares. In addition, the number of shares of Common Stock reserved for issuance under the Plan will automatically be increased on the first trading day of each calendar year, beginning in calendar year 2000, by an amount equal to the lesser of three percent 3% of the total number of shares of Common Stock outstanding on the last trading day of the preceding calendar year, or (ii) six percent (6%) of the total outstanding shares immediately following the initial public offering of the Common Stock.

                B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1998 calendar year. In connection with a Participant's commencement of Service, a Participant may be granted options, separately exercisable stock appreciation rights and direct stock issuances for up to an additional 500,000 shares of Common Stock which shall not count against the limit set forth in the previous sentence.

                C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section V of Article Two of the Plan shall NOT be available for subsequent issuance under the Plan.

                D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

        I. OPTION TERMS

                Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                A. EXERCISE PRICE.

                        1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                        2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under
Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

                        (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

                C. EFFECT OF TERMINATION OF SERVICE.

                        1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                        (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                        (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                        (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                        (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                        2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

                D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

                F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        II. INCENTIVE OPTIONS

                The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

                A. ELIGIBILITY. Incentive Options may only be granted to Employees.

                B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

        III. CHANGE IN CONTROL

                A. Each option outstanding at the time of a Change in Control but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Change in Control, to be assumed or otherwise continued in full force or effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control transaction, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control transaction on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

                B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

                D. Each option which is assumed in connection with a Change in Control (or is otherwise to continue in effect) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year.

                E. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the accelerated vesting of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Change in Control, whether or not those options are to be assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate, in whole or in part, at the time of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated repurchase rights shall accordingly vest in full at the time of such Change in Control.

                F. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the accelerated vesting, in whole or in part, of one or more outstanding options under the Discretionary Option Grant Program upon the Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights will immediately terminate at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

                G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

                H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        IV. CANCELLATION AND REGRANT OF OPTIONS

                The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

        V. STOCK APPRECIATION RIGHTS

                A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

                B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                        (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                        (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                        (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

                C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                        (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                        (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                        (iii) The Plan Administrator shall, at the time the option with such limited stock appreciation right is granted under the Discretionary Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                        (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

        I. OPTION GRANTS

                The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

        II. OPTION TERMS

                Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

                A. EXERCISE PRICE.

                        1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                        2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                        X = A divided by (B x 66-2/3%), where

                        X is the number of option shares,

                        A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

                        B is the Fair Market Value per share of Common Stock on the option grant date.

                C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

                D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

        III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

                A. In the event of any Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The successor corporation (or parent thereof) in the Change in Control transaction shall assume each such outstanding option so that each option under the Salary Investment Option Grant Program shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service or (iii) the surrender of the option in connection with a Hostile Take-Over.

                B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph B. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

                C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        IV. REMAINING TERMS

                The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

        I. STOCK ISSUANCE TERMS

                Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

                A. PURCHASE PRICE.

                        1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                        2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                        (i) cash or check made payable to the Corporation, or

                        (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

                B. VESTING PROVISIONS.

                        1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more performance goals established by the Plan Administrator. Upon the attainment of such performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

                2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        II. CHANGE IN CONTROL

                A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Change in Control transaction or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

                B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate upon the occurrence of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest at the time of such Change in Control.

                C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate, in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

        III. SHARE ESCROW/LEGENDS

                Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

        I. OPTION TERMS

                A. GRANT DATES. Option grants shall be made on the dates specified below:

                        1. Each individual serving as a non-employee Board member on the Underwriting Date shall automatically be granted at that time a Non- Statutory Option to purchase 14,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                        2. Each individual who is first elected or appointed as a non-employee Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 7,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                        3. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible

Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 3,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 3,500-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

                B. EXERCISE PRICE.

                        1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                        2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

                D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each 14,000-share option granted on the Underwriting Date and each initial 7,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of three (3) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 3,500-share automatic option shall vest, and the Corporation's repurchase right shall lapse, in a series of three (3) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one
(1) year of Board service measured from the option grant date.

                E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                        (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                        (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                        (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                        (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

                A. The shares of Common Stock subject to each option outstanding at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of those shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

                B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

                C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

                D. Each option which is assumed in connection with a Change in Control (or otherwise continued in full and effect) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        III. REMAINING TERMS

                The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM

        I. OPTION GRANTS

                The Plan Administrator shall have the sole and exclusive authority to determine the calendar year or years (if any) the Director Fee Option Grant Program is to be in effect. When the Director Fee Option Grant Program is in effect, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

        II. OPTION TERMS

                Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

                A. EXERCISE PRICE.

                        1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                        2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                        B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                                X = A divided by (B x 66-2/3%), where

                                X is the number of option shares,

                                A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

                                B is the Fair Market Value per share of Common Stock on the option grant date.

                C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each option shall have a maximum term of ten (10) years measured from the option grant date.

                D. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

                E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

                Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

        III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

                A. In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The successor corporation (or parent thereof) in the Change in Control transaction shall assume each such outstanding option so that each option under the Director Fee Option Grant Program shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term,
(ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service or (iii) the surrender of the option in connection with a Hostile Take-Over.

                B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

                C. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        IV. REMAINING TERMS

                The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

        I. FINANCING

                The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments (and, in the case of an Incentive Option, the determination regarding whether payment of the option exercise price may be made with a promissory note shall be made at the time of grant). The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion, provided, however, that the promissory note shall bear interest at a market rate based on the rate environment at the date the option is exercised or the shares are purchased and taking into account the credit standing of the Optionee or Participant. Further, such market rate shall be determined so as not to (i) be less than the minimum rate required by the federal tax laws to avoid the imputation of interest income to the Corporation and compensation income to the Optionee or Participant and (ii) result in an accounting compensation charge to the Corporation. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

        II. TAX WITHHOLDING

                A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the minimum amount of the Taxes required to be withheld by the Corporation.

                Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder (but only to the extent that such delivery of shares of Common Stock would not result in an accounting compensation charge with respect to the shares of Common Stock used to pay the exercise price unless otherwise determined by the Plan Administrator; generally an accounting charge will result if the shares of Common Stock used to pay the Taxes were acquired less than six months before the option exercise or share vesting).

        III. EFFECTIVE DATE AND TERM OF THE PLAN

                A. The Plan shall become effective immediately at the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

                B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Section 12 Registration Date. All options outstanding under the Predecessor Plan on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

                C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

                D. The Plan shall terminate upon the earliest to occur of (i) April 19, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on April 19, 2008, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

        IV. AMENDMENT OF THE PLAN

                A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

                C. The Plan was adopted by the Board during ________ of 1998. On April __, 2001, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of shares of Common Stock available for issuance under the Plan and (b) to adopt a limit on the maximum number of shares of Common Stock with respect to which options, separately exercisable stock appreciation rights and direct stock issuances may be granted to any Participant in any calendar year to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Corporation.

        V. USE OF PROCEEDS

                Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        VI. REGULATORY APPROVALS

                A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

                B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

        VII. NO EMPLOYMENT/SERVICE RIGHTS

                Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

                The following definitions shall be in effect under the Plan:

                A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Two of the Plan.

                B. BOARD shall mean the Corporation's Board of Directors.

                C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

                        (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation;

                        (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

                        (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                D. CODE shall mean the Internal Revenue Code of 1986, as amended.

                E. COMMON STOCK shall mean the Corporation's common stock.

                F. CORPORATION shall mean Restoration Hardware, Inc., a Delaware corporation, and its successors.

                G. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

                H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

                I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

                J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

                L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

                M. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

                N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

                O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                        (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                        (ii) such individual's voluntary resignation following
        (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty
        (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

                P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

                Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

                R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

                S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

                T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                U. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

                V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                W. PLAN shall mean the Corporation's 1998 Stock Incentive Plan, as set forth in this document.

                X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

                Y. PLAN EFFECTIVE DATE shall mean April 19, 1998, the date on which the Board adopted the Plan.

                Z. PREDECESSOR PLAN shall mean the Corporation's 1995 Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

                AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

                BB. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under Article Three of the Plan.

                CC. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

                DD. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.

                EE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

                FF. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

                GG. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                HH. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under Article Four of the Stock Issuance Program.

                II. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

                JJ. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                KK. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

                LL. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

                MM. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                NN. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                OO. UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

                                                                         Annex C

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A AND SERIES B PREFERRED STOCK
                                       OF
                           RESTORATION HARDWARE, INC.

                Stephen Gordon and Walter Parks certify that:

        1. They are the Chief Executive Officer and Secretary, respectively, of Restoration Hardware, Inc., a Delaware corporation (the "Corporation").

        2. The Corporation has 5,000,000 shares of Preferred Stock authorized, none of which has been issued. The Board of Directors has by resolution designated (i) 28,037 shares of the undesignated Preferred Stock as "Series A Preferred Stock," none of which has been issued or is outstanding, and (ii) 21,217 shares of the undesignated Preferred Stock as "Series B Preferred Stock," none of which has been issued or is outstanding.

        3. Pursuant to the authority given to it by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

                "WHEREAS, the Certificate of Incorporation of the Corporation, as amended, provide for a class of shares known as the Preferred Stock, issuable from time to time in one or more series;

                WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon each wholly unissued series of the Preferred Stock, to fix the number of shares constituting each such series, and to determine the designation thereof; and

                WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to designate a series of the Preferred Stock as "Series A Preferred Stock" and another series of the Preferred Stock as "Series B Preferred Stock" and to designate the respective number of shares constituting each such series and to fix the respective rights, preferences, privileges and restrictions of each such series.

                NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby designates such new series of the Preferred Stock and the number of shares constituting each such series and fixes the respective rights, preferences, privileges and restrictions relating to each such series as follows:

        (A) Designation of Series. The Corporation shall have two series of Preferred Stock, designated as "Series A Preferred Stock" (the "Series A Preferred"), and "Series B Preferred Stock" (the "Series B Preferred").

        (B) Designation of Number of Shares in Each Series. The number of shares constituting the Series A Preferred shall be 28,037, and the number of shares constituting the Series B Preferred shall be 21,217, and the Corporation shall not issue (i) any additional shares of Series A Preferred after the Purchase Date (as defined in Section 3(C)(3)(d)(1)), except in connection with the conversion of shares of Series B Preferred into shares of Series A Preferred or
(ii) any additional shares of Series B Preferred, except as dividends on shares of Series B Preferred pursuant to Section 3(D)(1)(a).

        (C) Fixing the Rights, Preferences, Privileges and Restrictions of Series A Preferred. The following rights, preferences, privileges and restrictions are hereby granted to and imposed upon the Series A Preferred:

                1. DIVIDEND RIGHTS.

                        (a) The holders of the Series A Preferred shall be entitled to receive in any fiscal year, out of the funds legally available therefor, cash dividends accrued from the date of the original issuance of the first shares of Series A Preferred (no matter when such shares were actually issued) at the rate of $100 per share (adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares) per annum on each outstanding share of Series A Preferred, payable in preference and priority to any payment of any dividend on the Common Stock. Such dividends shall be payable when, as and if declared. Upon the exercise of the Corporation's redemption right set forth in Sections 3(b) and 7(a) and the determination of the liquidation preference set forth in
Section 2(a), the right to such dividends on the Series A Preferred shall be deemed to be cumulative, and the right to receive such dividends shall be deemed to have accrued to holders of the Series A Preferred notwithstanding the fact that dividends on such shares are not declared or paid in any prior year; provided, however, that the right to such dividends on the Series A Preferred shall not be deemed to be cumulative, and such right to receive such dividends shall not have been deemed to have accrued to holders of the Series A Preferred upon any conversion of the Series A Preferred on the terms and conditions set forth in this Certificate of Designation. Notwithstanding anything to the contrary contained herein, upon any conversion of the Series B Preferred into Series A Preferred on or before August 31, 2001, the shares of Series A Preferred issued pursuant to the conversion shall be deemed to have been issued as of the date of the first issuance of the Series A Preferred and shall have accrued dividends as of such date of first issuance of the Series A Preferred as otherwise provided for Series A Preferred herein.

                        (b) Except for any dividends to the holders of the Series B Preferred, this Corporation shall not pay or declare a dividend in any year, whether in cash or property, nor shall any other distribution be made in any year, on any Common Stock or any other security junior to the Series A Preferred, nor shall shares of any Common Stock or any other security junior to the Series A Preferred of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation in any year (except for acquisitions of Common Stock by the Corporation pursuant to existing agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation in an amount not to exceed $200,000 or otherwise approved by the Series A Directors (as defined in Section 4(b)) unless and until full dividends (set forth in Section 1(a) above) on the Series A Preferred shall have been declared and paid for such fiscal year. Upon full payment of the dividends to the Series A Preferred holders pursuant to Section 1(a) above, any further dividends, whether payable in cash or non-cash distribution, shall be payable pro rata to the holders of Series A Preferred and Common Stock on an as-converted basis.

                2. LIQUIDATION.

                        (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, or any other equity security other than Series B Preferred, by reason of their ownership thereof, an amount per share equal to the greater of: (A) Original Issue Price (as defined in Section 3(a)) (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up of the Corporation, payable in cash (except to the extent of dividends payable in kind accrued pursuant to Section 3(e)) or (B) the amount which such holder would have received assuming all shares of Series A Preferred had been converted into Common Stock at the then applicable Conversion Price immediately prior to the liquidation, dissolution or winding up of the Corporation. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

                        (b) REMAINING ASSETS. Upon the completion of the distribution required by Section 2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Junior Stock in accordance with the terms thereof.

                        (c) CERTAIN ACQUISITIONS.

                                (i) DEEMED LIQUIDATION. For purposes of this
Section 2, any holder of the Series A Preferred shall be entitled to designate that a liquidation, dissolution or winding up of the Corporation shall be deemed to have occurred with respect to its or his shares of Series A Preferred if (A) the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its property or business or (B) the Corporation shall merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or undergo a recapitalization or (C) the Corporation shall effect any other transaction, in the case of clauses (B) and (C), as a result of which the holders of outstanding voting stock of the Corporation immediately prior to the transaction cease to own a majority of the outstanding voting stock immediately following the transaction or (D) directors, including the Series A Directors (as defined in Section 4(b)) and the Chief Executive Officer of the Corporation, who, as of the original date of issuance of the Series A Preferred (all such directors collectively referred to herein as the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual who becomes a director after the date of the original issuance of the Series A Preferred whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board, or
(E) any person (other than the holders of the Series A Preferred) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding securities entitled to vote generally in the election of directors.

                                (ii) NOTICE OF TRANSACTION. The Corporation
shall give each holder of record of Series A Preferred written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than twenty
(20) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred that are entitled to such notice rights or similar notice rights and that represent at least two thirds (2/3) of the voting power of all then outstanding shares of the Series A Preferred.

                                (iii) EFFECT OF NONCOMPLIANCE. In the event the
requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of Series A Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(c)(ii) hereof.

                        (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Series A Preferred to convert such stock at any time and from time to time in accordance with Section 3.

                3. CONVERSION. The holders of Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

                        (a) HOLDERS' RIGHT TO CONVERT. Subject to Section 3(c), each share of the Series A Preferred shall be convertible, in whole or in part, at the option of the holder thereof, at any time or times after the date of issuance of such shares, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) One Thousand Dollars ($1,000) (the "Original Issue Price") (plus all declared and unpaid dividends) by (ii) the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial "Conversion Price" per share of Series A

Preferred shall be equal to Two Dollars ($2.00). Such initial Conversion Price shall be subject to adjustment as set forth in Section 3(d).

                        (b) CORPORATION'S RIGHT OF CONVERSION. At any time after the third anniversary of the date of the original issuance of the Series A Preferred, the Corporation may require, by written notice (the "Conversion Notice") to each holder of Series A Preferred, that such holders convert their shares of Series A Preferred into shares of Common Stock of the Corporation; provided that, the average of the closing prices per share of Common Stock of the Corporation on Nasdaq or a national securities exchange for the twenty (20) trading days ending three (3) business days preceding the date that the Corporation sent the Conversion Notice exceeds three times the then Conversion Price. Upon delivery of the Conversion Notice to the holders of Series A Preferred, the holders of Series A Preferred shall be deemed to have automatically exercised a demand right for the registration of such shares; provided, however, that although such demand registration shall not constitute an exercise of a demand registration right under Sections 2.2(a) and 2.2(c) of the Investor Rights Agreement among the holders of the Series A Preferred and the Corporation, such demand registration shall otherwise be on the terms and conditions of the Investor Rights Agreement. Notwithstanding anything to the contrary contained in the first sentence of this Section 3(b), if the holders of Series A Preferred do not receive a price per share for their stock equal to at least three times the then Conversion Price, the Conversion Notice shall have no further force or effect and the holders of the Series A Preferred Stock may elect to sell their shares in the registered offering required by their demand right or retain their shares of Series A Preferred. Any shares of Series A Preferred held by a holder who notifies the Corporation that it does not wish to be included in such demand registration within thirty (30) days of receipt of the Conversion Notice shall be automatically converted into shares of Common Stock at the close of business on the thirtieth (30th) day, unless it indicates it wants to be redeemed by the Corporation for an amount equal to the Original Issue Price plus accrued but unpaid dividends, in which case the Corporation shall effect such redemption.

                        (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a), the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                        (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred shall be adjusted from time to time as follows, unless such adjustment is specifically waived by the holder of at least two-thirds (2/3) of the outstanding shares of Series A Preferred:

                                (i) ISSUANCE OF ADDITIONAL STOCK BELOW
CONVERSION PRICE OR MARKET PRICE. If the Corporation shall issue, after the date upon which any of Series A Preferred were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the greater of (1) the Conversion Price for the Series A Preferred in effect immediately prior to the issuance of such Additional Stock or (2) the lesser of the last bid price or the last sale price for a share of the Corporation's Common Stock on the trading day preceding the date of issuance, then, the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such existing Conversion Price or market price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. Anything in this paragraph to the contrary notwithstanding, without prior approval of the Company's stockholders, the Series A Preferred shall not be convertible into more than 3,410,000 shares of Common Stock. Any adjustment which is not made as a result of the foregoing sentence shall be deferred and made retroactively at the time of such stockholder approval.

                                (A) DEFINITION OF "ADDITIONAL STOCK". For
                purposes of this Section 3(d)(i), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 3(d)(i)(D)) by the Corporation after the Purchase Date), other than:

                                        (1) Common Stock issued pursuant to a
                        transaction described in Section 3(d)(ii) hereof;

                                        (2) Shares of Common Stock, or options
                        or warrants to purchase Common Stock, not to exceed One Million shares of Common Stock, issuable or issued to employees, officers, consultants or directors of the Corporation for the primary purpose of soliciting or retaining their employment or services directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;

                                        (3) Shares of Common Stock issuable upon
                        exercise of warrants, options, notes or other rights to acquire securities of the Corporation outstanding as of the Purchase Date; and

                                        (4) Shares of Common Stock issued or
                        issuable upon conversion of the Series A Preferred.

                                (B) NO FRACTIONAL ADJUSTMENTS. No adjustment of
                the Conversion Price for the Series A Preferred shall be made in an amount less than one-tenth of a cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                                (C) DETERMINATION OF CONSIDERATION. In the case
                of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as mutually determined by the Board of Directors and the holders of a majority of the shares of the Series A Preferred; provided, however, that if the Board of Directors and such holders are unable to reach a mutual agreement on the fair value thereof, the Company shall select and retain an investment bank of national reputation, reasonably acceptable to such holders, to opine on such fair value of the property, which opinion shall be conclusive.

                                (D) DEEMED ISSUANCES OF COMMON STOCK. In the
                case of the issuance (whether before, on or after the Purchase
                Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this
                Section 3(d)(i):

                                        (1) The aggregate maximum number of
                        shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 3(d)(i)(C)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                        (2) The aggregate maximum number of
                        shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 3(d)(i)(C).

                                        (3) In the event of any change in the
                        number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                        (4) Upon the expiration of any such
                        options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                        (5) The number of shares of Common Stock
                        deemed issued and the consideration deemed paid therefor pursuant to Sections 3(d)(i)(E)(1) and 3(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3(d)(i)(E)(3) or 3(d)(i)(E)(4).

                                (E) NO INCREASED CONVERSION PRICE.
                Notwithstanding any other provisions of this Section 3(d)(i), except to the limited extent provided for in

                Sections 3(d)(i)(D)(3) and 3(d)(i)(D)(4), no adjustment of the Conversion Price pursuant to this Section 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                (ii) STOCK SPLITS AND DIVIDENDS. In the event
the Corporation should at any time or from time to time after the Purchase Date fix a record date, or shall otherwise cause, for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time.

                                (iii) REVERSE STOCK SPLITS. If the number of
shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                        (e) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3(d)(ii), then, in each such case for the purpose of this Section 3(e), the holders of Series A Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution, and such distributions (to the extent such distributions have previously not been paid to the holders of the shares of Series A Preferred) shall be deemed to be accrued dividends for shares of the Series A Preferred.

                        (f) RECAPITALIZATIONS AND MERGERS. If at any time or from time to time there shall be a recapitalization of the Common Stock or a merger or sale of assets transaction (other than a subdivision or combination provided for elsewhere in this Section 3) provision shall be made so that the holders of Series A Preferred shall thereafter be entitled to receive upon conversion of such Series A Preferred the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, merger or sale transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of such Series A Preferred after the recapitalization, merger or sale transaction to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                        (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred against impairment.

                        (h) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                                (i) No fractional shares shall be issued upon
the conversion of any share or shares of Series A Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of the Series A Preferred pursuant to this
Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred.

                        (i) NOTICES OF RECORD DATE AND EXTRAORDINARY
TRANSACTIONS. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or in the event of a proposed liquidation, recapitalization, merger or sale involving the Corporation, the Corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the record date or date of the proposed transaction, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or the nature of the proposed transaction and the proposed date of consummation of such transaction.

                        (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, in addition to such other remedies as shall be available to the holder of Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                        (k) NOTICES. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its, his or her address appearing on the books of the Corporation.

                4. VOTING RIGHTS.

                        (a) GENERALLY. The holder of each share of Series A Preferred shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis shall be rounded to the nearest whole number (with one-half being rounded upward).

                        (b) RIGHT TO ELECT DIRECTORS. The Board of Directors of the Corporation shall consist of nine (9) members. So long as the holders of Series A Preferred and their respective affiliates hold, in the aggregate, fifty percent (50%) or more of the shares of Series A Preferred originally issued to such holders, the holders of Series A Preferred shall be entitled, voting together as a separate class, to elect two (2) directors of this Corporation (the "Series A Directors"); provided, however, that, except as provided below in this Section 4(b), if the holders of Series A Preferred and their respective affiliates hold, in the aggregate, twenty-five percent (25%) or more but less than fifty percent (50%) of the shares of Series A Preferred originally issued to such holders, the holders of Series A Preferred shall be entitled, voting together as a separate class, to elect only one (1) Series A Director; provided, further, that if the holders of Series A Preferred and their respective affiliates hold, in the aggregate, less than twenty-five percent (25%) of the shares of Series A Preferred originally issued to such holders or such equivalent number of shares of Common Stock issued upon any conversion of such Series

A Preferred, or if more than fifty percent (50%) of the shares of Series A Preferred originally issued on the Purchase Date or such equivalent number of shares of Common Stock issued upon any conversion of such Series A Preferred are transferred to a Competitor of the Corporation, such holders of Series A Preferred shall not be entitled to elect any Series A Directors. For purposes of this Section 4(b), "Competitor of the Corporation" shall mean (a) a retail company (including without limitation, a subsidiary or business unit of a company, which subsidiary or business unit has more than $50,000,000 in revenues), where an aggregate of 25% or more of its revenue (including revenue of any subsidiary or business unit) is derived from the home furnishings business, including without limitation, lighting, floor covering, furniture, hardware and tools, or hard goods business or (b) a manufacturer, supplier or other vendor that has a material vendor relationship with the Company. The holders of the Series A Preferred and the Common Stock, voting together as a single class, shall be entitled to elect the remaining directors of this Corporation (the "At Large Directors"). Notwithstanding the foregoing, (i) as long as Palladin Capital Group, Inc. and its affiliates (collectively, "Palladin") continue to hold at least fifty percent (50%) of the shares of Series A Preferred originally issued to Palladin or such equivalent number of shares of Common Stock upon any conversion of such Series A Preferred, the Corporation shall cause a Palladin designee to be nominated as a Series A Director, and the Corporation shall use its best efforts to cause the election of a Palladin designee to the Board of Directors and (ii) as long as Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP (collectively, "Reservoir") continue to hold at least fifty percent (50%) of the shares of Series A Preferred originally issued to Reservoir or such equivalent number of shares of Common Stock upon any conversion of such Series A Preferred, the Corporation shall cause a Reservoir designee to be nominated as a Series A Director, and the Corporation shall use its best efforts to cause the election of a Reservoir designee to the Board of Directors. At least one of the Series A Directors shall be entitled to serve on all committees of the Board of Directors of the Corporation. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of a class and/or series as aforesaid, such vacancy shall be filled by the remaining director or directors elected by that class and/or series, if any, or if no such director remains, by the affirmative vote of the holders of the applicable class and/or series as provided above. A director elected by a particular class of stock as set forth above may only be removed by the vote of the holders of a majority of the shares of the class or series entitled to elect such director.

                5. PROTECTIVE PROVISIONS.

                The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a two-thirds (2/3) of the then outstanding shares of the Series A Preferred, voting together as a single class, including by way of merger (except any merger, consolidation, acquisition or similar transaction, or series of transactions, to which the provisos in sub-Section (h) below shall apply):

                        (a) Alter or change the Corporation's Certificate of Incorporation, as amended to date, so as to affect the rights, preferences or privileges of the Series A Preferred;

                        (b) Create or issue any new class of shares having a preference senior to or on a parity with the Series A Preferred;

                        (c) Reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Preferred;

                        (d) Alter or change the Corporation's Bylaws;

                        (e) Effect any redemption or repurchase of any capital stock or options of the Corporation;

                        (f) Declare or pay any dividend or other distribution on any shares of Common Stock, all other existing or future classes or series of Preferred Stock (other than the Series B Preferred), or parity stock;

                        (g) Enter into a transaction with an officer or director of the Corporation, a holder of five percent (5%) or greater of the Corporation's outstanding shares of Common Stock and Common Stock equivalents, a holder of the Corporation's Preferred Stock, or their respective affiliates (collectively, "Corporation Affiliates") valued in excess of Two Hundred and Fifty Thousand Dollars ($250,000);

                        (h) Enter into a transaction resulting in a merger, consolidation, acquisition or similar transaction, or series of transactions, of the Corporation with one or more other corporations in which stockholders of the Corporation prior to such transaction, or series of transactions, would hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation immediately after such transaction, or series of transactions; provided, however, that this Section 5(h) shall not apply to any transaction in which the holders of the Series A Preferred receive in cash or in cash equivalents (including without limitation, freely tradeable securities reasonably acceptable to the holders of the Series A Preferred, valued on the basis of net proceeds to the holders thereof on a sale of such securities), and the holders of Common Stock will receive consideration at least three (3) times the then current Conversion Price per share; provided, further, that in the case of cash equivalents, the value of the property shall be mutually agreed by the Company and the holders of the Series A Preferred, and if the Company and such holders are unable to mutually agree, they shall jointly select and retain an investment banking firm of national reputation to opine on the value of the property to be received, which opinion shall be conclusive;

                        (i) Enter into a transaction that results in the sale of all or substantially all of the Corporation's assets; provided, however, that this Section 5(i) shall not apply to any transaction in which the holders of the Series A Preferred receive in cash or in cash equivalents, and the holders of Common Stock will receive consideration at least three (3) times the then current Conversion Price per share; provided, further, that in the case of cash equivalents (including, without limitation, freely tradable securities reasonably acceptable to the holders of two-thirds (2/3) of the Series A Preferred, valued on the basis of net proceeds to the holders thereof on a sale of such securities), the value of the property shall be mutually agreed by the Company and the holders of the Series A Preferred, and if the Company and such holders are unable to mutually agree, they shall jointly select and retain an investment banking firm of national reputation to opine on the value of the property to be received, which opinion shall be conclusive;

                        (j) Increase the authorized number of Preferred Stock or issue any additional shares of Preferred Stock; or

                        (k) Increase or decrease the authorized number of directors of the Corporation;

                provided, however, that with respect to matters set forth in
Section 5(d) through 5(k) above, such approval of the holders of the shares of the Series A Preferred shall not be required if less than twenty percent (20%) of the shares of the Series A Preferred originally issued by the Corporation remain outstanding.

                6. STATUS OF REDEEMED, REPURCHASED OR CONVERTED STOCK. In the event any shares of Preferred Stock shall be redeemed, repurchased or converted into shares of Common Stock, the shares so redeemed, repurchased or converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                7. REDEMPTION.

                        (a) Redemption at Option of Corporation. At any time and from time to time after the fifth anniversary of the date of the original issuance of the Series A Preferred, the Corporation may redeem some or all of the outstanding shares of Series A Preferred out of funds legally available therefor, in accordance with the provisions contained in this Section 7(a). If less than all of the shares are capable of being redeemed, then such shares shall be redeemed on a pro rata basis, based on the number of shares of Series A Preferred outstanding.

                        (b) Redemption Price. The price at which each share of Series A Preferred shall be redeemed shall be equal to the greater of (i) the average of the closing prices per share of Common Stock of the Corporation for the twenty (20) trading days ending three (3) business days preceding the date that the Corporation sent the Redemption Notice (as defined in sub-Section (c)) or (ii) the Original Issue Price plus all accrued and unpaid dividends (the "Series A Redemption Price").

                        (c) Exercise of Option to Redeem. If the Corporation elects to exercise its option to redeem some or all of the outstanding shares of Series A Preferred pursuant to this Section 7, the Corporation must deliver written notice thereof of such election to each holder of Series A Preferred (a "Redemption Notice") at least thirty (30) days prior to the date of redemption; provided, further, that any holder of shares of Series A Preferred shall have the right to convert its shares of Series A Preferred in accordance with the terms and conditions set forth in Section 3 above following its receipt of the Redemption Notice. Holders of shares of Series A Preferred will be required to present and surrender the certificate or certificates representing shares to be redeemed on the date that the Corporation set for redemption in the Redemption Notice (duly endorsed for transfer) to the Corporation at the principal executive offices of the Corporation. The Corporation shall pay the Series A Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates so surrendered. If the number of shares represented by the certificate or certificates surrendered shall exceed the number of shares to be redeemed, the Corporation shall issue and deliver on the redemption date of the Series A Preferred to the person entitled thereto a certificate or certificates representing the unredeemed balance of such shares. If the Corporation elects to exercise its option to redeem some but not all of the outstanding shares of Series A Preferred pursuant to this Section 7, the Corporation shall redeem the shares of Series A Preferred ratably on the basis of the number of shares of Series A Preferred held by each such holder to be redeemed.

                        (d) Effect of Redemption. From and after each Series A Preferred redemption date, unless the Corporation shall default in providing for the payment of the Series A Redemption Price, all dividends (if any) shall cease to accrue with respect to the shares to be redeemed on such Series A Preferred redemption date pursuant to this Section 7, and all rights of the holders of any shares subject to redemption on such Series A Preferred redemption date as stockholders of the Corporation, except the right to receive the Series A Redemption Price shall cease and terminate. Any shares of Series A Preferred that are redeemed by the Corporation shall be retired and shall not be reissued (it being understood that if notes have been issued to evidence such redemption obligations, redemption does not occur until such notes and any interest thereon have been paid in full).

        (D) Fixing the Rights, Preferences, Privileges and Restrictions of Series B Preferred. The following rights, preferences, privileges and restrictions are hereby granted to and imposed upon the Series B Preferred:

                1. DIVIDEND RIGHTS.

                        (a) The holders of the Series B Preferred shall be entitled to receive on each March 15 and September 15, commencing on September 15, 2001, out of the funds legally available therefor, cash dividends (or in additional shares of newly issued Series B Preferred if the Corporation's lenders do not consent to cash dividends valued at $1,000 per share) at the rate of $200 per share (adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares) per annum on each outstanding share of Series B Preferred commencing from the date of the original issuance of the Series B Preferred, payable in preference and priority to any payment of any dividend on the Common Stock, Series A Preferred and any other equity securities of the Corporation. The right to such dividends on the Series B Preferred shall be cumulative, and the right to receive such dividends shall accrue to holders of the Series B Preferred even if dividends on such shares are not declared or paid in any prior year.

                        (b) This Corporation shall not pay or declare a dividend in any year, whether in cash or property, nor shall any other distribution be made in any year, on any Common Stock or Series A Preferred or any other equity securities of the Corporation, nor shall shares of any Common Stock or Series A Preferred or any other equity securities of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation in any year unless and until full dividends (set forth in Section 1(a) above) on the Series B Preferred shall have been declared and paid for such fiscal year.

                2. LIQUIDATION.

                        (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or the Series A Preferred by reason of their ownership thereof, an amount per share equal to the original purchase price of the Series B Preferred (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all accrued and unpaid dividends thereon to the date of liquidation. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

                        (b) REMAINING ASSETS. Upon the completion of the distribution required by Section 2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed first among the holders of Series A Preferred in accordance with Section 3(C)(2)(a), and then to holders of Junior Stock, in accordance with the terms thereof).

                        (c) CERTAIN ACQUISITIONS.

                                (i) Deemed Liquidation. For purposes of this
Section 2, any holder of the Series B Preferred shall be entitled to designate that a liquidation, dissolution or winding up of the Corporation shall be deemed to have occurred with respect to its or his shares of Series B Preferred if the Corporation shall (A) sell, convey, or otherwise dispose of all or substantially all of its property or business or (B) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or undergo a recapitalization or (C) effect any other transaction, in the case of clauses (B) and (C), as a result of which the holders of outstanding voting stock of the Corporation immediately prior to the transaction cease to own a majority of the outstanding voting stock immediately following the transaction or (D) directors who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual who becomes a director after the date of the original issuance of the Series A Preferred whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Corporation's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board and the Series A Directors, or (E) any person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding securities entitled to vote generally in the election of directors.

                                (ii) NOTICE OF TRANSACTION. The Corporation
shall give each holder of record of Series B Preferred written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than twenty
(20) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of the Series B Preferred.

                                (iii) EFFECT OF NONCOMPLIANCE. In the event the
requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of Series B Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(c)(ii) hereof.

                        (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Series B Preferred to convert such stock at any time and from time to time in accordance with Section 3.

                3. CONVERSION.

                        (a) AUTOMATIC CONVERSION. The Series B Preferred shall not be convertible into Common Stock. All shares of Series B Preferred Stock shall automatically be converted into shares of Series A Preferred on the date of receipt of the requisite approval of such conversion by stockholders of the Corporation, and each share of the Series B Preferred shall be converted automatically at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable shares of Series A Preferred. Such conversion shall be deemed to have taken place on the original date of issuance of the Series A Preferred, and the person or persons entitled to receive the shares of Series A Preferred issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Preferred as of such date.

                        (b) MECHANICS OF CONVERSION. Upon any conversion of the shares of Series B Preferred into shares of Series A Preferred pursuant to
Section 3(a), the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall state the name or names in which the certificate or certificates for shares of Series A Preferred are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B

Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Series A Preferred to which such holder shall be entitled as aforesaid.

                  4. VOTING RIGHTS. Except as specifically provided in Section 5, the holder of each share of Series B Preferred shall not have the right to vote.

                  5. PROTECTIVE PROVISIONS.

                  The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of the Series B Preferred, voting together as a single class, including by way of merger:

                        (a) Alter or change the Corporation's Certificate of Incorporation, as amended to date, so as to affect the rights, preferences or privileges of the Series B Preferred;

                        (b) Create or issue any new class of shares having a preference senior to or on a parity with the Series B Preferred;

                        (c) Reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series B Preferred;

                        (d) Declare or pay any dividend or other distribution on any shares of Common Stock, all other existing or future classes or series of Preferred Stock, other than Series A Preferred, or parity stock;

                        (e) Enter into a transaction resulting in a merger, consolidation, acquisition or similar transaction, or series of transaction, of the Corporation with one or more other corporations in which stockholders of the Corporation prior to such transaction, or series of transactions, would hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation immediately after such transaction, or series of transaction;

                        (f) Enter into a transaction that results in the sale of all or substantially all of the Corporation's assets; or

                        (g) Take any action relating to the liquidation or dissolution of the Corporation.

                  6. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Preferred Stock shall be redeemed or converted into shares of Common Stock, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                  7. REDEMPTION.

                        (a) Mandatory Redemption. On June 30, 2006, the Company shall redeem any outstanding shares of Series B Preferred.

                        (b) Redemption at Option of Holders. At any time and from time to time after the third anniversary of the date of the original issuance of the Series B Preferred, each holder thereof may elect to require the Corporation to redeem some or all of its outstanding shares of Series B Preferred out of funds legally available therefor, in accordance with the provisions contained in this Section 7.

                        (c) Redemption at Option of Corporation. At any time and from time to time after the third anniversary of the date of the original issuance of the Series B Preferred, the Corporation may redeem some or all of the outstanding shares of Series B Preferred out of funds legally available therefor, in accordance with the provisions contained in this Section 7.

                        (d) Redemption Price. The price at which each share of Series B Preferred shall be redeemed shall be cash equal to the original purchase price of such Series B Preferred plus all accrued and unpaid dividends as of the date of redemption (the "Series B Redemption Price").

                        (e) Exercise of Option to Redeem. If any holder of Series B Preferred elects its option to require the Corporation to redeem its Series B Preferred pursuant to this Section 7, such holder must deliver written notice thereof of such election to the Corporation at least thirty (30) days prior to the date of redemption. If the Corporation elects to exercise its option to redeem some or all of the outstanding shares of Series B Preferred pursuant to this Section 7, the Corporation must deliver written notice thereof of such election to each holder of Series B Preferred (a "Series B Redemption Notice") at least thirty (30) days prior to the date of redemption. Holders of shares of Series B Preferred will be required to present and surrender the certificate or certificates representing shares to be redeemed on the date that the Corporation or the holder, as appropriate, set for redemption in the applicable redemption notice (duly endorsed for transfer) to the Corporation at the principal executive offices of the Corporation. The Corporation shall pay the Series B Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates so surrendered. If the number of shares represented by the certificate or certificates surrendered shall exceed the number of shares to be redeemed, the Corporation shall issue and deliver on the redemption date of the Series B Preferred to the person entitled thereto a certificate or certificates representing the unredeemed balance of such shares. If the Corporation elects to exercise its option to redeem some but not all of the outstanding shares of Series B Preferred pursuant to this Section 7, the Corporation shall redeem the shares of Series B Preferred ratably on the basis of the number of shares of Series B Preferred held by each such holder to be redeemed.

                        (f) Effect of Redemption. From and after each Series B Preferred redemption date, unless the Corporation shall default in providing for the payment of the Series B Redemption Price, all dividends (if any) shall cease to accrue with respect to the shares to be redeemed on such Series B Preferred redemption date pursuant to this Section 7, and all rights of the holders of any shares subject to redemption on such Series B Preferred redemption date as stockholders of the Corporation, except the right to receive the Series B Redemption Price shall cease and terminate. Any shares of Series B Preferred that are redeemed by the Corporation shall be retired and shall not be reissued.

                                    ARTICLE V

         The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                                   ARTICLE VI

         Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                   ARTICLE VII

         A. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

         C. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII

         To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

                                      * * *

         The undersigned, declare under penalty of perjury under the laws of the State of Delaware that the matters set out in the foregoing Certificate are true of their own knowledge and that the foregoing Certificate has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the General Corporations Law of the State of Delaware.

         Executed at Corte Madera, California, on March 21, 2001.



                                         /s/ Stephen Gordon
                                         ---------------------------------------
                                         Stephen Gordon, Chief Executive Officer


                                         /s/ Walter Parks
                                         ---------------------------------------
                                         Walter Parks, Secretary

                                                                         Annex D


                 [LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]


March 16, 2001



Board of Directors
Restoration Hardware, Inc.
15 Koch Road, Suite J
Corte Madera, CA  94925

Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to Restoration Hardware, Inc. (the "Company") of the consideration to be received by the Company in connection with the sale (the "Sale") by the Company to the investors (the "Investors") named in the Series A and B Preferred Stock Purchase Agreement, to be dated as of March 21, 2001 (the "Purchase Agreement'), by and among the Company and the Investors, of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock") pursuant to the terms of the Purchase Agreement, the Investor Rights Agreement, to be dated as of March 21, 2001, by and among the Company and the Investors, and the Certificate of Designation of Series A and Series B Preferred Stock of Restoration Hardware, Inc. (collectively, the "Agreements"). The Purchase Agreement provides that the Company will receive $15.0 million in cash upon issuance of 6,820 shares of Series A Preferred Stock and 8,180 shares of Series B Preferred Stock (collectively, the "Preferred Shares"). The terms and conditions of the Sale of the Preferred Shares are more fully set forth in the Agreements.

For purposes of the opinion set forth herein, we have:

        (i) reviewed certain publicly available financial statements and other historical business and financial information of the Company;

        (ii) reviewed certain internal historical financial statements and other historical financial and operating data concerning the Company prepared by the management of the Company;

        (iii) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

Board of Directors
March 16, 2001
Page 2


        (iv) compared the financial performance of the Company and the prices and trading activity of the Company's common stock with that of certain publicly traded companies we deemed relevant;

        (v) compared certain terms of the Sale and the Preferred Stock to terms, to the extent publicly available, of certain private investments in public equity securities transactions we deemed relevant and the securities issued therein;

        (vi) participated in discussions and negotiations among representatives of the Company and the Purchasers and their financial and legal advisors;

        (vii) reviewed the March 13 drafts of the Agreements and certain related documents;

        (viii) reviewed the financial forecasts, including information relating to the anticipated cash flows and credit availability, prepared by management of the Company assuming no placement of Preferred Stock or other equity securities (the "Standalone Prospective Financial Information");

        (ix) reviewed the forecasted capital structure of the Company and the financial forecasts prepared by management of the Company assuming the placement of the Preferred Stock (together with the Standalone Prospective Financial Information, the "Prospective Financial Information");

        (x) reviewed the term sheets of the 6th Amended and Restated Loan and Security Agreement, dated as of September 27, 2000 (the "Existing Debt") and the proposed term sheet dated March 14, 2001 provided by the bank lenders amending the terms of the Existing Debt in conjunction with the Sale; and

        (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

In our review and analysis and in formulating our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with or reviewed by us for the purposes of this opinion. With respect to the Prospective Financial Information, we have assumed and relied without independent verification upon the reasonableness and accuracy of the Prospective Financial Information provided to us and that such Prospective Financial Information has been reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such Prospective Financial Information or the assumptions upon which it is based. We have not reviewed any of the books and records of the Company, assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or made any independent valuation or appraisal of the assets or liabilities of the Company. We have also

Board of Directors
March 16, 2001
Page 3

assumed that obtaining all regulatory and other approvals and third party consents required for the consummation of the transactions contemplated by the Agreements will not have a material effect on the Company, and we have assumed that the transactions described in the Agreements will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto, including, without limitation, the condition regarding the employment by the Company of one of the Investors as Chief Executive Officer. We have assumed that the final forms of the Agreements are substantially identical to the March 13 drafts of the Agreements reviewed by us and that nevertheless any changes contained in the final forms of the Agreements are not materially adverse to the Company.

We have acted as sole financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, which is contingent upon the closing of the Sale. In the past, Banc of America Securities LLC or its affiliates have provided financial advisory and financing services for the Company, and have received fees for the rendering of these services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account or for the accounts of customers, and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the sale of the Preferred Stock and is not on behalf of, and shall not confer rights or remedies upon, any person other than the Board of Directors. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. Our opinion is necessarily based on economic, market and other conditions and circumstances as in effect on, and the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, BAS expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Agreements.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the Company in connection with the Sale of the Preferred Shares pursuant to the Agreements is fair from a financial point of view to the Company.

Very truly yours,

                           RESTORATION HARDWARE, INC.

                                      PROXY

                     Annual Meeting of Stockholders, July 11, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RESTORATION
                                 HARDWARE, INC.

         The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 11, 2001, the proxy statement and all other proxy materials and appoints [STEPHEN J. GORDON AND GARY G. FRIEDMAN], and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock and Series A preferred stock (on an as converted to common stock basis) of Restoration Hardware which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 11, 2001, at 1:00 p.m. Pacific Daylight Savings Time at Paradise Park located at 3450 Paradise Drive, Tiburon, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

         Our board of directors recommends a vote "FOR" the director nominees listed below and a vote "FOR" each of the proposals. This proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS LISTED BELOW.

1. Election of directors to serve for a three-year term ending in the year 2004 or until their successors are duly elected and qualified;


         [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for
             (except as indicated)                all nominees listed below

         If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

                Stephen J. Gordon
                Gary G. Friedman

2. Approve an amendment and restatement of our 1998 stock incentive plan to increase the number of shares of our common stock authorized for issuance thereunder by [_____________] shares, and, in accordance with
         Section 162(m) of the Internal Revenue Code, to limit the number of shares issuable under the plan to any individual participant to one million shares or, with respect to any new hire, one and a half million shares during such participant's first year of employment:


         [ ]  FOR               [ ]  AGAINST       [ ]  ABSTAIN

3(A). Approve the weighted-average antidilution feature of our Series A preferred stock and any issuance of our common stock as a result of the application of such antidilution feature:



         [ ]  FOR               [ ]  AGAINST       [ ]  ABSTAIN


3(B). Approve the conversion features of our Series B preferred stock into Series A preferred stock and any issuance of our common stock as a result of the application of such conversion features:



         [ ]  FOR               [ ]  AGAINST       [ ]  ABSTAIN


4. Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending February 2, 2002:



         [ ]  FOR               [ ]  AGAINST       [ ]  ABSTAIN

                                    Signature

             Sign exactly as your name(s) appear on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------                --------------------------------
Signature

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Title (if applicable)                       Title (if applicable)

----------------------------                --------------------------------
Print Name                                  Print Name

----------------------------                --------------------------------
Date